______________________________________________________________________

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549
                                    __________

                                   SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of 1934
                                    __________

        Filed by the Registrant [ X ]
        Filed by a Party other than the Registrant [    ]
        Check the appropriate box:
             [ x   ]    Preliminary Proxy Statement
             [    ]    Definitive Proxy Statement
             [    ]    Definitive Additional Materials
             [    ]    Soliciting Material Pursuant to Rule 14a-11(c) or
                       Rule 14a-12

                                 HOLOMETRIX, INC.
                 (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement, if Other than the
        Registrant)

        Payment of Filing Fee (Check Appropriate Box)
             [ X ]     No fee required.
             [   ]     Fee computed on table below per Exchange Act Rules
                       14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)   Proposed maximum aggregate value of transaction:

                  5)   Total fee paid:
             [    ]    Fee paid previously with preliminary materials.
             [    ]    Check box if any part of the fee is offset as
                       provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.




                       1)   Amount Previously Paid:
                       2)   Form, Schedule or Registration Statement No.:
                       3)   Filing Party:
                       4)   Date Filed:
        _______________________________________________________________________









                                     HOLOMETRIX, INC.
                   25 Wiggins Avenue, Bedford, Massachusetts 01730-2323

                         NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 To Be Held On December 30, 1997

              Notice is hereby given that a Special Meeting of Stockholders of Holometrix, Inc. (the "Company" or "Holometrix") will be held on Tuesday, December 30, 1997, at 10:00 a.m. at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts, to consider and act upon the following matters:

              1. To consider and act upon an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, $.01 par value, from 30,000,000 to 100,000,000 shares.

              2. To consider and act upon an amendment to the Company's Certificate of Incorporation, as amended, effective following the reorganization of the Company, Tytronics Incorporated ("Tytronics") and National Metal Refining Company ("Nametre") described in the accompanying Proxy Statement, providing (a) for a reduction in the number of authorized shares of Common Stock of the Company from 100,000,000 shares to 2,000,000 shares with $.50 par value (such new shares of Common Stock to be referred to herein as the "New Common Stock"); and (b) for a 50 to 1 reverse stock split of the Company's Common Stock (items (a) and (b) will be considered one proposal and will be referred to herein as the "Reverse Stock Split"), all as described more fully in the accompanying Proxy Statement.

              3. To consider and act upon an amendment to the Company's Certificate of Incorporation, as amended, to change the name of the Company from Holometrix, Inc. to Metrisa, Inc.

              4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

              Stockholders of record of the Company as of the close of business on November ___, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof. The text of the proposed Amendments to the Company's Certificate of Incorporation are set forth in Exhibit A to the accompanying Proxy Statement. Stockholders of the Company who dissent with respect to the matters to be acted upon at the Special Meeting of Stockholders are not entitled to dissenters or appraisal rights with respect to their shares under Delaware law.

              All stockholders are cordially invited to attend the meeting.

                                       By Order of the Board of Directors



                                       David J. Brown, Secretary




         Bedford, Massachusetts
         December 8, 1997

              WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.















































                                                   - 2 -





                                   HOLOMETRIX, INC.
                 25 Wiggins Avenue, Bedford, Massachusetts 01730-2323

                                    PROXY STATEMENT
                                          for
             Special Meeting of Stockholders to be held December 30, 1997

              A Special Meeting of Stockholders of Holometrix, Inc., a Delaware corporation (the "Company" or "Holometrix"), will be held Tuesday, December 30, 1997, for the purposes set forth in the accompanying Notice of Special Meeting. This statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about December 8, 1997. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Company, by executing a later dated proxy or by appearing and voting at the meeting.

              At the Special Meeting, action is to be taken on (a) the amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of authorized Common Stock from 30,000,000 to 100,000,000 shares, (b) an amendment to the Company's Certificate of Incorporation, as amended, effective following the reorganization (the "Reorganization") of the Company, Tytronics Incorporated ("Tytronics") and National Metal Refining Company ("Nametre") described in this Proxy Statement, providing (i) for a reduction in the number of authorized shares of Common Stock for the Company from 100,000,000 shares to 2,000,000 shares with $.50 par value (such new shares of Common Stock to be referred to herein as the "New Common Stock"); and (ii) for a 50 to 1 reverse stock split of the Company's Common Stock (items (i) and (ii) will be considered one proposal and will be referred to herein as the "Reverse Stock Split"); (c) the amendment to the Company's Certificate of Incorporation, as amended, to change the name of the Company from Holometrix, Inc. to Metrisa, Inc.; and (d) the transaction of such other business as may properly come before the meeting. The text of the proposed Amendments to the Company's Certificate of Incorporation are set forth in Exhibit A to this Proxy Statement.


           All shares represented at the meeting by proxies in the accompanying form will be voted provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the amendments of the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock, to effect the Reverse Stock Split and to change the name of the Company to Metrisa, Inc.

              The Company will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to




         their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

              If the amendments to the Company's Certificate of Incorporation are approved, the Company intends to enter into a reorganization (the "Reorganization") pursuant to which Tytronics and Nametre will be merged into Holometrix Acquisition Corp. ("Holometrix Acquisition"), a Delaware corporation and the wholly owned subsidiary of the Company, with the result that Holometrix Acquisition will be the surviving entity. Following the Reorganization, Holometrix Acquisition will be merged into the Company. In connection with the Reorganization, each issued and outstanding share of Tytronics Preferred Stock and Common Stock will be exchanged for 254.542 and 231.402 shares, respectively, of the Common Stock of Holometrix (rounded up to the nearest whole share), for a total of approximately 39,000,000 shares of Holometrix Common Stock. In addition, each issued and outstanding share of Nametre Common Stock, currently, approximately 76,000 shares (excluding shares owned by Holometrix) will be exchanged for 79.807 shares of Holometrix Common Stock (rounded up to the nearest whole share) for a total of approximately 6,065,000 shares. Based on the value of the equity of the Company, Tytronics and Nametre determined by the Company's financial advisor, Fechtor, Detwiler & Co., Inc. ("Fechtor Detwiler"), the aggregate value of the shares of the Company's Common Stock to be exchanged in connection with the Reorganization will be approximately $4,680,000. In addition, based on the Fechtor Detwiler valuation, the value of the Company's Common Stock is currently $.082 per share, the value of Tytronics Common Stock and Preferred Stock is $24.44 per share (assuming the conversion of all Preferred Stock to Common Stock), and the value of Nametre Common Stock is $7.31 per share. The exchange ratios and the aggregate values of the shares of Holometrix Common Stock to be exchanged in connection with the Reorganization will change if Fechtor Detwiler determines there has been a material change in the valuation of the Company, Tytronics or Nametre during the period from the initial valuation to the date immediately preceding the special meeting of stockholders of the Company. See "Proposed Reorganization - Valuation and Opinion". The Company's officers, directors and affiliates will receive certain benefits resulting from the conversion of their ownership interests in Tytronics and Nametre into shares of the Company's Common Stock if the proposal to increase the Company's authorized capital stock is approved. In addition, the Company's stockholders will experience ownership dilution as a result of the Reorganization. See "Effects of the Reorganization on the Company's Unaffiliated Stockholders" and "Interests of Officers and Directors in Connection with the Reorganization".

                                     VOTING RIGHTS

              The Board of Directors has fixed November ___, 1997 as the record date for determination of stockholders entitled to vote at the Special Meeting. At the close of business on November ___, 1997 there were outstanding and entitled to vote 23,849,378 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock entitled to vote will





         constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is required for the approval of the amendments of the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock, to effect the Reverse Stock Split and to change the name of the Company. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting, however, an abstention from voting or a broker non-vote has no effect on the votes to amend the Company's Certificate of Incorporation, as amended or to adopt the Reverse Stock Split. Stockholders of the Company who dissent with respect to the matters to be acted upon at the Special Meeting of stockholders are not entitled to dissenters or appraisal rights with respect to their shares under Delaware law. Holders of the Company's Common Stock are not entitled to pre-emptive rights. The stockholders of the Company should also be aware that the Company is not required to seek stockholder approval for the Reorganization under Delaware law.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of November 1, 1997, to the knowledge of the Company, the ownership of the Company's 23,849,378 outstanding shares of Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) each of the Company's Directors and executive officers, and (iii) all Directors and officers as a group. Except as otherwise indicated, to the knowledge of the Company, the stockholders listed below have sole voting and investment power with respect to the shares indicated.

         Name and Address                   Number of Shares
         Percentage
         of Beneficial Owner                Beneficially Owned
         of Class1

         Tytronics Incorporated2                 17,060,244
           69.9%
         25 Wiggins Avenue
         Bedford, MA 01730-2323

         Bantam Group, Inc.3                 1,435,000                  6.0%
         50 Bay Colony Drive
         Westwood, MA 02090

         John E. Wolfe                         200,0004                  *

         Richard Mannello                           300,0004
             *

         Joaquim S. S. Ribeiro                      150,0004
             *





         Salvatore J. Vinciguerra                   150,0004
             *

         All Officers and Directors                    2,235,000
                 9.4%
         as a group (5 persons)

              *Less than 1%
         ______________________________

         1    Pursuant to the rules of the Securities and Exchange
         Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of this statement pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

         2    Includes warrants exercisable by Tytronics Incorporated to purchase 550,000 shares of the Company's Common Stock at an exercise price of $.10 per share. Joseph J. Caruso and John E. Wolfe, Directors of the Company are also Directors of Tytronics
         Incorporated.

         3    Joseph J. Caruso, a Director of the Company, is also President of Bantam Group, Inc., and has sole voting and investment power with respect to the 1,435,000 shares of Common Stock owned by Bantam Group, Inc.

         4    Issuable upon the exercise of currently outstanding stock
         options.


         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. All requirements for officers and directors of the Company to file Section 16(a) reports have been met for the fiscal year ended September 30, 1996. The information set forth above is based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons.

         AMENDMENT OF COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (PROPOSAL 1)

         The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to increase the authorized number of shares of Common Stock from 30,000,000 to 100,000,000 shares. The Board recommends that the stockholders approve the amendment to the Company's Certificate of Incorporation, as amended (the "Charter") to effect the proposed increase. The purposes of the





         amendment are: (1) to authorize additional shares of Common Stock that can be issued in exchange for the currently outstanding shares of Common Stock and Preferred Stock of Tytronics Incorporated, a Massachusetts corporation ("Tytronics"), and National Metal Refining Company, a New Jersey corporation ("Nametre"), in connection with the Reorganization (described below); and (2) to authorize additional shares of Common Stock for issuance upon exercise of current and future employee stock options and for other corporate purposes.

         PROPOSED REORGANIZATION

         Events Leading Up To The Reorganization

         During fiscal 1992 and 1993, the Company sustained significant losses with resultant cash flow problems. In fiscal 1993, the Company received $220,000 in the form of a 10% demand subordinated note from two former stockholders. Commencing in fiscal 1993, the Company made a decision to begin exploring strategic relationships with other companies as a means of achieving corporate stability.
         In connection with this decision, the Company entered into discussions with Tytronics. In November of 1994, Tytronics acquired all of the Common Stock of the Company owned by Corning Partners II, L.P., Cornings Partners III, L.P., Bayard Henry and Edward J. Stewart, III, consisting of an aggregate of 8,960,244 shares of the Company's Common Stock and representing 53% of the shares of the Company's outstanding voting securities. Prior to the purchase of shares of the Company's Common Stock by Tytronics, all of the Company's indebtedness held by the former Company stockholders was either converted to Common Stock, paid in full by the Company or purchased by Tytronics. Following the purchase, the Company was indebted to Tytronics in an amount totaling $315,000. In connection with Tytronics' purchase of shares of the Company's Common Stock, Joseph J. Caruso, Joaquim S. S. Ribeiro and John E. Wolfe were elected as additional directors of the Company. In fiscal 1994, the Company achieved improved operating results, however, in 1995 the Company's operating results deteriorated primarily as a result of the loss of a significant customer. The resulting decline in working capital reserves required the Company to obtain short term working capital advances from Tytronics. During the fiscal year ended 1995 the Company borrowed an aggregate of $111,000 from Tytronics under these arrangements. The Company experienced a further decline in net income during the fiscal year ended
         September 30, 1996 and during that fiscal year borrowed an aggregate of $130,000 from Tytronics under its working capital arrangements. During fiscal 1996, the Company also restructured its existing debt to Tytronics by extending the due date for an aggregate of $155,000 of existing debt in exchange for the issuance of warrants to Tytronics to purchase 1,000,000 and 1,100,000 shares of the Company's Common Stock at warrant exercise prices of $.05 and $.10 per share, respectively. Effective September 30, 1996, in response to the Company's continued efforts to return to financial stability, the Company acquired a majority of the outstanding capital stock of Nametre. The Company raised the funds to acquire the shares from Nametre by issuing 6,000,000 shares of the Company's Common Stock to Tytronics at a purchase price of $.05 per share. To reduce overhead costs, the Company and Tytronics share operating facilities at 25 Wiggins Avenue, Bedford,





         Massachusetts and allocate rental expense based on the square footage occupied by each company. The Company and Tytronics also share other operating and administrative costs on an estimated usage basis. The Company's financial results continued to deteriorate during the fiscal year ended September 30, 1997 and through June 30, 1997 the Company experienced a cumulative net loss of $218,901. In an effort to increase the borrowing base of the Company, the Company, Tytronics and Nametre entered into a $1,000,000 line of credit agreement and a $500,000 term loan agreement with Silicon Valley Bank in July of 1997.

         In response to continuing marginal financial performance, the Company, in connection with the development of a strategic plan for the future operation of the Company, appointed a committee at its November 7, 1996 Board of Directors meeting consisting of John E. Wolfe, Joaquim S. S. Ribeiro and an advisor to the Company, Louis P. Valente, to review the Company's operations and organizational and management structure and make a recommendation to the Board of Directors concerning any desirable changes. In response to the committee's report, the Board of Directors concluded that the Company's continued viability depended upon cost savings associated with combining operations, distribution of products and financing with other instrument companies in the test industry. The Directors further concluded based on their prior discussions with potential strategic partners that unaffiliated acquisition targets and joint venture prospects would not be interested in combining with the Company on favorable terms without the Tytronics and Nametre operations. As a result, the Directors proposed to reorganize the Company's organizational structure to bring Tytronics, the Company and Nametre into a single operating entity. The Company engaged Fechtor Detwiler at its June 26, 1997 Board of Directors meeting to ensure fairness to all stockholders of the Company in connection with the Reorganization by conducting a full valuation of the business of the Company, Tytronics and Nametre. At the June 26th meeting the Board of Directors of the Company also approved the appointment of a committee consisting of representatives of each of the Company, Tytronics and Nametre to meet with Fechtor Detwiler to provide full disclosure of all financial information and operational data necessary for the Fechtor Detwiler valuation. The members of the committee met with Fechtor Detwiler during the summer of 1997 and furnished Fechtor Detwiler information concerning the Company, Tytronics and Nametre, including historical financial data and operating budgets through fiscal 1997 and fiscal year forecasts through September 2002. Following the receipt of the Fechtor Detwiler valuation opinion dated August 28, 1997, the Board of Directors, at a meeting held on August 28, 1997, unanimously approved (with the abstention of those Directors who were also Directors of Tytronics or Nametre) the Reorganization and the Fechtor Detwiler valuation and exchange ratios.

         Terms of the Proposed Reorganization

         On August 28, 1997, the Boards of Directors of the Company, Tytronics and Nametre approved a reorganization (the
         "Reorganization") of the Company pursuant to which Tytronics, the majority owner of the Company, and Nametre, the majority owned subsidiary of the Company, will be merged into Holometrix Acquisition Corp. ("Holometrix Acquisition"), a





         Delaware corporation and the wholly-owned subsidiary of the Company, with the result that Holometrix Acquisition will be the surviving entity. Following the Reorganization, Holometrix Acquisition will be merged into the Company. In connection with the Reorganization, each issued and outstanding share of Preferred Stock and Common Stock of Tytronics, approximately 16,800 shares and 150,000 shares, respectively, will be exchanged for 254.542 and 231.402 shares, respectively, of the Common Stock of Holometrix (rounded up to the nearest whole share), for a total of approximately 39,000,000 shares of Holometrix Common Stock. In addition, each issued and outstanding share of Nametre Common Stock, currently, approximately 76,000 shares (excluding shares owned by Holometrix), will be exchanged for 79.807 shares of Holometrix Common Stock (rounded up to the nearest whole share) for a total of approximately 6,065,000 shares. In addition, in connection with the Reorganization, all of the outstanding options and warrants to purchase Nametre and Tytronics capital stock will be converted into options and warrants to purchase approximately 27,000,000 shares of Holometrix Common Stock at exercise prices ranging from $.026 to $.097 with an average exercise price of $.07 per share. As a result, following the Reorganization, there will be approximately 52,000,000 issued and outstanding shares of Holometrix Common Stock of which approximately 45,000,000 shares (or 87%) will be owned of record by former Tytronics and Nametre stockholders. The number of shares of Tytronics and Nametre Common Stock proposed to be exchanged for shares of the Company's Common Stock is based upon a valuation opinion of the Company, Tytronics and Nametre by Fechtor Detwiler dated as of August 28, 1997. The actual number of shares to be exchanged in connection with the Reorganization will change if Fechtor Detwiler determines that the valuations of Nametre, Tytronics or the Company has materially changed from the initial valuation date to the date immediately preceding the special meeting of the Company's stockholders. Based on the relative values of Tytronics, Nametre and the Company determined by Fechtor Detwiler, the value of the aggregate consideration to be paid by the Company in shares of the Company's Common Stock in connection with the Reorganization will be approximately $4,680,000. In addition, based on the Fechtor Detwiler valuation, the value of the Company's Common Stock is currently $.082 per share, the value of Tytronics Common Stock and Preferred Stock is $24.44 per share (assuming the conversion of all preferred Stock to Common Stock), and the value of Nametre Common Stock is $7.31 per share.

         The stockholders should be aware that the Company, Tytronics, and Nametre agreed to accept the valuations determined by Fechtor Detwiler, subject to the condition that the Fechtor Detwiler valuation would be updated immediately prior to the consideration of the charter amendments by the stockholders of the Company. The stockholders of the Company should also be aware that the Company is not required to seek approval of the stockholders of the Company for the Reorganization under Delaware law.







    The following diagram illustrates the current ownership structure of the Company and the proposed reorganization:

                              Current Ownership Structure

                              Tytronics Incorporated   (owns)
                                      69.9%            (of)
                                 Holometrix, Inc.      (owns)
                                      61%              (of)
                                  Nametre

                       Proposed Reorganization

  Tytronics Incorporated

          and

        Nametre

     merged into

Holometrix Acquisition               merged into        Holometrix, Inc.
       Corp.                                             name changed to
                                                         Metrisa, Inc.







         Valuation and Opinion

         The investment banking firm of Fechtor, Detwiler & Co., Inc. ("Fechtor Detwiler") was retained by Holometrix for purposes of determining the fair market value of the equity of the Company, Tytronics and Nametre and to opine on the fairness of the exchange ratios of the capital stock of the Company, Tytronics and Nametre to be used in connection with the Reorganization. A committee, chaired by an outside advisor and also consisting of a member of each of the Boards of Directors of Holometrix, Tytronics and Nametre was appointed to work with representatives of Fechtor Detwiler to insure that Fechtor Detwiler had sufficient information to determine the relative valuations of Holometrix, Tytronics and Nametre. Fechtor Detwiler is a Boston-based investment banking firm which has been in existence for over thirty years and specializes in private placements, public offerings, mergers and acquisitions and corporate valuations. Fechtor Detwiler was chosen by Holometrix to undertake the valuations as a result of the Company's previous valuation engagement of Fechtor Detwiler in connection with a September 1996 sale of shares of Holometrix Common Stock to Tytronics. Fechtor Detwiler was paid approximately $15,000 for its previous engagement by Holometrix and was reimbursed for its related expenses. Fechtor Detwiler's valuations in connection with the Reorganization were based on a discounted cash flow analysis and the average market capitalization of certain comparable companies. Fechtor Detwiler determined that the fair market value of the consolidated equity of Tytronics, Holometrix and Nametre was $4,124,000, $1,839,000 and $1,432,000, respectively. It was also Fechtor Detwiler's opinion that an exchange ratio of Holometrix Common Stock for Nametre Common Stock of 79.807, an exchange ratio of Holometrix Common Stock for Tytronics Common Stock of 231.402 and an exchange ratio of Holometrix Common Stock for Tytronics Preferred Stock of 254.542 were fair from a financial point of view. The Fechtor Detwiler opinion letter is attached to this Proxy Statement as Exhibit C.

         Fechtor Detwiler has agreed to update its valuation opinion as of the day immediately preceding the date of the stockholders meeting and if Fechtor Detwiler determines that the valuations of either the Company, Nametre or Tytronics has materially changed from the date of its initial valuation opinion dated August 28, 1997, the exchange ratios will be adjusted to reflect such updated valuation report.

         In rendering its opinion in regard to the Reorganization, Fechtor Detwiler (1) reviewed historical financial and business information about Holometrix, Tytronics and Nametre, (2) visited the Bedford, Massachusetts facilities of Holometrix and Tytronics, (3) visited the Metuchen, New Jersey facilities of Nametre (4) met with the management of Holometrix, Tytronics and Nametre to discuss their operations, financial condition and future prospects, (5) compared the market valuations, financial condition and performance of Tytronics and Nametre with those of other publicly traded comparable companies (the "Comparable Companies"), (6) conducted discounted future cash flow analyses of Tytronics and Nametre, (7) reviewed a valuation of Holometrix as of June 1996, which was conducted by Fechtor Detwiler in





         conjunction with the acquisition by Tytronics of six million shares of Holometrix common stock, and (8) compared the financial condition and performance of Holometrix in fiscal 1996 to projected fiscal 1997.

         Tytronics owns an equity interest in Holometrix, and Holometrix owns an equity interest in Nametre. In order to conduct its analysis, Fechtor Detwiler valued each business on a stand-alone basis before taking into account any cross ownership. In the following discussion, the stand-alone businesses of Holometrix and Tytronics are referred to as "Holometrix S.A." and "Tytronics S.A." The following is a summary of the financial analyses performed by Fechtor Detwiler in connection with providing its written opinion to Holometrix dated August 28, 1997.

         Comparable Companies Analysis: In preparing its opinion for the proposed Reorganization, Fechtor Detwiler compared certain financial information of Tytronics S.A. and Nametre with a group of publicly traded comparable companies in the analytic instrument industry and related industries that, in Fechtor Detwiler's judgment, were comparable to Tytronics S.A. and Nametre. The Comparable Companies were chosen by Fechtor Detwiler as companies which possess general business, operational, and financial characteristics representative of companies in the industry in which Tytronics S.A. and Nametre operate, although Fechtor Detwiler recognized that each of the Comparable Companies differs from Tytronics S.A. and Nametre in certain respects. The Comparable Companies consist of Dionex Corporation, Engineering Measurements Company, Instron Corporation, Newport Corporation, and Zygo Corporation.

         The financial information Fechtor Detwiler considered was the most recent information available to it as of the date of the opinion. The financial measures considered, the harmonic mean and the median values for each of these measures for the Comparable Companies were as follows: the multiple of enterprise value to revenues (1.59) harmonic mean, 1.60 median), the multiple of enterprise value to earnings before interest and taxes (16 harmonic mean, 15 median), and the multiple of stock price to trailing twelve months earnings per share (25 harmonic mean, 23 median).

         Based upon the harmonic mean of the multiples for the Comparable Companies, Fechtor Detwiler determined a range of fair market values for the equity of Tytronics, S.A. and Nametre, and when appropriate, the enterprise value, which is the sum of the equity value and the face amount of debt outstanding. Fechtor Detwiler discounted the harmonic mean of the multiples by 35 percent to reflect the lack of liquidity for Tytronics, S.A. and Nametre shareholders. Fechtor Detwiler calculated values based upon multiples of estimated revenues, estimated earnings before interest and taxes and estimated net income for the fiscal year ending September 30, 1997. For Tytronics S.A., Fechtor Detwiler calculated the following values:
         (1) based upon a multiple of 1.03 times revenues, enterprise value was $3.54 million and equity value was $3.22 million, (2) based upon a multiple of 10.69 times earnings before interest and taxes, enterprise value was $3.23 million and equity value was $2.91 million, and (3) based upon a multiple of 16 times trailing twelve months net income, equity value was $3.33 million. Fechtor





         Detwiler calculated the harmonic mean of the equity values of Tytronics S.A. as $3.14 million.

         For Nametre, Fechtor Detwiler calculated the following values: (1) based upon a multiple of 0.68 times revenues, enterprise value was $1.66 million and equity value was $1.54 million, (2) based upon a multiple of 10.69 times earnings before interest and taxes, enterprise value was $1.36 million and equity value as $1.23 million, and (3) based upon a multiple of 16 times trailing twelve months net income, equity value was $1.52 million. Fechtor Detwiler applied a lower multiple of revenues to Nametre than to Tytronics S.A. to reflect the consideration that Nametre had a lower estimated operating profit margin than Tytronics S.A. in the fiscal year ending September 30, 1997 (5 percent for Nametre versus 9 percent for Tytronics). Fechtor Detwiler compared the multiple of revenues for the Comparable Companies to their respective operating margins and used regression analysis to determine the appropriate multiple of revenues for Nametre. Fechtor Detwiler calculated the harmonic mean of the equity values of Nametre as $1.41 million.

         Discounted Cash Flow Analysis: The management of Tytronics and Nametre provided Fechtor Detwiler with annual forecasts of revenues and earnings before interest and taxes through fiscal 2002. Fechtor Detwiler calculated projected annual cash flows by adding depreciation and subtracting capital expenditures and changes in working capital from management's projections of earnings before interest and taxes. Based upon its review of Tytronics S.A.'s financial results in 1994, 1995 and 1996, Fechtor Detwiler estimated the cash flow adjustments as follows: depreciation as 1.7 percent of projected revenues, changes in working capital as 1.3 percent of projected revenues and capital expenditures as 2.0 percent of projected revenues. Based upon its review of Nametre's financial results in 1994, 1995 and 1996, Fechtor Detwiler estimated the cash flow adjustments as follows: depreciation as 1.0 percent of projected revenues, changes in working capital as 0.5 percent of projected revenues and capital expenditures as 0.7 percent of projected revenues.

         Fechtor Detwiler used a discount rate of 22.54 percent to calculate the present value of projected cash flows for Tytronics, S.A. and Nametre. This discount rate was based upon a risk free (30 year Treasury) rate of 6.54 percent plus a 16 percent risk premium. Fechtor Detwiler chose a risk premium which, in Fechtor Detwiler's opinion, reflected the competitiveness of the industry, the depth of management of Tytronics and Nametre and the past financial performance of both companies.

         Based upon its discounted cash flow analysis, Fechtor Detwiler calculated the following values for Tytronics S.A. and Nametre:
         Tytronics S.A. enterprise value was $2.97 million, Tytronics S.A. equity value was $2.65 million, Nametre enterprise value was $1.58 million, and Nametre equity value was $1.45 million.

         Range of values: Fechtor Detwiler determined equity values for Tytronics S.A. of $3.14 million based upon the Comparable Companies and $2.65 million based upon a discounted cash flow analysis. Fechtor Detwiler determined equity values for Nametre of $1.41 million based





         upon the Comparable Companies and $1.45 million based upon a discounted cash flow analysis. Fechtor Detwiler calculated the average equity values as $2.89 million for Tytronics S.A. and $1.43 million for Nametre.

         Valuation of Holometrix S.A.: In June 1996, Tytronics acquired 6 million shares of Holometrix in a transaction (the "Tytronics Investment") which valued the equity of Holometrix after the Tytronics Investment at $1.07 million. In September 1996, Fechtor Detwiler provided a fairness opinion to Holometrix in conjunction
         with the Tytronics Investment.   Fechtor Detwiler's opinion was
         based upon a review of publicly traded comparable companies (Instron Corporation, Newport Corporation, Zygo Corporation, Dionex Corporation and National Technical Systems, Inc.) and a discounted cash flow analysis.

         Based upon Holometrix S.A.'s financial performance and condition in fiscal 1997, it was Fechtor Detwiler's opinion that the Tytronics Investment provided a more meaningful estimate of value in 1997 than the multiples of the Comparable Companies or a discounted cash flow analysis. Fechtor Detwiler concluded that the public market for Holometrix stock was too thinly traded to provide an accurate measure of value. Fechtor Detwiler took into consideration the number of market makers in Holometrix stock, the historical trading volume, and the variability in prices at which sales occurred. Fechtor Detwiler noted that in June 1997, Holometrix S.A. reported negative earnings before interest and taxes, negative net income, negative net working capital and negative retained earnings. In Fechtor Detwiler's opinion, the value of Holometrix S.A. declined approximately 10 percent in 1997 to $963 thousand from the value associated with Holometrix in the Tytronics Investment ($1.07 million).

         Exchange Ratios: Based upon its opinion of the fair market values of the equity of Holometrix S.A., Tytronics S.A. and Nametre, Fechtor Detwiler calculated the value of each company as the sum of
         (a) its value as a stand-alone business plus (b) the value of its equity interest in another company, if any.

         Fechtor Detwiler calculated the equity value of Holometrix ($1.84 million) as the equity Value of Holometrix S.A. ($963 thousand) plus the product of the equity value of Nametre ($1.43 million) times Holometrix's diluted equity interest in Nametre (61.2 percent). Fechtor Detwiler calculated the equity value of Tytronics ($4.12 million) as the equity value of Tytronics S.A. ($2.89 million) plus the product of the equity value of Holometrix ($1.84 million) times Tytronics' diluted equity interest in Holometrix (66.9 percent). Nametre does not own interests in Holometrix or Tytronics. Fechtor Detwiler calculated the equity value of Nametre as $1.43 million.

         Fechtor Detwiler calculated the primary values per share of Holometrix, Tytronics and Nametre as $0.082, $24.44 and $7.31 respectively. Fechtor Detwiler determined the diluted shares outstanding for each entity by comparing the exercise price on options and warrants to the primary value per share and adding in-the-money options and warrants to the primary shares outstanding. Fechtor Detwiler calculated the diluted





         values per share of Holometrix, Tytronics and Nametre as $0.077, $17.72, and $6.11 respectively. In the case of Tytronics, Fechtor Detwiler adjusted the number of primary and diluted shares outstanding to reflect a private placement by Tytronics in September 1997 which raised $687 thousand.

         Fechtor Detwiler determined the exchange ratios on the basis of the diluted value per share of Holometrix relative to the diluted values per share of Nametre and Tytronics. In its determination of the exchange ratio for Tytronics preferred stock, Fechtor Detwiler assigned a 10 percent premium to the value of preferred stock which has a liquidation preference over the common stock. Fechtor Detwiler determined the following exchange ratios: Holometrix common for Tytronics common (231.402), Holometrix common for Tytronics preferred (254.542), and Holometrix common for Nametre common (79.807).

         Board of Directors Determination

         During fiscal 1992 and 1993, the Company sustained significant losses with resultant cash flow problems. As a result, the Company made a decision to begin exploring strategic relationships with other companies as a means of achieving corporate stability. In connection with this decision, the Company entered into discussions with Tytronics. In November 1994, Tytronics acquired approximately 53% of the shares of the Company's outstanding voting securities from former Company stockholders. In response to the Company's continued efforts to return to financial stability, the Company, effective September 30, 1996, acquired a majority of the outstanding capital stock of Nametre. The Company raised the funds to acquire the shares from Nametre by issuing 6,000,000 shares of the Company's Common Stock to Tytronics at a purchase price of $.05 per share. In connection with the development of a strategic plan for the future operation of the Company, the Company's Board of Directors appointed a committee at its November 7, 1996 meeting to review the Company's operations and organizational and management structure and make recommendations to the Board of Directors concerning any desirable changes. In response to the committee's report, the Board of Directors concluded that the Company's continued viability depended upon cost savings associated with combining operations, distribution of products and financing with other instrument companies in the test industry. The Board of Directors considered the Company's marginal financial performance, including a significant operating loss for the fiscal period ended June 30, 1997, the inability of the Company to attract strategic partners on favorable financial terms, the limited size of the Company's markets and the strategic synergy between the Company, Nametre and Tytronics in terms of operations, products and distribution channels in deciding to pursue a reorganization with Nametre and Tytronics. The Board of Directors also considered possible benefits from remaining independent of Nametre and Tytronics as well as other entities, but determined that it was not feasible for the Company to remain financially viable without pursuing the strategic benefits inherent in the Reorganization. The Board of Directors also discussed the effect of the Reorganization on the non-affiliated stockholders of the Company. It was noted that the post Reorganization ownership





         structure of the Company would result in ownership dilution to the non-affiliated stockholders. It was noted, however, that the current ownership structure provided insignificant control to the non-affiliated stockholders of the Company. The Company engaged Fechtor Detwiler at its June 26, 1997 Board of Directors meeting to ensure fairness to all stockholders of the Company in connection with the Reorganization by conducting a full valuation of the business of the Company, Tytronics and Nametre. At the June 26th meeting, the Board of Directors of the Company also approved the appointment of a committee consisting of a representative of each of the Company, Tytronics and Nametre to meet with Fechtor Detwiler to provide full disclosure of all financial information and operational data necessary for the Fechtor Detwiler valuation. Members of the committee met with Fechtor Detwiler during the summer of 1997 and furnished Fechtor Detwiler information concerning the Company, Tytronics and Nametre, including historical financial data and operating budgets through fiscal 1997 and fiscal year forecasts through September 2002. Following the receipt of the Fechtor Detwiler valuation opinion dated August 28, 1997, the Board of Directors, at a meeting held on August 28, 1997, unanimously approved (with the abstention of those directors who were also directors of Tytronics or Nametre) the Reorganization and the Fechtor Detwiler valuation and exchange ratios. The Board of Directors did not give any special consideration to the officers, directors and affiliates of the Company in connection with the Reorganization transaction. The Board of Directors also determined that the consideration to be paid by the Company in connection with the Reorganization is fair to the unaffiliated stockholders of the Company. See "Events Leading up to the Reorganization".

         The Board of Directors determined that based on the entirety of the factors considered, the Reorganization was in the best interest of the Company.

         Reasons for the Reorganization

         The Board of Directors believes that the Reorganization of Holometrix, its majority owned subsidiary Nametre, and its majority owner Tytronics will lead to greater economies of scale and to increased management and operating efficiencies by combining certain operating and management functions previously conducted separately. In particular, the Board of Directors believes that the Reorganization will lead to expansion of distribution capabilities and a reduction in the costs of marketing, sales and service as a percentage of sales through increased volume and operational consolidation. The Company expects to expand its distribution capabilities and decrease its sales and marketing costs as a percentage of sales by consolidating its distribution network into a single network for distribution of the products of each of the companies. The Company believes that this will increase the combined companies' importance to each distributor, thus giving them greater incentive to increase sales. The Company also expects to consolidate sales and distribution under a single management team to further reduce sales and marketing costs as a percentage of sales. The Company believes that it can achieve a further reduction in costs through operational consolidation of finance, administration and purchasing.





         The consolidation of finance and administration will allow a reduction in such costs as property insurance, telecommunication expenses and auditing costs. Consolidation of purchasing should also allow the Company to achieve further cost reductions through volume purchases and the consolidation of suppliers, including the purchase of parts needed for the manufacture and assembly of its instrumentation products. Finally, the Company believes that the Reorganization may lead to greater recognition by the Company's customers and the business community and provide the Company with greater financial stability by combining with companies which have greater financial resources than that of the Company.

         Accounting Treatment

         For accounting purposes, Tytronics is deemed to be the acquiring entity. Prior to the Reorganization, Tytronics controlled Holometrix by holding a majority ownership interest in Holometrix. After the Reorganization, Tytronics stockholders will continue to hold a majority interest in the surviving entity, therefore, the accounting for the Reorganization is similar to the accounting for the acquisition of a minority interest. Accordingly, the Reorganization will be accounted for as a recapitalization of Tytronics and the acquisition by Tytronics of the minority interests of Holometrix and Nametre under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 Business Combinations. At the closing date, the financial statements will reflect the acquisition by Tytronics of the minority interests of Holometrix and Nametre through the issuance of approximately 45,000,000 common shares based on an independent valuation of Tytronics, Nametre and Holometrix by Fechtor Detwiler investment bankers.

         Representatives of the Company's principal accountants, BDO Seidman, LLP are not expected to be present at the Stockholders' meeting.

         Certain Federal Income Tax Consequences.

         The Reorganization will have no federal income tax consequences for the Company's Stockholders. The Company has been advised by its legal counsel that there will be no material adverse tax consequences to the Company resulting from the Reorganization. The Company, however, has not obtained a written legal opinion concerning the tax consequences of the Reorganization.

         Regulatory Requirements

         There are no federal or state regulatory requirements or approvals which must be obtained by the Company, Nametre or Tytronics in connection with the proposed Reorganization.

         Interests of Officers and Directors in Connection With the
         Reorganization

         John E. Wolfe and Joseph J. Caruso, Directors of the Company are also Directors of Nametre. Mr. Wolfe is also President of the Company and Tytronics. In addition, Edward J. Stewart, a former Director of the





         Company, and Messrs. Caruso and Wolfe are Directors of Tytronics. Mr. Caruso, as President of Bantam Group, Inc. ("Bantam") has sole voting and investment power with respect to the 1,435,000 shares of Common Stock of the Company and the 17,500 shares of Common Stock of Nametre beneficially owned by Bantam and is the beneficial owner of 16,000 shares of the Common Stock of Tytronics. Joaquim S.S. Ribeiro, a Director of the Company, is the beneficial owner of 1,708 shares of Tytronics Preferred Stock and 6,000 shares of Common Stock. Mr. Wolfe has an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $.03 per share and is the beneficial owner of 34,814 shares of the Common Stock and 1,708 shares of the Preferred Stock of Tytronics. Mr. Stewart is the beneficial owner of 26,500 shares of Tytronics Common Stock. As indicated in the tables below, the Company's directors, officers and 5% stockholders will receive certain benefits in connection with the Reorganization resulting from the conversion of their Tytronics and Nametre capital stock and their options and warrants to purchase capital stock in Tytronics and Nametre into shares of, and options and warrants to purchase shares of, the Company's Common Stock.

         The following table sets forth as of November 1, 1997 the beneficial ownership of outstanding shares of Tytronics Preferred Stock and Common Stock and Nametre Common Stock (excluding options and warrants to purchase such capital stock) by each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's Common Stock and each of the Company's directors and executive officers and the number of shares of Holometrix Common Stock to be received by each such holder in connection with the Reorganization.

                           Shares            Shares          Shares
                           Tytronics         Nametre         Holometrix
         Name of           Beneficially      Beneficially    to be Rec'd
         Beneficial        Owned Prior       Owned Prior     in connection
         Owner             to Reorg.1        to Reorg.2      w/Reorg.

         John E. Wolf       30,208               0             7,029,715
         Joaquim Ribeiro     4,708               0             1,128,964
         Joseph J. Caruso    5,000             2,500           1,356,527

         ___________________________

         1    Excludes shares subject to options and warrants to purchase
         Tytronics Preferred and Common Stock which are listed in the table below.

         2    Excludes options and warrants to purchase shares of Nametre
         Common Stock which is described below.

         The following table sets forth as of November 1, 1997 the number of options and warrants to purchase Tytronics Preferred Stock and Common Stock owned by each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's Common Stock, and each of the Company's





         directors and executive officers and the number of options and warrants to purchase shares of the Company's Common Stock and the related exercise prices which will be received by each such holder in connection with the Reorganization.

                                                    Number of
                                                    Holometrix
                                                    Options and
                          Number of    Exercise     Warrants to    Exercise
         Name of          Tytronics    Price        be Rec'd in    Price
         Beneficial       Options or   Pre-         Connection     Post-
         Owner            Warrants     Reorg.       w/Reorg.       Reorg.

         John E. Wolf      1,800       $ 7.50       416,523        $0.032
                           1,200       $ 8.25       277,682        $0.036
                             314       $17.27        72,660        $0.075
                           3,000       $22.50       694,206        $0.097

         Joaquim Ribeiro   3,000       $22.50       694,206        $0.097

         Joseph J. Caruso  3,000       $22.50       694,206        $0.097
                           4,000       $ 6.00       925,607        $0.026
                           4,000       $ 8.25       925,607        $0.036

         Joseph J. Caruso is also the beneficial owner of warrants to purchase 10,000 and 5,000 shares respectively of Nametre Common Stock at exercise prices of $3.00 and $6.00 per share which will be converted into warrants to purchase 798,067 shares and 399,033 shares of the Company's Common Stock at exercise prices of $.038 and $.075 respectively in connection with the Reorganization. None of the Company's other directors, executive officers or 5% stockholders holds options or warrants to purchase shares of Nametre's capital stock.

         Effects of the Reorganization on the Company's Unaffiliated
         Stockholders

         Following the Reorganization, the shares of the Company's Common Stock owned by stockholders who are not directors, officers or affiliates of the Company will be reduced from approximately 23% to approximately 13%. As a result, following the Reorganization, the Company's unaffiliated stockholders will experience dilution of their ownership of the Company's capital stock and will, as a result, have less voting control over the operations of the Company. The stockholders of the Company should also be aware that if the proposal to increase the authorized shares of the Company's Common Stock is approved, additional shares of the Company's Common Stock will be available by the Board of Directors without further stockholder approval for general corporate purposes, including as consideration for acquisitions by the Company, for use in raising additional equity capital and for reservation for issuance upon exercise of current and future employee stock options.






         Existing Agreements and Arrangements between the Company, Tytronics and Nametre

         Effective September 30, 1996, the Company acquired 120,000 shares of Nametre Common Stock for cash of $225,000, notes payable of $75,000 and acquisition costs. The Company raised the funds necessary to acquire its interest in Nametre by issuing 6,000,000 shares of the Company's Common Stock to Tytronics at a purchase price of $.05 per share.

         The Company and Tytronics share operating facilities at 25 Wiggins Avenue, Bedford, Massachusetts. The Company and Tytronics allocate rental expense associated with the facility based on the square footage occupied by each company. This arrangement currently results in the payment by Tytronics to the Company of approximately $3,000 per month for the occupancy by Tytronics of a portion of the Company's leased facilities. The Company and Tytronics also share operating and administrative costs based on estimated usage. During the fiscal years ended September 30, 1996 and 1995 and for the nine month period ended June 30, 1997, this informal agreement resulted in the payment of approximately $80,000, $68,000 and $43,000, respectively, by the Company to Tytronics for such operating and administrative costs.

         During the current fiscal year and the fiscal year ended September 30, 1996, the Company and Tytronics were also parties to various informal working capital agreements pursuant to which Tytronics provided working capital financing to the Company on a short-term basis. These advances are payable on demand with 10% interest.
         As of June 30, 1997, $100,000 was due to Tytronics by the Company under these arrangements. During fiscal year 1996 and 1995, the Company borrowed an aggregate of $130,000 and $111,000, including interest, from Tytronics under these arrangements. Also during fiscal year 1996, the Company restructured its existing debt to Tytronics by extending the due date for an aggregate of $155,000 of existing debt in exchange for the issuance of warrants to Tytronics to purchase 1,000,000 and 1,100,000 shares of the Company's Common Stock at warrant exercise price of $.10 and $.05 per share, respectively.

         In July of 1997, Tytronics entered into a $1,000,000 Line of Credit Agreement and a $500,000 Term Loan Agreement with Silicon Valley Bank secured by substantially all of the assets of the Company, Nametre and Tytronics. As of June 30, 1997, Tytronics' borrowings under its prior loan agreements with Silicon Valley Bank were $284,000.00.

         Effective Date

         The effective date for the Reorganization, assuming the approval of the Nametre and Tytronics stockholders and the approval of the proposed amendment to the Company's Certificate of Incorporation, as amended, will be December 30, 1997.






         Other Corporate Purposes

         The Board of Directors also recommends increasing the number of authorized shares of Common Stock to 100,000,000 to provide additional shares for other corporate purposes in addition to those shares which will be issued in connection with the Reorganization. These additional shares would be available for issuance at the discretion of the Board of Directors in connection with acquisitions, efforts to raise capital for the Company, employee stock options and other corporate purposes. Increasing the number of authorized shares will provide the Company with additional flexibility to pursue acquisitions which the Board believes provide the potential for growth and scale without the delay and uncertainties occasioned by the need to obtain stockholder approval prior to the consummation of the transaction. Although the Board has no current plans to effect such actions, the additional authorized shares also would be available to raise cash assets through sales of stock to public and private investors. Furthermore, having such additional shares authorized and available for issuance or reservation will provide the Company with greater flexibility in implementing potential future actions involving the issuance of stock. The ability to issue shares, as deemed in the best interests of the Company by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in the future. Increasing the number of authorized shares will not materially affect any substantive rights, powers or privileges of current Company stockholders. Additional shares of Common Stock will be issued only upon a determination of the Board of Directors that a proposed issuance is in the best interests of the Company.

         BUSINESS OF THE COMPANY

         Holometrix, Inc. (the "Company") is a product development, manufacturing and contract test services company which specializes in manufacturing instruments and providing contract test services for measuring the thermophysical properties of a wide variety of materials. The Company's Instruments Division currently designs, manufactures and distributes five product lines, containing sixteen models, which measure thermophysical (temperature) properties. The Company's Testing Services Division provides contract test and engineering services to evaluate a number of temperature-related performance factors of virtually any material. The Testing Services Division also performs mechanical and physical properties testing. The Company's principal offices are located at 25 Wiggins Avenue, Bedford, Massachusetts 01730-2323; its telephone number is (781) 275-3300 and its facsimile number is
         (781) 275-3705. The Company is a Delaware corporation which was incorporated on October 23, 1985.


         Holometrix Instruments Division

         The Company engages in the development, production and distribution of instruments under the tradename "Thermatest". The





         Instruments Division currently designs, manufactures and markets instruments that measure the thermophysical properties of a broad range of materials for research, product development and quality-control applications. Information about thermophysical properties is used to quantify the performance, quality, and/or composition of various materials such as insulation, composites, plastics, and ceramics. In addition to their importance in advanced materials development, the Company's instruments are used as research tools to address worldwide environmental issues, including energy conservation, plastics recycling and nuclear waste disposal.

         Holometrix has over 30 years of experience in thermophysical (temperature) properties testing. The basic technology underlying the Company's Thermatest instruments is the application of heat energy to a material under test and the measurement of the results of such an application. The precise measurements and the containment of heat, combined with equally precise temperature measurement and control, are key elements in the design of nearly all of the Division's products. Many instruments encompass microprocessor-controlled data collection and analysis, resulting in the fully automated calculation of material properties, such as thermal conductivity and specific heat. The nature of heat transfer through a material, resulting from the application of energy, varies depending on the material's type and composition. Therefore, a different methodology is required to test different types of material. The Company manufactures various instruments incorporating these different methodologies.

         The five Thermatest product lines consist of sixteen instrument models, plus Holometrix' proprietary Q-Lab automation software. Ongoing development efforts have resulted in new instrument products that are fully automated, incorporating either PC interface, or internal microprocessors. Revenues are also derived from service and spare parts. No single instrument manufactured by the Holometrix Instruments Division currently accounts for more than 25% of total revenues.

         Holometrix Products

              Heat Flow Meters (Lambda 2000 Series, Rapid-k VT-400)

              The Heat Flow Meter technique is an easy and rapid method for testing the thermal conductivity and thermal resistance (R-value) of insulation. This type of instrument is widely used in both the quality control testing and the development of insulation products. Industry-wide acceptance of this technique as a reliable and accurate procedure has made it the most commonly used test method for both research and development and quality control applications. Federal trade rules require insulation manufacturers to measure the thermal resistance (R Value) by the heat flow meter method, or similar techniques, as part of the procedure for labeling their products. Cellular foam insulation manufacturers, who are required to eliminate ozone depleting chlorinated





              fluorocarbons from their products, use these instruments to evaluate the effectiveness of replacement blowing agents. In 1996 Holometrix introduced the new Lambda 2000 Series of heat flow meter products. These instruments contain an advanced instrumentation and control concept for which a patent is pending.

              Guarded Heat Flow Meters (TCA-200, TCA-200-LT and TCA-300)

              The Guarded Heat Flow meter method permits the testing of moderate conductivity materials. Customers use these instruments to establish safe operating temperatures and thermal efficiency of products ranging from electronic and semiconductor components to adhesives, and for heat transfer modeling of many industrial processes, including injection molding of polymers. Thermal conductivity data from these instruments is important to the plastics, electronics, automotive, aerospace and food processing industries. The instruments can test solid and thin film materials and special test cells are available for testing polymers and highly viscous fluids through the melt. Test materials include rubber, plastic, composites, epoxy, ceramics, paper products, greases and pastes.

              Guarded Hot Plates (GBP-200, GBP-300, GBP-450 and GBP-600)

              These instruments are used primarily as research tools to measure thermal conductivity in porous and solid materials over a wide range of temperatures, environmental conditions and material types. This technique is used to measure materials from cryogenic (very cold) to very high temperatures. The measuring process is reliable, simple and accurate and requires no pre-test calibration by the user. Varying degrees of automation are available to meet a range of budgets and provide for unattended operation.

              Comparative Instrument (COM-800)

              The comparative technique utilizes known properties of reference materials to measure heat flow. It is a convenient, flexible system which measures the thermal conductivity of a variety of solid materials over a broad range of temperatures and environmental conditions.
              Materials which can be tested include ceramics, composites, metals, metal alloys, filled plastics and epoxies, geological materials, and carbon products. A special sample holder is also available for testing liquids and pastes.

              Laserflash Instruments (Thermaflash 2200, 1100 and
              Microflash, 300)

              These instruments utilize a sophisticated, high-performance Laser Flash Thermal Diffusivity (speed of heat through material) (LFTD) technique to measure both thermal





              diffusivity and specific heat from -170 C to 2000 C. Test samples are illuminated uniformly on one surface by a laser beam pulse, and the temperature rise of the opposite surface is measured and used to calculate thermal diffusivity. Data from these instruments are used by customers to determine safe operating temperatures, quality assurance, design and process control for composition, molding, heating or cooling rates, and thermal performance analysis. The laserflash technique not only provides important information on transient heat flow, but also allows testing of small samples at high temperatures. Typical test materials include ceramics, coatings, composites, polymers, metals and alloys.

              The Thermaflash 2200 and 1100 operate up to 2000 C and 1100 C, respectively. The Microflash, is used for applications with a lower temperature requirement and for customers with limited capital equipment budgets. Typical applications include the characterization of materials for electronic and semiconductor material design and manufacturing.

         Holometrix Testing Services Division

         The Testing Services Division maintains a thermophysics laboratory, which provides contract test and engineering services to evaluate various temperature-related performance factors of virtually any material. Testing is generally performed to ASTM (American Society of Testing and Materials) standards. In addition, insulation testing is provided under NVLAP accreditation. NVLAP (the National Voluntary Laboratory Accreditation Program) is supported by the National Institute of Standards and Technology. The Division also demonstrates the capabilities of Thermatest instruments to potential customers, provides significant input to outside technology steering groups which establish the standards for industry instrument utilization, and provides valuable technical and marketing input for product development. The Division's experience and capabilities cover a broad scope of temperature range, environmental conditions, sample size and property magnitude.

         The Division's testing capabilities complement customer research and product development activities. Thermophysical testing of materials is not a routine capability and competence for most material development departments. Thus, testing service customers tend to be repeat customers who use the Division as a complement to their capabilities.

         In addition to thermophysical testing of materials, the Division also offers selected mechanical and moisture testing of materials. The Division also maintains the capability to test entire wall sections built to specification in support of the building and construction industry. This type of testing helps evaluate the performance, under simulated environmental conditions, of advanced






         construction techniques, and new insulating and moisture barrier materials.

         The end result of most Division projects is a technical report, usually containing experimental data resulting from work carried out in a laboratory setting. Projects lacking a large engineering component are termed standard testing programs when the work can be performed on existing equipment using established techniques. Non-standard testing programs (in some cases more appropriately termed engineering development programs) differ in that they may involve the creation of a special apparatus, modification of existing equipment, or development of new procedures. The majority of programs conducted in the Division are standard testing programs.

         Research and development programs, on the other hand, go beyond the generation of data to analyze results, draw conclusions and make recommendations. Alternately, they may involve literature searches, material assessments, engineering studies or special instrument design. These programs are generally higher value and run longer than testing programs. As an example, Holometrix has provided testing services to the Department of Energy (DOE) for a number of years for the purpose of evaluating the thermal characteristics of Yucca Mountain, a proposed nuclear waste repository.


         Holometrix' Markets

         Holometrix' thermophysical instruments are sold primarily to materials laboratories engaged in the development and testing of insulations, building materials, advanced engineered materials, plastics and packaging manufacturers, aerospace manufacturers and government laboratories. A number of instruments are also sold to insulation manufacturing facilities. Management believes (based on its internal calculations of the sales of companies that it has identified as competitors) that current markets for thermal conductivity instruments and testing services total approximately $10 - $15 million annually. The Company has identified engineered materials, electronics and specialty plastics industries as promising markets for the instruments. The Company markets its products and services in the U.S. and internationally through the combination of a direct sales force and a network of independent distributors and sales agents. The Company actively advertises its products in industry trade journals and also attends various U.S. and international trade shows to promote its products and services.

         Current products and test services are sold in North America directly from the Company's offices in Bedford, Massachusetts. Domestic sales amounted to 71% of total revenue for fiscal year 1996. Domestic sales and marketing are handled in-house by a staff of two professionals and an administrator. Overseas sales (primarily to Europe and the Far East) are made through independent distributors and sales agents. In addition to the





         internal sales force, testing services are sold by individual project managers responsible for specific testing areas. Product visibility is maintained through active participation in national and international trade organizations, including the American Society of Testing and Materials (ASTM). Additional visibility is maintained through advertising, exhibitions, informational mailings, technical application notes and customer demonstrations.

         In fiscal 1996, overseas sales accounted for approximately 29% of total sales, compared to 32% in fiscal 1995.

         In order to expand its market presence and build revenue, the Company is exploring a variety of alternatives, falling into four primary categories:

         1.) Enhanced Marketing and Sales Efforts. The Company is investing additional resources, including new personnel, to expand its worldwide marketing and selling effectiveness. Specific examples include improved sales and marketing materials, broader trade show and symposium participation, and expanded geographic coverage.

         2.) Product Development. The Company is continuing to invest in the development of new products, and in upgrading its existing products to have more competitive features, be easier to manufacture, and have improved margins.

         3.) Corporate Synergy. Holometrix, Nametre and Tytronics Incorporated (majority owner of Holometrix) serve many common markets and customers including the polymer, petrochemical, paints and coatings, and food markets. Complementary marketing and distribution activities have begun.

         4.) Strategic Relationships. These include companies and/or product lines which the Company might acquire, companies that might have an interest in licensing technology to the Company, and companies that might have an interest in investing in the Company.


         Holometrix Patents and Proprietary Technology

         The Company develops proprietary information and technology, including software programs, in the course of its research and development activities. Management believes that patent and copyright protection are important, but less significant than the technical competence and creative skills of the Company's personnel, the performance and reliability of the Company's products and competitive marketing, pricing and customer service.

         The Company has filed for a patent which describes the unique control of its new Lambda 2000 Series heat flow meter product line. No determination has been made to date by the US Patent Office as to the validity of this application.






         The Company owns eight trademarks. Three of the trademarks are registered, and the registrations expire in various years through 1998. These three trademarks are for the R-Matic, k-Matic, and C-Matic (currently called the TCA) instruments. The Company does not believe these trademarks are material to the conduct of the business.


         Holometrix Customers

         During fiscal 1996, the Company had total revenues of approximately $2,201,000, compared to $2,105,000 in fiscal 1995. No customer accounted for more than 10% of sales in fiscal 1996.

         Holometrix Backlog

         As of September 30, 1996, the Company's backlog for products and services totaled $333,000, as compared to $244,000 in backlog as of September 30, 1995. The fiscal 1996 backlog consisted of $202,000 for the Instruments Division and $131,000 for the Testing Services Division. All backlog at September 30, 1996 is expected to be delivered before September 30, 1997.

         Holometrix Competition

         The Company's competitive advantage lies in its ability to develop and produce a broad spectrum of products in several different market niches. The Company's Instruments Division experiences direct competition for its heat flow meters from Anter Corporation and LaserComp Inc. Thermaflash has strong competition from Sinku Riko in the Far East, Netzsch GmbH, Theta Industries and Anter Inc. in Europe and North America. Competitive factors include product performance, quality and reliability, ease of use, marketing capability, service and support, and name recognition. Management believes the Company competes favorably in each of these areas. The Company can give no assurance that its current products will remain competitive in these areas or that its future products will be competitive in these areas.

         The market for scientific measuring instrumentation is also characterized by extensive research and development and rapid technological change. Development by others of new or improved products or technologies may make the Company's products or proposed products obsolete or less competitive. The Company may be required to devote substantial efforts and financial resources to increase its existing product lines by developing new products and services.

         The Testing Services Division competes as a broad-capability independent laboratory performing thermal property studies. There are no other known companies or laboratories that encompass the Division's entire capabilities. However, many laboratories offer a subset of the Division's services. Competitive contracts are awarded based on price, testing capability and credibility of the test results. The following sample laboratories compete in the





         market sectors indicated: Engineered Materials - Thermophysical Properties Research Laboratory Inc., Anter Laboratories, Inc., The Edward Orton Jr. Ceramic Foundation, Southern Research Institute, and Virginia Polytechnic Institute; Insulations - Southern Research Institute, Sparrell Engineering Research Corporation, and The Center for Applied Engineering; Government - Oak Ridge National Laboratory and National Institute of Standards and Technology.

         Holometrix Research and Development

         The Company expended approximately $154,000, or 7% of sales and $207,000 or 10% of sales in fiscal 1996 and fiscal 1995, respectively, on research and development. The Company expects that in fiscal 1997 its research and development expenditures will remain close to 7% of sales.


         Governmental Regulations

         There is presently no material government regulation with respect to the Company's businesses and its development of products. However, the extent to which future governmental regulations may regulate the Company's activities cannot be predicted, and the Company may be subject to restrictions on allowable costs and profits on U.S. government contracts and the export of the technology to other countries as it seeks to expand further into foreign markets.

         Holometrix Employees

         As of September 30, 1996, the Company had 24 employees, 16 of whom are employed full-time. Most of the Company's employees are highly skilled and the Company's continued success will depend, in part, upon its ability to attract and retain such skilled employees. The Company has never experienced a work stoppage, none of its employees are represented by a labor organization, and the Company considers its relations with its employees to be good.

         Holometrix Description of Properties

         The Company occupies approximately 15,200 square feet of production, research and development, engineering, administrative and service facilities at 25 Wiggins Avenue in Bedford, Massachusetts. The Company occupies this facility under a lease which expires September 30, 1999. Approximately 30% of this space is sublet to Tytronics Incorporated, majority owner of Holometrix. The Company's rental expense for fiscal 1996 was $65,355, excluding rental income of $30,801 from Tytronics Incorporated.

         The Company considers these facilities to be reasonably insured and adequate for its foreseeable needs and believes that similar facilities are available in the Boston metropolitan area at comparable rental rates.






         Substantially all of the machinery and equipment used by the Company in its operations is owned by the Company and management considers this equipment to be in good condition. All of the machinery and equipment owned by the Company is subject to a security interest in favor of Tytronics Incorporated and is subject to a senior security interest in favor of Silicon Valley Bank, to which Tytronics' interest is subordinated.

         Legal Proceedings

         There are no material pending legal proceedings to which the Company is a party or to which any of its properties is subject.

         BUSINESS OF NATIONAL METAL REFINING COMPANY

         In 1996, the Company purchased a majority of the issued and outstanding capital stock of National Metal Refining Company ("Nametre"). Nametre is a product development and manufacturing company that specializes in manufacturing in-line and laboratory viscosity analyzers. These analyzers are used to measure the viscosity (thickness and density) and viscoelasticity (pliability) of a wide range of material and are sold into the polymer manufacturing, petrochemical, food, paints and coatings and pulp and paper markets. Nametre is a New Jersey corporation which was organized in 1956. Nametre is located at 101 Liberty Street, Metuchen, NJ 08840; its telephone number is (908) 494-2422 and its facsimile number is (908) 494-8916.

         Nametre Products

         Nametre engages in the development, production and distribution of viscosity analyzers under the trade names, "Viscoliner " and "Rheoliner ". The analyzers measure the viscosity and viscoelasticity of a wide range of materials. Products are developed and manufactured for both on-line process monitoring and control, and laboratory use. The vast majority of analyzers sold are for in-line process control. Such analyzers are used to provide manufacturers with viscosity information, which is often critical to ensuring proper material formulation and material production. Applications and markets that routinely use viscosity analyzers include the polymer, petrochemical, food, paints and coatings, and pulp and paper industries.

         Nametre has over thirty years experience in the viscosity measurement business. The basic technology underlying the Nametre analyzers is the use of an oscillating sensor that is inserted into a stream of material in a process line (pipe or vessel). The sensor oscillates at a constant amplitude. The viscosity of a product is then determined on the basis of the electrical power needed to maintain the oscillation amplitude in the presence of the viscous material. The principles of measurement of the Viscoliner product are currently covered by U.S. patents.







         The Viscoliner product line consists of three different models: the 1810 for in-line process monitoring and control, the 300 for paints and coatings and the 1710 for laboratory analysis. The 1810 is an on-line viscometer that is applicable to a wide range of materials and applications. It is microprocessor controlled. The model 1810 is typically utilized in the polymer market. Ongoing developments include PC based software, "Viscontrol" for analyzer control, data acquisition and interface to factory control systems.

         The Viscoliner model 300 is also an on-line analyzer. It is similar to the model 1810 in its concept of operation; however, it is configured primarily for paint, ink and coatings applications.

         The Viscoliner model 1710 is a laboratory version of the model 1810. This instrument is used primarily for research, product development and quality assurance. Applications include the full range of markets that Nametre serves.

         Nametre's Markets

         Nametre's analyzers are sold primarily to product and material manufacturers engaged in the production and use of plastics, chemical, foods, paints, inks or coatings and paper and pulp. A number of analyzers are also sold to government laboratories and universities. Management believes (based on its internal calculations of the sales of companies that it has identified as competitors) that the current market for process viscosity totals approximately $20-25 million annually.

         Nametre Patents and Proprietary Technology

         Nametre develops proprietary information and technology, including software programs, in the course of its research and development activities. Certain aspects of its product are patented; however, management believes that patent and copyright protection are important, but less significant than the technical competence and creative skills of Nametre's personnel, the performance and reliability of Nametre's products, and competitive marketing, pricing and customer service.

         Nametre owns nine patents, including patents that cover the basic transducer and electronics for viscosity measurement, the method and apparatus for viscoelastic measurements, and the transducer for high viscosity measurements in extruders. The patents expire in various years from 1998 to 2011.

         Nametre owns or has applied for four trademarks. Three trademarks are Viscoliner , Rheoliner , and the Nametre's logo, Absolute Eta in a circle. These trademarks expire in various years, from 1999 to 2005. Nametre has also applied for a trademark on VisControl.

         Nametre Customers






         On September 30, 1996, the Company acquired approximately 61.23% of the outstanding shares of Nametre. The consolidated statements of operations and cash flows of Holometrix and subsidiary exclude any activity of Nametre prior to the date of acquisition. During fiscal 1996, which was a nine month year to allow Nametre to change its fiscal year to coincide with the Company's fiscal year, Nametre had total revenues of approximately $1,776,000, compared to $2,671,000 for the 12 month year ended December 31, 1995. For comparison purposes, for the period January 1 to September 30, 1995 Nametre had total revenues of $1,888,000. No customer accounted for more than 10% of Nametre's sales in fiscal 1996.

         Nametre Backlog

         As of September 30, 1996, Nametre's backlog for products and services totaled $342,513, as compared to $856,665 as of September 30, 1995. All backlog at September 30, 1996 is expected to be delivered before September 30, 1997.

         Nametre Competition

         Nametre's competitive advantage lies in its ability to develop and produce custom transducers, covering a wide range of viscosities, designed for mounting directly into the customer's process. Nametre's major competitors are Brookfield Engineering Laboratories, Solatron Transducers, MicroMotion Division of Fisher Rosemount, Norcross Corporation and Dynatrol Division of Automation Products, Inc. Competitive factors include price, wide product lines, performance, quality and reliability, ease of use, marketing capability, service and support and name recognition. Management believes Nametre competes favorably in most of these areas. Price and wide product line competition is generally overcome by the instruments' performance and installed cost.

         The market for scientific measuring instrumentation is also characterized by extensive research and development and rapid technological change. Development by others of new or improved products or technologies may make Nametre's products or proposed products obsolete or less competitive. Nametre may be required to devote substantial efforts and financial resources to increase its existing product lines by developing new products and services.

         Nametre Research and Development

         Nametre expended approximately $299,131, or 17% of sales and $210,295, or 8% of sales in fiscal 1996 and fiscal 1995, respectively, on research and development. Nametre expects that in fiscal 1997 its research and development expenditures will decrease to 10% of sales.

         Governmental Regulations

         There is presently no material government regulation with respect to Nametre's businesses and its development of products. However,





         the extent to which future governmental regulations may regulate Nametre's activities cannot be predicted, and Nametre may be subject to restrictions on allowable costs and profits on U.S. government contracts and the export of the technology to other countries as it seeks to expand further into foreign markets.

         Nametre Employees

         As of September 30, 1996, Nametre had 15 employees, 14 of whom are employed full-time. Most of Nametre's employees are highly skilled and Nametre's continued success will depend, in part, upon its ability to attract and retain such skilled employees. Nametre has never experienced a work stoppage, none of its employees are represented by a labor organization, and Nametre considers its relations with its employees to be good.

         Nametre Description of Properties

         Nametre leases approximately 4,000 square feet of production, research and development, engineering, administrative and service facilities at 101 Liberty Street, Metuchen, New Jersey. Nametre occupies this facility on a month to month basis under an operating lease.

         Nametre considers these facilities to be reasonably insured and adequate for its foreseeable needs and believes that similar facilities are available in the immediate area at comparable rental rates. As of July 28, 1997, all of the machinery and equipment owned by Nametre was subject to a senior security interest in favor of Silicon Valley Bank.

         Legal Proceedings

         There are no material pending legal proceedings to which Nametre is a party or to which any of its properties is subject.

         BUSINESS OF TYTRONICS INCORPORATED

         Tytronics Incorporated ("Tytronics") designs, manufactures and markets on-line liquid and gas chemical analyzers for specific applications in worldwide process and environmental markets.
         These devices measure the concentrations of specific chemicals and are used in both process control and environmental monitoring. Examples are the measurement of acid and iron in steel pickling (preparation) lines, the measurement of caustic concentration in gas scrubbers, the measurement of aluminum and iron in potable water treatment and the measurement of ammonia and nitrate in waste water treatment. Using the detection technologies of titration (neutralization reaction), colorimetry (a color change or color intensity differentiation) and spectrophotometry (a change measured in the ultraviolet or infrared regions), Tytronics focuses on providing simple, reliable and cost-effective analytical instrumentation to its markets worldwide. Tytronics is a Massachusetts corporation which was incorporated on May 18,





         1984. In late 1994, Tytronics acquired a majority interest in Holometrix. Tytronics' principal offices are located along with those of Holometrix at 25 Wiggins Avenue, Bedford, Massachusetts 01730-2323; Tytronics' telephone number is (781) 275-9660 and its facsimile number is (781) 275-9665.

         Tytronics' Instruments

         Tytronics' analyzers are available to monitor many liquids and some gasses, all done on-line. Typical constituents measured are aluminum, ammonia, chlorine, chromium, copper, cyanide, fluoride, iron, phosphate, manganese, nitrite, nitrate and zinc. Lower limits of measurement are at ppb levels, and upper limits are often at percent levels. Methods are based upon published literature methods and are adapted for use on Tytronics' family of analyzers. Over 1400 analyzers have been sold for a wide variety of applications. They operate in a wide variety of difficult, and sometimes hazardous, process and environmental conditions.

         Tytronics' products deliver on-line analysis for process and environmental monitoring reliably, simply and cost-effectively. On-line analysis is readily justified; benefits include improved yield, reduced chemical consumption, reduced labor and increased sensitivity to environmental concerns. The equipment provides accurate readings even with background interference of sample color and turbidity. Little or no filtering is used for most applications and the equipment measures both low and high concentrations of chemicals. The interface is user-friendly, with menu-driven software, and the units may be PC-linked to communicate with a host computer.

         Tytronics' family of analyzers employs a patented methodology to capture samples. This methodology is similar to use of an overflow cup, except that siphon action drains the sample to a final repeatable level (volume). This sampling method uses the reaction cell to both capture the sample and accomplish the appropriate chemical reaction, a significant reduction in complexity. Only a single highly reliable Teflon valve connects to the process stream. Analyses are fully automatic in all cases. Through menu-driven programming, the user can easily change the frequency of analysis and calibration, and the outputs, as well as most default values.

         Tytronics' Products

              Ion Selective Electrode Analyzers (FPA 200)

              The FPA 200 Series delivers reliable measurements of selective ions. Ion selective electrodes, which are the sensing technology employed, are measurement devices sensitive to the presence of a particular ion. The FPA 200 employes a patented sampling method which uses the reaction cell to capture the sample, thus reducing complexity. After the sample is captured, the instrument automatically adds a





              reagent to condition the sample to avoid interferences or to adjust the ionic strength of the sample. The analyzers utilize software which provides for two analytical methods, direct measurement and known addition (addition of a known standard for which accurate measurements exist). The first is the simplest and fastest, but the accuracy of this method is more dependent upon the electrode. Periodic, automatic calibration is used to determine, calculate and automatically adjust the parameters of the electrode to keep the measurement correct. The second method is the known addition measurement technique. This provides more consistent results than direct electrode measurement; with this method, instrument results are not affected by erratic electrode performance. The on-board computer operates the components, takes readings from the sensor, calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).


              Titrators (FPA 300 and FPA 400)

              The FPA 300 series delivers reliable on-line titration. The FPA 300 series titrates using a variety of electrodes, which sense the maximum rate of microvoltage change in a particular chemical reaction. The FPA 400 series adds the capacity to titrate to a color endpoint, sensing the maximum rate of change of color in a chemical solution. The colorimetric endpoint (maximum color change) is sensed with light which is carried from and returned to the source/ detector by fiber optics. Colorimetric titration offers on-line analytical capability at trace levels in applications such as monitoring plant effluent and municipal water, and environmental analysis in general. Both series of instruments capture a fresh sample, condition it and titrate to a fixed endpoint. Siphon action drains the sample to a final repeatable level (volume). The on-board computer operates the components, takes readings from the sensor, and calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).

              Colorimeters (FPA 800)

              The FPA 800 series delivers reliable on-line colorimetric analysis. These analyzers are configured to make precise reagent additions which, in combination with the chemical being measured, develop a characteristic color. The color is developed by reaction following well-established techniques. Direct colorimetry offers on-line analytical capability at trace levels in applications such as monitoring plant effluent and municipal water, and environmental analysis in general. Color is measured using a light source and detectors, coupled with fiber-optics, to transmit and receive a beam to and from the sample in the reaction cell. The concentration of the solution being measured is proportional





              to the color developed, and thus the amount of light absorbed. The instrument has a simple and patented liquids handling and sample capture system, coupled with a fiber-optics probe. The on-board computer operates the components, takes readings from the sensor, calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).

              Spectrophotometers (FPA 1000 and FPA 1100)

              The FPA 1000 and 1100 series delivers reliable on-line photometric (light source) analysis, offering on-line analytical capability at both trace and higher levels. These spectrophotometers are applicable to both process and environmental applications, and use well-established spectrophotometric techniques of analysis. With the FPA 1000, a light source in the visible, and very-near-infrared region is passed through the sample, then through optical filters; the absorbance of the returning energy is measured at the selected wavelengths. The concentration of the solution is proportional to the absorbance measured. The technique used is a dual-wavelength technique, which compensates for sample turbidity and color, allowing a true measurement of the constituent in question. With the FPA 1100, a similar dual-wavelength approach is employed in the ultraviolet range, using stabilized arc sources. This provides a reliable measurement for lower detection levels and greater analytical stability. The instruments can use fiber-optics to remotely sense concentrations in a pipeline cell; depending on the sample pipe diameter, the non-intrusive measurement is made with a cell installed directly into the line. Alternatively, a bypass line of selected pipe diameter can be installed to select the diameter for a more appropriate pathlength. Conventional liquid and gas cells are also available. Once again, the on-board computer operates the components, takes readings from the sensor, and calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).


              Tytronics'  Sentinel

              The Tytronics' Sentinel series delivers simple, reliable and cost-effective on-line colorimetric analysis, directed primarily at the potable and waste water markets. Colorimetric analyzers are configured to make precision reagent additions to develop a characteristic color. Color is developed by reaction following well-established techniques. The colorimetric system uses dual wavelength optical configuration features that provide stable, accurate and reproducible measurements even at concentrations below 50 ppb, and in the presence of sample background color and turbidity. The instrument is highly tolerant of solids and particulates, using wide bore tubing (0.25") for sample





              intake and transport. In many applications, it can be used without any further external filtering, a significant advantage. Tytronics' Sentinel offers multi-streaming; analyzers can be expanded to analyze up to 6 separate sample streams. Industrial enclosures and modular design of the fluidic and electronic components provide high reliability and ease of maintenance. The on-board computer operates the components, takes readings from the sensor, and calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).

         Tytronics' Markets

         Tytronics' chemical analyzers are primarily sold to two major markets. The first is the chemical/petrochemical/refinery industry; within this industry, Tytronics' instruments are used for both process control and effluent monitoring. The second major market is the water treatment industry; in this case, Tytronics' products are used for the control and monitoring of both potable water and waste water treatment. A number of instruments are also sold to the food, beverage and textile industries. Management believes (based on a market study entitled Process Analyzer Market, 1994-1999, by PAI Partners, Leonia, New Jersey, May 1995) that current markets for process chemical analyzers total approximately one billion dollars annually.

         Tytronics markets its products in the U.S. and internationally through the combination of direct sales force and a network of independent manufacturer's representatives and distributors. Tytronics actively advertises its products in industry trade journals, attends various U.S. and international trade shows and maintains a home page on the World Wide Web to promote its products and services.

         Current products are sold in North America directly from the company's offices in Bedford, Massachusetts. Domestic sales amounted to approximately 40% of total revenue for fiscal year 1996, with international sales accounting for the balance of 60%. Domestic sales and marketing are handled in-house by a staff of three professionals, supporting independent manufacturers' representatives. Overseas sales (primarily to Africa, Europe, the Far East and Latin America) are made through independent distributors and sales agents, managed by two sales and marketing professionals. In addition to the in-house sales managers, a Director and Assistant Director of Sales and Marketing for Tytronics and Nametre are responsible for the sales and marketing activities of both companies. Product visibility is maintained through active participation in regional, national and international trade organizations including Instrument Society of America, American Water Works, Water Environment Federation and the New England Water Works Association.








         Tytronics Patents and Proprietary Technology

         Tytronics develops proprietary information and technology, including software programs, in the course of its research and development activities. Management believes that patent and copyright protection are important, but less significant than the technical competence and creative skills of Tytronics' personnel, the performance and reliability of the Tytronics' products and competitive marketing, pricing and customer service. Tytronics holds three patents, two in the area of sample capture methodologies, and one for a particular form of spectrophotometric calibration. Tytronics holds a broad variety of worldwide trademarks, and has copyrighted certain selected information.

         Tytronics Customers

         During fiscal 1996, Tytronics' consolidated revenues were approximately $5,613,000, compared to $4,780,000 in fiscal 1995. No customer accounted for more than 10% of consolidated sales in fiscal 1996.

         Tytronics Backlog

         As of September 30, 1996, Tytronics' consolidated backlog for products and services approximated $1,254,000, as compared to approximately $893,000 in backlog as of September 30, 1995. Included in the September 30, 1996 backlog is $343,000 of Nametre's products; since the majority of Nametre's stock was acquired on September 30, 1996, no backlog for Nametre's products is included in the September 30, 1995 totals. All backlog at September 30, 1996 is expected to be delivered before September 30, 1997.

         Tytronics Competition

         Tytronics' competitive advantage lies in its ability to develop and produce simple, reliable and cost-effective instrumentation that can be used to measure a wide variety of constituents in a broad spectrum of industries. However, competition is intense. Tytronics' process analyzers experience direct competition from Applicon Instruments BV, FPM Analytics Inc., Ionics Inc., Polymetron and Seres. Tytronics' potable water and waste water analyzers experience direct competition from ABB Kent-Taylor Ltd., Aztec, Bran & Luebbe Inc., Dr. Bruno Lange GmbH, Hach Company, pHox, Polymetron, Skalar Inc. and Seres.

         Tytronics Research and Development

         Tytronics' consolidated research and development expenditures were approximately $456,000, or 8% of sales, and $454,000, or 9% of sales, in fiscal 1996 and fiscal 1995, respectively. Tytronics expects that, in fiscal 1997, its research and development expenditures will remain roughly constant, approximating 8% of sales.





         Governmental Regulations

         There is presently no material government regulation with respect to Tytronics' businesses and its development of products.
         However, the extent to which future governmental regulations may regulate Tytronics' activities cannot be predicted, and Tytronics' may be subject to restrictions on allowable costs and profits on U.S. government contracts and the export of the technology to other countries as it seeks to expand further into foreign markets.

         Tytronics Employees

         As of both June 30, 1997 and September 30, 1996, Tytronics had 20 employees, 12 of whom are employed full-time. Most of Tytronics' employees are highly skilled and Tytronics' continued success will depend, in part, upon its ability to attract and retain such skilled employees. Tytronics has never experienced a work stoppage, none of its employees are represented by a labor organization, and Tytronics considers its relations with its employees to be good.

         Tytronics Description of Properties

         Tytronics occupies approximately 30% of 15,200 square feet of production, research and development, engineering, administrative and service facilities from the Company (see above). Tytronics considers these facilities to be reasonably insured and adequate for its foreseeable needs and believes that similar facilities are available in the Boston metropolitan area at comparable rental rates.

         Substantially all of the machinery and equipment used by Tytronics in its operations is owned by Tytronics and management considers this equipment to be in good condition. As of July 24, 1997, all of the machinery and equipment owned by Tytronics was subject to a senior security interest in favor of Silicon Valley Bank.


         Legal Proceedings

         There are no material pending legal proceedings to which Tytronics is a party or to which any of its properties is subject.

         Market for Registrant's Common Equity and Related Stockholder
         Matters

         The Company's Common Stock is no longer quoted in the over-the-counter market. There currently does not exist an active trading market for the Company's securities. The following table sets forth the range of high and low bid quotations for the Company's Common Stock as reported by the National Quotation Bureau of New Jersey.






         Fiscal Year 1995                            Low           High
         First Quarter Ended December 31, 1994     $0.001        $0.001
         Second Quarter Ended March 31, 1995        0.001         0.001
         Third Quarter Ended June 30, 1995          0.001         0.002
         Fourth Quarter Ended September 30, 1995    0.001         0.002

         Fiscal Year 1996                            Low           High
         First Quarter Ended December 31, 1995     $0.001        $0.002
         Second Quarter Ended March 31, 1996        0.002         0.005
         Third Quarter Ended June 30, 1996          0.005         0.005
         Fourth Quarter Ended September 30, 1996    0.002         0.005

         Fiscal Year 1997                            Low           High
         First Quarter Ended December 31, 1996     $0.002        $0.002
         Second Quarter Ended March 31, 1997        0.002         0.04
         Third Quarter Ended June 30, 1997          0.005         0.02

         These quotations represent prices between dealers and do not include retail markups, markdowns or commissions and may not necessarily represent actual transactions. There were 483 holders of record of the Company's outstanding capital stock as of September 5, 1997.

         Since its organization, the Company has not paid any cash dividends on its capital stock. The Board of Directors does not contemplate declaring any dividends in the near future. Any declarations of dividends will be determined by the Board of Directors in light of the conditions then existing, including the Company's earnings, its financial condition and working capital needs, any agreements restricting the payment of dividends, and other factors. Certain agreements with the Company's financing sources include covenants which currently restrict the Company from paying any cash dividends.

         Financial Information

         A copy of the following financial statements and information of the Company (consolidated with Nametre) and Tytronics is included with this proxy statement as Exhibit B:

         Holometrix

         1. Management's discussion and analysis for the nine-months ended June 30, 1997 and 1996.
         2. Consolidated condensed financial statements for the nine-months ended June 30, 1997 and 1996.
         3. Management's discussion and analysis for the year ended September 30, 1996.
         4. Consolidated financial statements for the year ended September 30, 1996.

         Nametre

         1.   Financial statements for the year ended September 30, 1996.





         Tytronics

         1. Management's discussion and analysis for the nine-months ended June 30, 1997 and 1996.
         2. Consolidated condensed financial statements for the nine-months ended June 30, 1997 and 1996.
         3. Management's discussion and analysis for the year ended September 30, 1996.
         4. Consolidated financial statements for the year ended September 30, 1996.

         Pro Forma Financial Information

         1. Pro forma combined condensed balance sheet as of June 30, 1997.
         2. Pro forma combined condensed statement of operations for the nine-months ended June 30, 1997.
         3. Pro forma combined condensed statement of operations for the year ended September 30, 1996.

         Votes Required

         Approval of the amendment to the Charter to increase the authorized number of shares of the Company's Common Stock will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Tytronics is the record holder of approximately 70% of the Company's outstanding Common Stock and Joseph J. Caruso, a director of the Company, is the beneficial owner of approximately 6% of the Company's outstanding Common Stock. Tytronics and Mr. Caruso have indicated their intention to vote for the proposal to amend the Company's Charter to increase the authorized number of shares of the Company's Common Stock. Abstentions and broker non-votes will be equivalent to a vote against the amendment.

         Board of Directors Recommendations

         The Board of Directors has unanimously recommended (with the exception of those directors of the Company who are also directors of Tytronics or Nametre, who abstained from voting) that you vote FOR the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock.

         THE REVERSE STOCK SPLIT (PROPOSAL 2)

         General

         The Board of Directors has determined that it would be advisable to amend the Company's Certificate of Incorporation effective following the Reorganization to effect a 1 for 50 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock. A copy of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A. If the Reverse





         Stock Split is approved by the shareholders, each 50 shares of the Company's Common Stock (the "Old Common Stock") outstanding on the effective date of the Reverse Stock Split will be converted automatically into 1 share of New Common Stock, par value $.50 per share (the "New Common Stock"). To avoid the existence of fractional shares of New Common Stock, shareholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive one additional whole share of Common Stock. See "Exchange of Stock Certificates". The effective date of the Reverse Stock Split will be the date on which the amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, which is anticipated to be as soon as practicable following the effectiveness of the Reorganization.

         Background and Reasons for the Reverse Stock Split

         The Reverse Stock Split would reduce the number of outstanding shares of Common Stock to approximately 2,000,000 shares following the Reorganization, or approximately 2% the number of shares outstanding prior to the Reverse Stock Split. The Reverse Stock Split would also proportionally reduce the number of shares of Common Stock reserved for issuance pursuant to options and warrants of the Company outstanding as of the effective date of the Reverse Stock Split. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares and rounding up to the nearest whole share in every instance. If the proposal for amendment of the Company's Certificate of Incorporation to effect the Reverse Stock Split is approved, each outstanding share of Common Stock will be entitled to one vote at each meeting of stockholders, as is the case with each presently outstanding share. While a reduced number of outstanding shares of Common Stock could adversely affect the liquidity of the Common Stock, management of the Company does not believe this is likely to happen. Because the par value of the Common Stock will be increased, to $.50 per share from $0.01 per share, by the same proportion that the number of outstanding shares will be decreased, there will be no change in the stockholders' equity, stated capital or paid-in capital of the Company, or the amount that could lawfully be distributed to stockholders. The Reverse Stock Split is not intended as an anti-takeover device and is not expected to function unintentionally as one.

         The Company's Common Stock is not quoted in the over-the-counter market and there currently exists no active trading market in the Company's securities. Information reported by the National Quotation Bureau of New Jersey, indicates that the high and low bid quotations for the Company's Common Stock for the nine month period ended June 30, 1997 were $.02 and $.005, respectively.
         The Board of Directors of the Company believes that the low bid quotations for the Company's Common Stock has impaired the






         acceptability of the Company's Common Stock by the financial community and the investing public.

         The Board of Directors believes that the decrease in the number of shares of the Company's Common Stock outstanding as a consequence of the Reverse Stock Split and the resulting anticipated corresponding increased price level will result in greater interest in the Company's Common Stock by the financial community and the investing public than if the Reverse Stock Split were not effected.

         There can be no assurance, however, that the foregoing will occur or that the market prices of the Company's Common Stock immediately after implementation of the Reverse Stock Split will increase, and if they increase, there can be no assurance that such increases can be maintained for any period of time, or that such market prices will approximate 50 times the market prices before the Reverse Stock Split.

         Exchange of Stock Certificates; No Fractional Share Interests

         The Reverse Stock Split will be effective on the Effective Date of the filing with the Secretary of State of Delaware of the Certificate of Amendment with respect to this proposal which is expected to take place immediately following the Reorganization. Stockholders of the Company on and as of the Effective Date will then be furnished the necessary materials and instructions to effect the exchange of their certificates representing Old Common Stock for new certificates representing the New Common Stock of the Company outstanding after the Reverse Stock Split. Certificates representing Old Common Stock presented for transfer subsequent to the Effective Date may be transferred by the Company's Transfer Agent, but certificates representing the reissued shares will represent only the number of New Common Stock to which the holder of the shares of Old Common Stock presented for transfer was entitled on and as of the Effective Date. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES FOR EXCHANGE UNTIL AFTER THE EFFECTIVE DATE AND RECEIPT OF NOTIFICATION AND INSTRUCTIONS FROM THE COMPANY.

         No fractional shares will be issued and all fractional shares, no matter how small, will be rounded up to the nearest whole share. Accordingly, no stockholder will receive less than one share as a result of this proposal.

         Federal Income Tax Consequences

         This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers as, for example, non-resident aliens, broker-dealers or insurance companies. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.






         The exchange of Old Common Stock for New Common Stock should not result in recognition of gain or loss for federal income tax purposes. Provided that a stockholder held the Old Common Stock as a capital asset, the New Common Stock received in exchange therefor will also be held as a capital asset and the holding period of the New Common Stock will include the stockholder's holding period for the Old Common Stock. The tax basis of the New Common Stock will be the same as the tax basis of the Old Common Stock exchanged therefor.

         Although not free from doubt, the above treatment should also apply with respect to additional shares received for fractional shares. However, it is possible that the receipt of additional shares could be wholly or partly taxable. Holders should consult with their own tax advisors.

         No Dissenter's Rights

         Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split.

         Votes Required

         Amendment of the Company's Certificate of Incorporation to provide for the Reverse Stock Split requires the favorable vote of a majority of the outstanding shares of Common Stock of the Company, pursuant to the requirements of the Delaware General Corporation Law. If the proposed amendment is approved by the Stockholders, the amendment will become effective the date of its filing with the Secretary of State of Delaware.

         Board of Directors Recommendation

         The Board of Directors unanimously recommends a vote FOR amendment of the Company's Certificate of Incorporation to effect the Reverse Stock Split.

         AMENDMENT OF COMPANY'S CHARTER TO CHANGE THE NAME OF THE COMPANY FROM HOLOMETRIX, INC. TO METRISA, INC. (PROPOSAL 3)

         The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to change the name of the Company from Holometrix, Inc. to Metrisa, Inc. The Board recommends that the stockholders approve the amendment to the Company's Charter to effect the proposed name change. The Board of Directors believes that the name of the Company should be changed following the Reorganization to better describe the business which will be conducted by the Company following the Reorganization.

         Votes Required

         Approval of the amendment to the Charter to change the name of the Company will require the affirmative vote of the holders of a





         majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes will be equivalent to a vote against the amendment.

         Board of Directors Recommendation

         The Board of Directors unanimously recommends that you vote FOR the amendment to the Company's Certificate of Incorporation to change the name of the Company.


                                   OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

         Proposals of Stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Bedford, Massachusetts, not later than September 18, 1997, for inclusion in the proxy statement for that meeting.

                               ADDITIONAL INFORMATION

         The following additional information is attached to this Proxy
         Statement:

              Exhibit A: Proposed Amendments to the Company's Certificate of Incorporation, as amended.

              Exhibit B:  Financial Information

              Holometrix

              1. Management's discussion and analysis for the nine-months ended June 30, 1997 and 1996.
              2. Consolidated condensed financial statements for the nine-months ended June 30, 1997 and 1996.
              3. Management's discussion and analysis for the year ended September 30, 1996.
              4. Consolidated financial statements for the year ended September 30, 1996.

              Nametre

              1. Financial statements for the year ended September 30, 1996.









              Tytronics

              1. Management's discussion and analysis for the nine-months ended June 30, 1997 and 1996.
              2. Consolidated condensed financial statements for the nine-months ended June 30, 1997 and 1996.
              3. Management's discussion and analysis for the year ended September 30, 1996.
              4. Consolidated financial statements for the year ended September 30, 1996.

              Pro Forma Financial Information

              1. Pro forma combined condensed balance sheet as of June 30, 1997.
              2. Pro forma combined condensed statement of operations for the nine months ended June 30, 1997.
              3. Pro forma combined condensed statement of operations for the year ended September 30, 1996.


         Exhibit C Valuation Opinion of Fechtor, Detwiler & Co., Inc. dated August 28, 1997
































                                                  - 43 -

                                 HOLOMETRIX, INC.
                     25 WIGGINS AVENUE, BEDFORD, MA 01730-2323

                                       PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLOMETRIX, INC.

        The undersigned stockholder of Holometrix, Inc. (the "Company") hereby appoints John E. Wolfe and David J. Brown, and each of them, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the special meeting of the stockholders of the Company to be held at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts on Tuesday, December 30, 1997, and at any adjournment or postponement of such meeting, for the following purposes and with discretionary authority as to any other matter that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

             Proposal (1):       To approve an amendment to the Company's
                                 Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, $.01 par value, from 30,000,000 to 100,000,000 shares.

                                 FOR ___   AGAINST ___       ABSTAIN ___

             Proposal (2):       To approve an amendment to the Company's
                                 Certificate of Incorporation, as amended, to be effective following the reorganization of the Company, Tytronics
                                 Incorporated and National Metal Refining
                                 Company, Inc., to reduce the number of
                                 authorized shares of Common Stock of the Company from 100,000,000 to 2,000,000 with $.50 par value; and to effect a
                                 reverse stock split of the Company's
                                 Common Stock (such split to combine fifty outstanding shares of Common Stock into one share of Common Stock).

                                 FOR ___   AGAINST ___       ABSTAIN ___

             Proposal (3):       To approve an amendment to the Company's
                                 Certificate of Incorporation, as amended, to change the name of the Company from Holometrix, Inc. to Metrisa, Inc.

                                 FOR ___   AGAINST ___       ABSTAIN ___


                                 Date:_____________________________, 1997

                                 ________________________________________

                                 ________________________________________
                                         (Signature of Stockholder)
                                 Please sign exactly as your name appears.
                                 If acting as attorney, executor, trustee or in other representative capacity, sign name and title.




                             CERTIFICATE OF AMENDMENT
                                        OF
                           CERTIFICATE OF INCORPORATION

                                        of

                                 Holometrix, Inc.


             Holometrix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of

        Delaware (the "Corporation"), DOES HEREBY CERTIFY:

             FIRST:    That the Board of Directors of the Corporation, by

        unanimous vote of the Board of Directors taken at a meeting of the

        Board of Directors held on August 28, 1997, in accordance with the provisions of the General Corporation Law of the State of Delaware

        and the By-laws of the Corporation, duly adopted the following resolution authorizing a proposed amendment to the Certificate of

        Incorporation of said Corporation declaring said amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

             RESOLVED: That the Corporation amend its Certificate of
                       Incorporation to increase the number of authorized shares of Common Stock, $.01 par value, from 30,000,000 to 100,000,000.

             SECOND:   That the stockholders of said Corporation at a

        Special Meeting of Stockholders held on October 28, 1997, in accordance with the provisions of Sections 211 and 222 of the

        General Corporation Law of the State of Delaware, duly adopted the aforementioned amendment.

             THIRD:    That the aforementioned amendment was duly adopted

        in accordance with the provisions of Section 242 of the General

        Corporation Law of the State of Delaware.




             FOURTH:   That in accordance with the aforementioned

        resolution, the Certificate of Incorporation of this Corporation is hereby amended by deleting the first paragraph of Article 4 thereof in its entirety and replacing it with a new paragraph so that, as amended, the first paragraph of Article 4 shall read as follows:

                       "4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, with a par value of one cent ($.01) per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, with a par value of one cent ($.01) per share (the "Preferred Stock")."

             IN WITNESS WHEREOF, Holometrix, Inc., has caused this

        Certificate to be signed by John E. Wolfe, President, and attested by David J. Brown, Secretary, this ____ day of October, 1997.



        Attest                             HOLOMETRIX, INC.



        ____________________________       ____________________________
        David J. Brown                     John E. Wolfe
        Its Secretary                      Its President




                             CERTIFICATE OF AMENDMENT
                                        OF
                           CERTIFICATE OF INCORPORATION

                                        of

                                 Holometrix, Inc.



             Holometrix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of

        Delaware (the "Corporation"), DOES HEREBY CERTIFY:

             FIRST:    That the Board of Directors of the Corporation, by

        unanimous vote of the Board of Directors taken at a meeting of the

        Board of Directors held on August 28, 1997, in accordance with the provisions of the General Corporation Law of the State of Delaware

        and the By-laws of the Corporation, duly adopted the following resolution authorizing a proposed amendment to the Certificate of

        Incorporation, said Corporation, declaring said amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

             RESOLVED: That the Corporation amend its Certificate of
                       Incorporation to effect a one for fifty reverse stock split of the Corporation's issued and outstanding common stock, $.01 par value, decreasing the number of authorized shares of common stock, $.01 par value, from 100,000,000 shares to 2,000,000 shares and increasing the par value of the Corporation's Common Stock to $.50 per share.

             SECOND:   That the stockholders of said Corporation, at a

        Special Meeting of Stockholders held on October 28, 1997, in accordance with the provisions of Sections 211 and 212 of the

        General Corporation Law of the State of Delaware, duly adopted the aforementioned amendment.




             THIRD:    That the aforementioned amendment was duly adopted

        in accordance with the provisions of Section 242 of the General

        Corporation Law of the State of Delaware.

             FOURTH:   That in accordance with the aforementioned

        resolution, the Certificate of Incorporation of this Corporation is hereby amended by deleting the first paragraph of Article 4 thereof in its entirety and replacing it with a new paragraph so that, as amended, the first paragraph of Article 4 shall read as follows:

                       "4. The total number of shares of stock which the Corporation shall have authority to issue is twelve million (12,000,000) shares, of which two million (2,000,000) shares shall be common stock, with a par value of fifty cents ($.50) per share (the "Common Stock"), and ten million (10,000,000) shares shall be preferred stock, with a par value of one cent ($.01) per share (the "Preferred Stock")."

             FIFTH:    That the Board of Directors of the Corporation, by

        unanimous vote of the Board of Directors taken at a meeting of the

        Board of Directors held on August 28, 1997, in accordance with the provisions of the General Corporation Law of the State of Delaware

        and the By-laws of the Corporation, duly adopted the following resolution authorizing a proposed amendment to the Certificate of

        Incorporation of the Corporation, declaring the amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

                  RESOLVED: That the Corporation amend its Certificate of
                            Incorporation to change its name from
                            Holometrix, Inc. to Metrisa, Inc.

             SIXTH:    That the stockholders of the Corporation, at a

        Special Meeting of Stockholders held on October 28, 1997, in




        accordance with the provisions of Sections 211 and 222 of the

        General Corporation Law of the State of Delaware, duly adopted the aforementioned amendment.

             SEVENTH:  That the aforementioned amendment was duly adopted in accordance with the provisions of Section 242 of the General

        Corporation Law of the State of Delaware.

             EIGHTH:   That in accordance with the aforementioned

        resolution, the Certificate of Incorporation of this Corporation is hereby amended by deleting Article 1 thereof in its entirety and replacing it with a new Article 1 so that, as amended

        Article 1 shall read as follows:

                       "1.  The name of the Corporation is
                       Metrisa, Inc."


             IN WITNESS WHEREOF, Holometrix, Inc., has caused this

        Certificate to be signed by John E. Wolfe, President and attested by David J. Brown, Secretary this ____ day of October, 1997.



        Attest                             HOLOMETRIX, INC.



        ____________________________       ____________________________
        David J. Brown                     John E. Wolfe
        Its Secretary                      Its President

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS

RESULTS OF OPERATIONS - Holometrix, Inc. (the "Company") is a product development, manufacturing and contract test services company which specializes in manufacturing instruments ("Instruments") and providing contract test services ("Testing Services") for measuring the thermophysical properties of a wide variety of materials. National Metal Refining Company, Inc., ("Nametre"), in which Holometrix holds a majority ownership position, manufactures on-line sensors and laboratory instruments for measuring the viscosity of a wide range of materials.

Three-Month Period Ended June 30, 1997 as Compared With the Three-Month Period Ended June 30, 1996

	Revenues in the third quarter of fiscal 1997 totaled $1,020,000 as compared to $578,000 in the comparable quarter of 1996, an increase of $442,000. This 76% increase is primarily due to the acquisition of a majority ownership in Nametre at the end of fiscal year 1996. The revenues for Nametre alone totaled $492,000 and revenues for Holometrix alone totaled $528,000, a 9% decrease over the comparable quarter of fiscal 1996. This decrease is due primarily to the decrease of revenue from a government contract and certain instruments, offset by increased sales generated from the introduction of the Company's new Lambda instrument.

	Cost of sales increased by $217,000, or 68%, from $318,000 (55% of sales) in the third quarter of fiscal 1996 to $535,000 (52% of sales) in the same period of fiscal 1997. This 68% increase is attributable primarily to the Nametre acquisition. Cost of sales for Holometrix alone totaled $350,000, a 10% increase. This increase is primarily due to the higher costs associated with the introduction of the newly developed Lambda instrument.

	Selling, general and administrative expenses increased by $199,000, or 98%, from $203,000 (35% of sales) to $402,000 (39% of sales). The difference was primarily the result of the acquisition of Nametre. Holometrix expenses alone totaled $201,000, a decrease of 1%.

	Research and development increased $63,000, from $42,000 (7% of sales) to $105,000 (10% of sales). The increase was again primarily due to the acquisition of Nametre. Holometrix R&D alone decreased $2,000, a decrease of 5%.

	Loss from operations was $22,000 in the third quarter of fiscal 1997, compared with an income of $15,000 in the comparable period of fiscal
1996.  Holometrix' loss from operation alone was $63,000.  Consolidated
Net loss was $53,000 in the third quarter of fiscal 1997. Holometrix net loss alone was $75,000 compared with a net income of $5,000 in the comparable period of fiscal 1996. These losses are primarily due to lower sales and increased costs of sales, partially offset by income derived from the consolidation of Nametre.




Nine-Month Period Ended June 30, 1997 as Compared With the Nine-Month Period Ended June 30, 1996

	Revenues for the nine months of fiscal 1997 totaled $3,335,000 as compared to $1,423,000 in the comparable period of 1996, an increase of $1,912,000. This 134% increase is primarily due to the acquisition of a majority ownership in Nametre at the end of fiscal year 1996. The revenues for Nametre alone totaled $1,839,000 and revenues for Holometrix alone totaled $1,496,000, a 5% increase over the comparable period of fiscal 1996, due primarily to increased sales and marketing activity and the introduction of the Company's new Lambda instrument.

	Cost of sales increased by $831,000, or 89%, from $931,000 (65% of sales) for the nine months of fiscal 1996 to $1,762,000 (53% of sales) in the same period of fiscal 1997. This 89% increase is primarily due to the Nametre acquisition. Cost of sales for Holometrix alone totaled $1,034,000, an 11% increase. This increase is primarily due to the higher costs associated with the introduction of the newly developed Lambda instrument.

	Selling, general and administrative expenses increased by $889,000, or 165%, from $538,000 (38% of sales) to $1,427,000 (43% of sales).
The difference was primarily the result of the acquisition of Nametre. Holometrix expenses alone totaled $612,000, an increase of 14%.
The Holometrix increase was primarily due to increased legal and audit expenses incurred in connection with the consolidation and reporting of Nametre.

	Research and development increased $157,000, from $113,000 (8% of sales) to $270,000 (8% of sales). The increase was again due to the acquisition of Nametre. Holometrix R&D alone increased $14,000, an increase of 12%. This increase was due to the addition of a development engineer and ongoing development of new instrument products.

	Loss from operations was $123,000 for the nine months of fiscal 1997, compared with a loss of $159,000 in the comparable period of fiscal 1996. Holometrix' loss from operations alone was $278,000. Consolidated Net loss was $219,000 for the nine months of fiscal 1997. Holometrix net loss alone was $303,000 compared with a net loss of $185,000 in the comparable period of fiscal 1996. These losses are primarily due to increased manufacturing, selling and administrative costs, partially offset by income derived from the consolidation of Nametre.

	Total Assets increased by $187,000 (7%) in the nine months of fiscal 1997, from $2,549,000 to $2,735,000. Cash increased by $162,000, primarily as a result of increased borrowing from the Company's bank line of credit and to increased collections activity, resulting in a decrease in accounts receivable of $90,000 in the nine months. Inventories increased by $130,000, due to manufacturing plans for increased sales volume and the introduction of a new product. Other current assets decreased by $9,000, due to the expensing of incurred but unbilled insurance premiums. Other assets decreased by $20,000, due primarily to $21,000 for amortization of goodwill and patents, offset by a $1,000 increase in deposits. Equipment and fixtures increased by $12,000, due to purchase of additional equipment.

	Total Liabilities increased by $292,000, primarily due to a $200,000 increase in the Company's line of credit, and increases of $263,000 in accounts payable and accrued expenses. This was offset by decreases due to net payment of $74,000 to a stockholder, decreases of $78,000 in long-term debt, and decreases of $20,000 in notes payable to stockholders and other current maturities. Accounts payable increased by $63,000, from $1,204,000 at September 30, 1996, to $1,267,000 at June 30, 1997,
primarily due to increases in operational expenditures and sales commissions.

	As of June 30, 1997, the Company had an outstanding order backlog for products and services of approximately $825,000 as compared to a backlog of $368,000 at June 30, 1996. The Company believes the $
825,000 backlog will largely be realized in fiscal 1997. The outstanding backlog for Holometrix alone at June 30, 1997, was approximately $ 278,000, a decrease of $ 90,000 (24%). This decrease is due primarily to the decrease of revenue from a government contract and certain instruments.


LIQUIDITY AND CAPITAL RESOURCES

Acquisition & Debt Conversion
	On September 30, 1996, the Company acquired approximately
61.23% of the outstanding shares of Nametre, a developer of instruments for the measurement of viscous properties of materials, for $225,000 in cash, and $75,000 in notes payable, plus acquisition costs. The acquisition has been accounted for under the purchase method of accounting, resulting in the cost of the acquisition being preliminarily allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed. This allocation has resulted in goodwill of approximately $245,000 which is being amortized over 15 years. The purchase also provided for the acquisition by the Company of warrants to purchase an additional 13,334 shares at $3 per share and 10,000 shares at $6 per share. The Company raised the funds to acquire Nametre by issuing 6,000,000 shares of the Company's common stock to Tytronics, at a purchase price of $.05 per share. At the time of this sale of shares, the Company entered into a debt restructuring agreement with Tytronics; in conjunction with that agreement, the Company also issued warrants to Tytronics to purchase one million, one hundred thousand (1,100,000) shares of Common Stock at an exercise price of $0.05 per share and one million (1,000,000) shares of Common Stock at an exercise price of $0.10 per share, expiring February
1, 2006. The purchase did not have a material effect on the Consolidated Statement of Income for the year ended September 30, 1996.

Notes payable to stockholders

As of December 31, 1995, the Company was in default on the then current $55,000 installment payment due on the original $165,000 term note to Tytronics. However, Tytronics had expressed its agreement not to accelerate payment on this term note. Subsequently, as of September 30, 1996, in connection with additional common stock sold to Tytronics, $65,000 of the note was converted to equity as payment and the note was re-written for $100,000 payable in two installments due in November 1997 and November 1998. At June 30, 1997, the total outstanding balance was $100,000, of which $50,000 is classified as current.
Notes payable line of credit

	As of June 30, 1997, the Company, in concert with its subsidiary Nametre and its parent company Tytronics obtained new terms from Silicon Valley Bank for a combined line of credit and term loan of $1,500,000, secured by substantially all assets of the Company , its subsidiary Nametre and Tytronics. This new line was in effect on July 24, 1997. Advances under this line through September 1, 1997, can not exceed the lesser of 70% of the Company's eligible accounts receivable as defined, or the consolidated Tangible Net Worth as defined plus the minority interest. Thereafter, borrowings can not exceed the lesser of 70% of the Company's eligible accounts receivable as defined, or 110% of the consolidated Tangible Net Worth as defined. These outstanding amounts are payable on demand and advances are contingent upon maintaining certain covenants relative to profitability, liquidity and tangible net worth. As of June 30, 1997, the Company was in compliance with all covenants and ratios of the new line of credit. At June 30, 1997, the Companys' borrowings under its prior line of credit were $284,000.

In the second half of fiscal 1996 the Company introduced a new instrument product line, namely the Lambda 2000 Series. The Company will continue to invest in enhanced sales and marketing efforts, new product development, and the development of strategic relationships, including licensing, acquisition, or mergers. Management believes that operating capital and the line of credit from Silicon Valley Bank will provide sufficient capital to maintain stable Company operations throughout fiscal 1997. Management also believes that additional capital resources will be available from Tytronics. However, it is unlikely that the Company will become profitable in fiscal 1997, and there can be no guarantees that adequate operating funds will be generated through revenue increases, that strategic relationships will materialize, or that additional funding can be obtained on acceptable terms.

New Accounting Pronouncements

	Statement of Financial Accounting Standards No. 128 "Earnings Per Share", issued by the Financial Standards Board is effective for financial statements for fiscal years ending after December 15, 1997. The new standard establishes standards for computing and presenting earnings per share.
	The effect of adopting Statement of Financial Accounting Standards No. 128 ("FAS No. 128") has not been estimated. The Company is required to adopt the disclosure requirements of FAS No. 128 during the period ended December 31, 1997.


FINANCIAL STATEMENTS

HOLOMETRIX, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(Unaudited)

				  June 30,            September 30,
				    1997                  1996
							   (*)
CURRENT ASSETS:

Cash and cash equivalents         $189,294             $ 27,495
Accounts receivable, less
 allowance for doubtful
 accounts of $35,000             1,071,674            1,162,148
Inventories                        792,196              662,323
Due from stockholder                 1,830                 -
Other current assets                23,837               32,802

TOTAL CURRENT ASSETS             2,078,831            1,884,768


EQUIPMENT AND FIXTURES - net       363,889              351,656

OTHER ASSETS - net                 292,700              312,299

TOTAL ASSETS                    $2,735,420           $2,548,723


See notes to condensed consolidated financial statements.

(*)     Balance sheet at September 30, 1996 has been taken from the audited financial statements at that date. All other financial statements are unaudited.



HOLOMETRIX, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS - Continued
LIABILITIES AND STOCKHOLDERS' EQUITY

(Unaudited)
					 June 30,        September 30,
					  1997                1996
							      (*)
CURRENT LIABILITIES:
Notes payable - stockholders        $     50,000        $     20,000
Notes payable -line of credit            284,000              84,000
Accounts payable                       1,267,282           1,204,028
Accrued payroll and related expenses      41,805              37,086
Accrued other expenses                   254,794              59,135
Due to stockholder                         4,340              77,204
Current maturities of long-term
  obligations                             85,020             105,000

TOTAL CURRENT LIABILITIES              1,987,241           1,586,453

LONG-TERM DEBT:
Notes payable-stockholders,
   less current maturities                50,000             100,000
Long term obligations, less
   current maturities                     54,846             113,539

TOTAL LIABILITIES                      2,092,087           1,799,992

MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARY                               120,137              66,634

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value,
  30,000,000 shares authorized;
  issued 26,533,157                      265,332             265,332
Additional paid-in capital             2,459,009           2,459,009
Accumulated deficit                   (2,097,145)         (1,878,244)
					 627,196             846,097
Less: Treasury stock (at cost)           104,000             104,000
Subscriptions Receivable                    -                 60,000

TOTAL STOCKHOLDERS' EQUITY               523,196             682,097

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                              $2,735,420          $2,548,723

See notes to condensed consolidated financial statements.

(*)     Balance sheet at September 30, 1996 has been taken from the audited financial statements at that date. All other financial statements are unaudited.


HOLOMETRIX, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

				      Three-Month Period
				       Ended June 30,
				1997                    1996

NET REVENUES                $1,019,677                $577,703

COST OF SALES                  534,982                 318,014

GROSS PROFIT                   484,695                 259,689

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES       401,764                 202,689

RESEARCH AND DEVELOPMENT       105,150                  42,349

    TOTAL OPERATING EXPENSES   506,914                 245,038

(LOSS) INCOME FROM OPERATIONS  (22,219)                 14,651

INTEREST EXPENSE - net         (17,201)                 (9,445)
(LOSS) INCOME BEFORE MINORITY
  INTEREST                     (39,420)                  5,206

MINORITY INTEREST IN NET
  INCOME OF CONSOLIDATED
  SUBSIDIARY                   (13,702)                   -


NET (LOSS) INCOME             ($53,122)                $ 5,206


NET LOSS PER COMMON SHARE:     ($0.00)                  $0.00

WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES USED IN CALCULATION OF
 INCOME PER COMMON SHARE    22,296,878             16,296,878



See notes to condensed financial statements.


HOLOMETRIX, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF LOSS


(Unaudited)

				     Nine-Month Period
				       Ended June 30,
			       1997                    1996

NET REVENUES                $3,334,717              $1,423,382

COST OF SALES                1,761,595                 930,832

GROSS PROFIT                 1,573,122                 492,550

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES     1,426,655                 538,048

RESEARCH AND DEVELOPMENT       269,794                 113,051

TOTAL OPERATING EXPENSE      1,696,449                 651,099

LOSS FROM OPERATIONS          (123,327)               (158,549)

INTEREST EXPENSE - net         (42,071)                (26,187)
LOSS BEFORE MINORITY INTEREST (165,398)               (184,736)

MINORITY INTEREST IN NET
 INCOME OF CONSOLIDATED
 SUBSIDIARY                    (53,503)                   -


NET LOSS                     ($218,901)              ($184,736)


NET LOSS PER COMMON SHARE:    ($0.01)                  ($0.01)

WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES USED IN CALCULATION OF
 LOSS PER COMMON SHARE
			    22,296,878              16,296,878


See notes to condensed financial statements.



HOLOMETRIX, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
					      Nine-Month Period
					       Ended June 30,
					1997                    1996
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                             ($218,901)              ($184,736)
Adjustments to reconcile net loss
  to net cash provided by (used for)
  operating activities:
    Depreciation and amortization      110,619                  93,555
    Minority interest                   53,503                    -
Change in operating assets and
  liabilities:
    Accounts receivable                 90,474                 (29,731)
    Inventories                       (129,873)                 11,744
    Other current assets                 7,841                  (1,354)
    Accounts payable and accrued
      expenses                         263,632                 109,035
Net cash provided (used) by
  operating activities                 177,295                  (1,487)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Equipment and fixtures additions    (102,129)                (36,572)
  Notes receivable                        -                    (50,000)
  Net cash used for investing
    activities                        (102,129)                (86,572)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) increase in notes payable to:
   stockholders and others             (20,000)                 39,933
Due to stockholder, net                (74,694)                 43,757
Increase in bank line of credit        200,000                  25,000
Subscription receivable payments        60,000                    -
Decrease in long-term obligations      (78,673)                 (3,411)
Net cash provided by  financing
  activities                            86,633                 105,279

Net increase (decrease) in cash and
  cash equivalents                     161,799                  17,220

Cash and cash equivalents,
  beginning of period                   27,495                  40,707

Cash and cash equivalents, end
  of period                           $189,294              $   57,927

See notes to condensed consolidated financial statements.


HOLOMETRIX, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

(Unaudited)


	The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statement presentation. For further information refer to the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.

	The results of operations for any interim periods reported are not necessarily indicative of those that may be expected for the full year. The accompanying financial information is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the operating results of the period have been included.


















MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
        AND RESULTS OF OPERATIONS
(Year ended September 30, 1996 as compared to year ended September 30, 1995)

SELECTED FINANCIAL DATA:
                                        1996       1995

STATEMENT OF OPERATIONS DATA

  Net revenues                      $2,200,603  $2,104,692
  Net income                            $4,041     $12,195
  Net income per Common share            $0.00       $0.00
  Weighted average Common
  shares outstanding                16,313,316  15,846,006

CONSOLIDATED BALANCE SHEET DATA

  Working capital                      298,315     202,461
  Total assets                       2,548,723   1,073,217
  Long-term debt, excluding current
  portion                              213,539     134,571
  Minority Interest                     66,634        -
  Stockholders' Equity                 682,097     438,056


OVERVIEW

   The Company's revenues are derived from the sale of thermal analytical instruments and testing services. These two business segments complement each other because testing services are frequently purchased by companies that cannot yet afford the purchase of their own instruments. Conversely, there are instrument customers who frequently have testing needs beyond what their instrumentation can handle, or have need of an independent laboratory to certify their own results.

   During fiscal 1992 and 1993, the Company sustained significant losses with resultant cash flow problems. In late fiscal 1993, the Board of Directors appointed Joseph J. Caruso as Acting President. Mr. Caruso initiated a 33% cut in the workforce, placed payments to creditors on hold, and assigned new responsibilities to existing management, in order to concentrate on stabilizing operations and generating revenue. In fiscal 1994, the Company was profitable, achieving net income of $89,617 on sales of $2,499,008. However, the balance sheet remained weak. A working capital deficit of $421,135 was present at the end of fiscal 1994 and the deficit in stockholders' equity was $494,388.

  Commencing in fiscal year 1993, the Company made a decision to begin exploring strategic relationships with other companies as a means of creating shareholder value and achieving corporate stability through reaching a critical mass in revenue. In connection with this decision, the Company entered into discussions with Tytronics Incorporated ("Tytronics"), which designs and manufactures on-line analyzers for process control and environmental compliance monitoring. As a result of these discussions, on November 29, 1994, Tytronics acquired approximately 55% of the Company's outstanding Common Stock from existing stockholders, and entered into other transactions with the Company described below.

  On September 30, 1996, the Company acquired a majority of the issued and outstanding capital stock of the National Metal Refining Company ("Nametre"). Nametre, located in Metuchen, NJ, is a product development and manufacturing company that specializes in manufacturing in-line and laboratory viscosity analyzers. Since Nametre was acquired on the last business day of the Company's fiscal year, no Nametre revenues are included; however, Nametre's balance sheet is consolidated into that of the Company as of September 30, 1996.

   During fiscal 1996, as a result of continuing profitability, additional sales of common stock to Tytronics increasing its ownership to approximately 67%, and the investment in Nametre, the balance sheet improved significantly, as compared to fiscal 1995. At the end of fiscal 1996, the Company's working capital amounted to $298,315, a positive change of $95,854. Stockholders' Equity amounted to $682,097 at September 30, 1996, a positive change of $244,041 from the previous year end.

   The Company expects that it will continue to explore additional business opportunities through enhanced sales and marketing efforts, new product development, and the development of strategic relationships, including licensing, acquisition, or merger. However, there can be no guarantee that such activities will result in continuing and sustained profitability.

Year Ended September 30, 1996 As Compared To Year Ended September  30,
1995

  Revenues for the 1996 fiscal year totaled $2,200,603, as compared to $2,104,692 in the comparable period of 1995, an increase of $95,911, or 5%, largely due to increased instrument sales, a portion of which came from the introduction of a new instrument, the Lambda 2000, launched in the 3rd quarter of 1996.

  Cost of sales totaled $1,338,466, or 61% of sales in fiscal 1996, as compared to $1,298,023, or 62% in fiscal 1995. The increase in margin is due to both operational cost reductions and the introduction of the new, lower cost Lambda 2000 instrument.

    Selling, general and administrative expenses increased from $553,432, or 26% of sales in fiscal 1995, to $668,902, or 30% of sales in fiscal 1996. The increase of $115,470 was attributable primarily to the increase in selling and marketing activities and the addition of a director of sales, marketing and engineering.

  Research and development expenses decreased from $206,629, or 10% of sales in fiscal 1995, to $153,984, or 7% of sales in fiscal 1996. The decrease of $52,645 was primarily due to the completion of the new Lambda 2000 instrument launched in the third quarter of fiscal year 1996, and the employment of certain engineering personnel in manufacturing functions. Expenses are expected to rise above this rate in fiscal 1997 due to increased engineering resources. Efforts are being focused on the development of more competitively advantaged products, and on upgrading the automation software, efforts which the Company expects to continue in fiscal year 1997.

   Income from operations decreased from $46,608, or 2.2% of sales, in fiscal 1995 to $39,251, or 1.8% of sales, in fiscal 1996, a decrease of $7,357. The decrease in income from operations is due primarily to the increase in sales and marketing expenses, offset by increases in gross profit.

   Net income decreased from $12,195, or 0.6% of sales during fiscal 1995, to $4,041, or 0.2% of sales in fiscal 1996. Again, the decrease in net income is primarily due to higher sales and marketing expenses, offset by increases in gross profit. Interest expense remained essentially constant at $35,210 in fiscal 1996, compared to $34,413 in fiscal 1995.

   Total Assets at September 30, 1996, increased to $2,548,723 from $1,073,217 on September 30, 1995, an increase of $1,475,506, or 137%.
The major part of the increase is due to the Company acquiring approximately 61% of Nametre, a New Jersey manufacturer of viscosity measuring instrumentation. The fair value of Nametre's assets, excluding goodwill recorded by the Company in conjunction with the acquisition, were $971,102, net of intercompany transactions. Excluding Nametre, the Company's accounts receivable grew by $335,934 due to increased fourth quarter
sales.   On  the  same  basis, the Company's  inventory  decreased  by
$16,921, to $222,316. On a consolidated basis, Equipment and Fixtures increased by $1,510, including $51,763 of Nametre's small Equipment
and  Fixtures.   Additional combined investments of $80,468  in  fixed
assets were more than offset by  depreciation expense of $120,341.

   Total  Liabilities at September 30, 1996, increased  to  $1,799,992 from  $635,161  on September 30, 1995, an increase of  $1,164,831,  or
183%.   Again,  the  major  part  of  this  increase  is  due  to  the acquisition of Nametre. Nametre's liabilities represent $874,233 of the total consolidated liabilities. Included in Nametre's liabilities were $155,000 of notes payable, $100,000 of which is in Current Liabilities.

  Excluding Nametre, accounts payable increased by $328,019 to $542,762 at the end of fiscal 1996, as compared to $214,743 at the end of fiscal 1995. Of this increase, approximately $147,000 is due to commissions payable for international sales, approximately $46,000 is due to legal and audit billings associated with the acquisition of Nametre, and most of the balance is due to heavier than normal inventory purchases in support of fourth quarter sales. Approximately $114,000 of the commissions payable is due to a single foreign distributor. Accrued payroll and related expenses, excluding Nametre, increased by $8,355 to $37,086 due primarily to increased internal commissions due at the end of fiscal 1996. Accrued other expenses, excluding Nametre, decreased by $21,454, primarily due to decreases in accrued warranty of approximately $10,000, and decreases in accrued interest and other expenses of approximately $11,000.

   Long-term debt increased by $78,968 to $213,539,  $100,000 of which
is held by Tytronics, a related party.   On October 31, 1995,  $55,000
of current debt due to Tytronics, of a total debt of $165,000, was in arrears. Tytronics agreed not to demand accelerated payment of the entire loan
balance,  at  least until  October 1, 1996.   Subsequently, in connection with
additional investments by Tytronics of $300,000 to the Company, Tytronics applied $65,000 of debt to this stock purchase and rewrote the remaining $100,000 as long term debt, with payments of $50,000 due November 23, 1997, and $50,000 due November 23, 1998, all in conjunction with the issuance of certain warrants (see CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS).

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

   Operating cash flows were positive, amounting to $136,043 during fiscal 1996, compared to $69,759 in fiscal 1995. Operating cash flows approximated the sum of net income plus depreciation and amortization, with increases in accounts receivable of $335,934, being offset by increases in accounts payable of $328,019. The effect of the purchase of Nametre in fiscal year 1996, net of cash acquired, was a cash outflow of $266,514; this was funded by the operating cash flows noted above, issuance of common stock amounting to $175,000, increases in amounts owed to a major stockholder, Tytronics, of $86,350, offset by repayments under the Company's line of credit of $41,000.
In addition, the Company funded increases in equipment and fixtures of $80,468. The net affect of these transactions was a decrease in cash of $13,212, providing cash at the end of fiscal 1996 of $27,495.

   Future cash commitments are moderate, assuming continued profitability. The combination of operating cash flows plus the Company's line of credit should be adequate for immediate needs.

Series A Preferred Stock

   On November 10, 1994, the Company entered into an agreement with Corning Partners III, L.P. ("Corning") and with Mr. Bayard Henry, to convert all of their then outstanding Series A Convertible stock into Common Stock. Corning held 1,896,596 shares of Series A stock, which was converted to 2,095,110 shares of Common Stock. Mr. Henry held 949,471 shares of Series A stock, which was converted to 1,048,851 shares of Common Stock (see DEBT CONVERSION AND TYTRONICS' STOCK PURCHASE).


Series B Preferred Stock

  As of September 30, 1994, all of the Company's outstanding shares of Series B Preferred Stock were held by Corning. On November 10, 1994, the Company entered into an agreement with Corning to convert all of the Series B Convertible stock into Common Stock. Corning held 1,000,000 shares of Series B stock, which was converted to 1,057,989 shares of Common Stock (see DEBT CONVERSION AND TYTRONICS' STOCK PURCHASE).


Note payable to a founder

   In April 1992, the Company issued a $50,000 Unsecured Promissory Note to a founder of the Company. Terms of the note required principal repayment of $25,000 plus accrued interest at 6% on April 1, 1993 and April 1, 1994. In August, 1994, the terms of the note, with outstanding debt at $44,000, were re-negotiated. The new agreement calls for 68 monthly payments of $500 each, including interest at 6%, forgives $5,000 principal immediately, and forgives an additional $5,000 at the end of the payment schedule if all payments are made on time. At September 30, 1996, the outstanding balance was $24,572, of which $19,572 is classified as a long-term liability, and $5,000 is classified as a current liability.


Credit agreements

   On December 22, 1994, Silicon Valley Bank provided the Company with a line of credit in the amount of $350,000. This line of credit is secured by substantially all assets of the Company. Advances under this line shall not exceed 70% of the Company's eligible accounts receivable as defined. These amounts are payable on demand and bear interest at the bank's prime rate plus 1.5%. Advances are also contingent upon maintaining certain covenants relative to profitability, liquidity, tangible net worth and leverage. No advances occurred until April, 1995, when an initial advance of $75,000 was provided. Since then, this line of credit has been in use to provide both working capital and support for various payments, including payment of debt to Tytronics. As of September 30, 1996, and September 30, 1995, borrowings under this line of credit were $84,000 and $125,000, respectively, and the Company was in compliance with all covenants.

   During the fiscal years ending September 30, 1996 and September 30,
1995, the Company and Tytronics were also parties to various informal working capital agreements pursuant to which Tytronics provided
working capital financing to the Company on a short-term basis.   Such
working capital advances are limited by the Company's agreement with Silicon Valley Bank to $50,000 at any one time. These advances are payable on demand with 10% interest and secured by a note. As of September 30, 1996, $20,000 was due to Tytronics by the Company under these arrangements. During fiscal years 1996 and 1995, the Company borrowed an aggregate of approximately $130,000 and $111,000, respectively, including interest, from Tytronics under these arrangements.


Material Contracts

   Approximately $65,600, or 3% of total sales in fiscal year 1996 and $483,600, or 23% of total sales in fiscal year 1995 represented revenues under a long term service contract with the United States
government.   In  the  fourth  quarter of  fiscal  1995,  the  Company
received notification from the United States Government that this contract was being suspended, at least temporarily. This contract is terminable at will by the U.S. government. Due to changes in government appropriations, government funding levels, and spending priorities, this contract was largely suspended throughout fiscal year
1996, and partially reinstated late in the year. This contract will likely be further reduced or canceled, with some of the work being transferred to existing government laboratories. Reinstatement, if any, will be determined by the funding and direction of the future Congressional budgets and Department of Energy executive decisions. The loss of this contract has had and will continue to have a material effect on the Company, reducing both sales and profitability.


DEBT CONVERSION AND TYTRONICS' STOCK PURCHASE

   Pursuant to a Conversion of Debt and Contribution to Capital Agreement dated November 10, 1994 between the Company and Corning Partners, III, L.P., Corning Partners III, L.P. converted $315,000 of existing promissory notes plus $59,205 of accrued interest on all such outstanding notes, into 1,663,140 shares of the Company's Common Stock. Also on November 10, 1994, the Company entered into an Accrued Interest Conversion Agreement with Bayard Henry, pursuant to which Mr. Henry converted interest on $50,000 of the 10% subordinated notes then held by Mr. Henry, totaling $8,292, into 36,860 shares of the Company's Common Stock.

   Pursuant to a Purchase Agreement dated November 29, 1994 (the "Purchase Agreement"), Tytronics acquired all of the Common Stock of the Company owned by Corning Partners II, L.P., Corning Partners III, L.P., Bayard Henry, and Edward J. Stewart, III, consisting of an aggregate 8,960,244 shares of the Company's Common Stock and representing 55% of the shares of the Company's outstanding voting securities, at that time. In connection with the Purchase Agreement, Tytronics also acquired $220,000 of the 10% Demand Subordinated Notes then held by Corning Partners III, L.P. and Bayard Henry. In addition, pursuant to a Loan Agreement dated November 29, 1994 (the "Loan Agreement"), the Company paid $55,000 to Tytronics which was used to retire a portion of the $220,000 10% Demand Subordinated Notes acquired from previous holders, and the $165,000 balance of these notes was converted into a 3-year note, with annual principal payments of $55,000, plus interest at 10% per annum, due October 31 of each year. As of October 31, 1995, the Company was in arrears on its current payment on this note, and remained so until September 30, 1996 (see following paragraph). Pursuant to the Loan Agreement, Tytronics also provided the Company with a $150,000 demand loan, the proceeds of which were used to pay the remaining indebtedness owed Corning Partners II, L.P., Corning Partners III, L.P. and Bayard Henry.

   As noted above, $55,000 of current debt became due to Tytronics on October 31, 1995. The Company was unable to make payment, and Tytronics agreed not to demand accelerated payment of the entire loan balance, at least until October 1, 1996. Subsequently, in connection with additional investments by Tytronics of $300,000 to the Company, Tytronics applied $65,000 of debt to this stock purchase and rewrote the remaining $100,000 as long term debt, with payments of $50,000 due November 23, 1997, and $50,000 due November 23, 1998, all in conjunction with the issuance of certain warrants (see CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS).

   As a result of the transaction described above, all previously outstanding shares of the Company's Series A and B Preferred Stock have been converted into Common Stock, and all of the Company's indebtedness to the Corning partnerships and Mr. Henry have been converted to Common Stock, paid in full, or purchased by Tytronics. As of September 30, 1996, the Company held notes payable to Tytronics totaling $100,000, all of which is a long term liability. Immediately prior to the effectiveness of the Purchase Agreement with Tytronics, the Corning partnerships and Messrs. Stewart and Henry effectively held 8,960,244 shares of the Company's Common Stock, or 55% of the Company's outstanding voting securities, which were then exchanged for 30,000 shares of Tytronics common stock, $.01 par value. In connection with the transaction described above, Joseph J. Caruso, Joaquim S. S. Ribeiro, and John E. Wolfe were also elected as additional directors of the Company.

IMPACT OF INFLATION

   Although no assurance can be given, increases in the inflation rate are not expected to materially adversely affect the Company's business.


Report of Independent Certified Public Accountants


Board of Directors and Stockholders
Holometrix, Inc.
Bedford, Massachusetts


We have audited the accompanying consolidated balance sheets of Holometrix, Inc. and subsidiary as of September 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Holometrix, Inc. and subsidiary at September 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ BDO Seidman
                                            BDO  Seidman, LLP





Boston, Massachusetts
November 26 , 1996


                 HOLOMETRIX, INC. AND SUBSIDIARY
                   CONSOLIDATED BALANCE SHEETS
                             ASSETS
                   SEPTEMBER 30, 1996 AND 1995
                        (Notes B, G and H)


                                      1996           1995

CURRENT ASSETS:

     Cash and cash equivalents     $   27,495    $   40,707
     Accounts receivable, less
       allowance for doubtful
       accounts of $35,000          1,162,148       407,633
       for 1996 and $20,000
       for 1995 (Note L)
     Inventories (Note D)             662,323       239,238
     Other current assets              32,802        15,473

           TOTAL CURRENT ASSETS     1,884,768       703,051

EQUIPMENT AND FIXTURES - net          351,656       350,146
(Note E)

OTHER ASSETS - net (Notes B and F)    312,299        20,020

           TOTAL ASSETS            $2,548,723    $1,073,217


         See accompanying notes to consolidated financial statements

                HOLOMETRIX, INC., AND SUBSIDIARY
             CONSOLIDATED BALANCE SHEETS - Continued
              LIABILITIES AND STOCKHOLDERS' EQUITY
                   SEPTEMBER 30, 1996 AND 1995

                                             1996        1995
CURRENT LIABILITIES:

 Notes payable - stockholders
  (Notes B and G)                      $    20,000      55,000
 Notes payable -line of credit (Note G)     84,000     125,000
 Accounts payable                        1,204,028     214,743
 Accrued payroll and related expenses       37,086      28,731
 Accrued expenses - other                   59,135      61,589
 Due to stockholder (Note M)                77,204      10,854
 Current maturities of long-term
   obligations (Note H)                    105,000       4,673

     TOTAL CURRENT LIABILITIES           1,586,453     500,590

LONG-TERM DEBT:
 Notes payable-stockholders,
   less current maturities
   (Notes B and G)                         100,000     110,000
 Long term obligations, less
   current maturities (Note H)             113,539      24,571

MINORITY INTEREST IN CONSOLIDATED
   SUBSIDIARY  (Note N)                     66,634           -

COMMITMENTS AND CONTINGENCIES
  (Notes G,H,J,K and M)

STOCKHOLDERS' EQUITY (Notes B and K):

 Common Stock, $.01 par value, 30,000,000
   shares authorized; issued 26,533,157
   in 1996 and 20,533,157 in 1995;
   outstanding 22,296,878 in 1996 and
   16,296,878 in 1995                      265,332     205,332
 Additional paid-in capital              2,459,009   2,219,009
 Accumulated deficit                    (1,878,244) (1,882,285)
                                        ___________ ___________
                                           846,097     542,056
 Less: Treasury stock (at cost)            104,000     104,000
       Subscriptions Receivable              60,000           _


 TOTAL STOCKHOLDERS' EQUITY                682,097     438,056

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY             $2,548,723  $1,073,217


         See accompanying notes to consolidated financial statements

                 HOLOMETRIX, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF INCOME
             YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                       (Note B)

                                    1996         1995

NET REVENUES (Note L)           $2,200,603     $2,104,692

COST OF SALES                    1,338,466      1,298,023

GROSS PROFIT                       862,137        806,669

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES          668,902        553,432

RESEARCH AND DEVELOPMENT           153,984        206,629

  TOTAL OPERATING EXPENSES         822,886        760,061

INCOME FROM OPERATIONS              39,251         46,608

INTEREST EXPENSE                    35,210         34,413

NET INCOME                      $    4,041      $  12,195

NET INCOME PER COMMON SHARE           $0.00         $0.00

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
  SHARES USED IN CALCULATION OF
  INCOME PER COMMON SHARE
  (Note B)                      16,313,316     15,846,006


         See accompanying notes to consolidated financial statements

                         HOLOMETRIX, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                                    (Note B)

                                    Preferred Stock
                                       Series B              Common Stock          Additional
                                    Par Value $.01          Par Value $.01         Paid-in
                                  Shares        Amount     Shares     Amount       Capital

BALANCE, September 30, 1994      1,250,000     $12,500   14,631,207  $146,312     $1,344,780
Conversion of debt to equity             -           -    1,663,140    16,631        357,573
Conversion of accrued interest
to equity                                -           -       36,860       369          7,923
Common shares repurchased                -           -            -         -              -
Conversion of Series "A" Preferred
Stock into Common Stock                  -           -    3,143,961    31,440        509,313
Conversion of Series "B" Preferred
Stock into Common Stock         (1,250,000)    (12,500)   1,057,989    10,580           (580)
Net income for year                      -           -            -         -              -
BALANCE, September 30, 1995              -           -   20,533,157   205,332       2,219,009

Common shares issued                     -           -    6,000,000    60,000         240,000
Net income for year                      -           -            -         -               -

BALANCE, September 30, 1996              -    $      -   26,533,157  $265,332      $2,459,009


                                                                                         Total
                                  Accumulated      Treasury Stock       Subscriptions  Stockholders'
                                  Deficit         Shares      Amount    Receivable     Equity(Deficit)

BALANCE, September 30, 1994     $(1,894,480)    (3,886,279) $(103,500)  $        -      $(494,388)
Conversion of debt to equity              _              _          _            _        374,204
Conversion of accrued interest
to equity                                 _              _          _            _          8,292
Common shares repurchased                 _       (600,000)    (3,000)           _         (3,000)
Conversion of Series "A" Preferred
Stock into Common Stock                   _              _          _            _        540,753
Conversion of Series "B" Preferred
Stock into Common Stock                   _        250,000      2,500            _              _
Net income for year                  12,195              -          -            _         12,195

BALANCE, September 30, 1995      (1,882,285)    (4,236,279)  (104,000)           _        438,056

Common shares issued                      _              _          _      (60,000)       240,000
Net income for year                   4,041              _          _            _          4,041

BALANCE, September 30, 1996     $(1,878,244)    (4,236,279) $(104,000)    ($60,000)      $682,097

See accompanying notes to consolidated financial statements.



                   HOLOMETRIX, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS
               YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                              (Note N)

                                            1996        1995
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                              $  4,041  $   12,195
 Adjustments to reconcile net income
 to net cash provided by  operations:
  Depreciation and amortization           125,125     182,292
  Loss on disposal of equipment
  and fixtures                                  -       2,980
   Changes in operating assets and
    liabilities, net of effects of
    acquisition:
   Accounts receivable                   (335,934)    (60,959)
   Inventories                             16,921     (40,333)
   Other current assets                    10,970      (2,818)
   Accounts payable                       328,019      62,585
   Accrued expenses                       (13,099)    (86,183)

     Net cash provided by operating
       activities                         136,043      69,759

CASH FLOWS FROM INVESTING ACTIVITIES:
 Equipment and fixtures additions         (80,468)    (59,344)
 Purchase of Nametre, net of
  cash acquired                          (266,514)         -
 (Increase) decrease in other assets      (17,956)        650

     Net cash used for investing
       activities                        (364,938)    (58,694)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Due to stockholder, net                   86,350      10,854
  Borrowings  (repayments) of notes -
   stockholders & others                        -    (205,000)
 Purchase of treasury stock                     -      (3,000)
 Proceeds from issuance of common stock   175,000           -
 Net borrowings (repayments) under
   line of credit                         (41,000)    125,000
 Repayments under long term obligations    (4,667)     (6,715)

      Net  cash provided (used) for
       financing activities               215,683     (78,861)

Net  increase  (decrease) in cash and
  cash equivalents                        (13,212)    (67,796)

Cash and cash equivalents, beginning
   of year                                 40,707     108,503

Cash and cash equivalents, end of year    $27,495     $40,707


           See accompanying notes to consolidated financial statements

                   HOLOMETRIX, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               YEARS ENDED SEPTEMBER 30, 1996 AND 1995

A. Business Organization:

    Holometrix,   Inc.  (the  "Company"),  a  Delaware   corporation
incorporated   on  October  23,  1985,  is  a  product  development,
manufacturing  and contract test services company which  specializes in  manufacturing instruments and providing contract  test  services for  measuring  the thermophysical properties of a wide  variety  of materials.  The  Company's Instruments Division currently designs, manufactures and distributes five product lines containing a total of seventeen instrument models which  measure  thermophysical properties
for research  and  quality control  applications.   The  Company's
Testing Services Division provides contract test and engineering services to evaluate various temperature-related performance factors of virtually any material. The Testing Services Division also performs mechanical and physical properties testing. The Company is located in Bedford, MA.

   In 1996, the Company purchased a majority of the issued and outstanding capital stock of National Metal Refining Company, Inc. ("Nametre" or "Subsidiary"). Nametre is a product development and manufacturing company that specializes in manufacturing in-line and laboratory viscosity analyzers. These analyzers are used to measure the viscosity and viscoelasticity of a wide range of materials that are sold to the polymer manufacturing, petrochemical, food, paints and coatings and pulp and paper markets. Nametre is located in Metuchen, NJ.


B. Acquisition, Debt Conversion and Certain Capital Transactions (see Note G):

Acquisition

   On  September 30, 1996, the Company acquired approximately 61.23%
of  the outstanding shares of National Metal Refining Company, Inc.,
(Nametre) a developer of instruments for the measurement of  viscous properties of materials, for $225,000 in cash and $75,000  in  notes payable, plus acquisition costs.  The acquisition has been accounted for under the purchase method of accounting, resulting in the cost of the acquisition being preliminarily allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed.  This allocation has resulted in goodwill of approximately $245,000 which is being amortized over 15 years. The purchase also provided for the acquisition by the
Company of warrants to purchase an additional 13,334 shares at $3 per share
and 10,000 shares at $6 per share.   The Company raised the funds to acquire
Nametre by issuing 6,000,000 shares of the Company's common stock to Tytronics, Incorporated ("Tytronics"), at a purchase price of $.05 per share. At the time of this sale of shares, the Company entered into a debt restructuring agreement with Tytronics; in conjunction with that agreement, the Company also issued warrants to Tytronics to purchase one million, one hundred thousand (1,100,000) shares of Common Stock at an exercise price of $0.05 per share and one million (1,000,000) shares of Common Stock at an exercise price of $0.10 per share, expiring February 1, 2006. Joseph J. Caruso, a director of the Company, is also a director of Nametre. In addition, Mr. Caruso is the president of Bantam, which is a stockholder of the Company and Nametre and
has entered into consulting  agreements with Nametre and the Company.   The
purchase did not have a material effect on the Consolidated Statement of Income for the year ended September 30, 1996.

   The unaudited pro forma consolidated results of the Company for the years ended September 30, 1996 and 1995, assuming that the acquisition had occurred at the beginning of each period presented, and after giving effect to certain pro forma adjustments, are as follows:

                                             (Unaudited)
                                            September 30,
                                      1996                     1995
     Revenue                      $4,803,389               $4,775,711
     Net loss                        (27,010)                (159,131)
     Net loss per share                (0.00)                   (0.01)


Conversion of Debt

   Pursuant to a Conversion of Debt and Contribution to Capital Agreement dated November 10, 1994 between the Company and Corning Partners, III, L.P., Corning Partners III, L.P. converted $315,000 of existing promissory notes plus $59,205 of accrued interest on all such outstanding notes, into 1,663,140 shares of the Company's Common Stock. Also on November 10, 1994, the Company entered into an Accrued Interest Conversion Agreement with Bayard Henry, pursuant to which Mr. Henry converted interest on $50,000 of the 10% subordinated notes then held by Mr. Henry, totaling $8,292, into 36,860 shares of the Company's Common Stock.

   Pursuant to a Purchase Agreement dated November 29, 1994 (the "Purchase Agreement"), Tytronics acquired all of the Common Stock of the Company owned by Corning Partners II, L.P., Corning Partners III, L.P., Bayard Henry, and Edward J. Stewart, III, consisting of an aggregate 8,960,244 shares of the Company's Common Stock and representing 55% of the shares of the Company's outstanding voting
securities,   at  that  time.   In  connection  with  the   Purchase
Agreement, Tytronics also acquired $220,000 of the 10% Demand Subordinated Notes then held by Corning Partners III, L.P. and
Bayard  Henry.   In  addition, pursuant to a  Loan  Agreement  dated
November  29, 1994 (the "Loan Agreement"), the Company paid  $55,000 to Tytronics which was used to retire a portion of the $220,000 10% Demand Subordinated Notes acquired from previous holders, and the $165,000 balance of these notes was converted into a 3-year note, with annual principal payments of $55,000, plus interest at 10% per annum, due October 31 of each year. As of October 31, 1995, the Company was in arrears on its then due payment on this note, and remained so until September 30, 1996. Pursuant to the Loan Agreement, Tytronics also provided the Company with a $150,000 demand loan, the proceeds of which were used to pay the remaining indebtedness owed Corning Partners II, L.P., Corning Partners III, L.P. and Bayard Henry.

   As noted above, subsequent to year end September 30, 1995, the Company failed to make its required October 31, 1995 installment and was, therefore, in default under the provisions of the loan agreement. Tytronics agreed not to demand accelerated payment of the entire loan balance, at least until October 1, 1996. Subsequently, in support of the Nametre acquisition, and in connection with additional investments by Tytronics of $300,000 to the Company, Tytronics applied $65,000 of debt to this stock purchase and rewrote the remaining $100,000 as long term debt, with payments of $50,000 due November 23, 1997, and $50,000 due November 23, 1998.

   During the fiscal year ended September 30, 1996, the Company and Tytronics were also parties to various informal working capital agreements pursuant to which Tytronics provided working capital financing to the Company on a short-term basis. Such working capital advances are limited by the Silicon Valley Bank agreement to $50,000 at any one time. These advances are payable on demand with 10% interest. During fiscal year 1996, the Company borrowed an aggregate of $130,000, including interest, from Tytronics under these arrangements. At September 30, 1996, $20,000 was due to Tytronics by the Company under these same arrangements.

Series A Preferred Stock

   On November 10, 1994, the Company entered into an agreement with Corning Partners III, L.P. ("Corning") and with Mr. Bayard Henry, to convert all of their then outstanding Series A Convertible stock into Common Stock. Corning held 1,896,596 shares of Series A stock, which was converted to 2,095,110 shares of Common Stock. Mr. Henry held 949,471 shares of Series A stock, which was converted to 1, 048,851 shares of Common Stock.

Series B Preferred Stock

   As of September 30, 1994, all of the Company's outstanding shares of Series B Preferred Stock were held by Corning. On November 10, 1994, the Company entered into an agreement with Corning to convert all of the Series B Convertible stock into Common Stock. Corning held 1,000,000 shares of Series B stock, which was converted to 1,057,989 shares of Common Stock.

   As a result of the transactions described above, all previously outstanding shares of the Company's Series A and B Preferred Stock have been converted into Common Stock, and all of the Company's indebtedness to the Corning partnerships and Mr. Henry have been converted to Common Stock, paid in full, or purchased by Tytronics. Immediately prior to the effectiveness of the Purchase Agreement with Tytronics, the Corning partnerships and Messrs. Stewart and Henry effectively held 8,960,244 shares of the Company's Common Stock, or 55% of the Company's outstanding voting securities, which were then exchanged for 30,000 shares of Tytronics common stock,
$.01 par value. Additionally, the Company raised the funds to acquire Nametre by issuing 6,000,000 shares of the Company's common stock to Tytronics, at a purchase price of $0.05 per share. As of September 30, 1996, the Company's common stock owned by Tytronics represented 14,960,244 shares, or 67.1% of the total outstanding shares.

C.        Summary of Significant Accounting Policies:

Basis of presentation

   The consolidated financial statements include the accounts of the
Company   and   its  subsidiary.   All  intercompany  accounts   and
transactions have been eliminated. As discussed in Note B, the Company acquired a majority interest in Nametre at September 30, 1996.
Accordingly,   the   Consolidated  Statements   of   Income   and
Consolidated Statements of Cash Flows exclude any activity of Nametre prior to the date of acquisition.


Cash and cash equivalents

  The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.


Concentration of credit risk

       Concentration of credit risk consists principally of trade receivables. This risk is limited due to the large number of customers comprising the Company's and the Subsidiary's customer bases and their dispersion across different businesses and geographic regions. Ongoing credit reviews of customers' financial condition are performed, and collateral is not required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.


Inventories

   Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Equipment and fixtures

   Equipment and fixtures are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives, ranging between 5 and 10 years, of the related asset. Leasehold improvements are amortized over the life of the lease including expected renewal periods not to exceed the maximum useful lives of the assets.


Goodwill

   Goodwill resulting from the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over 15 years. The Company evaluates the recoverability and remaining life of its goodwill and determines whether the goodwill should be completely or partially written-off or the amortization period accelerated. The Company will recognize an impairment of goodwill if undiscounted estimated future operating cash flows of the acquired business are determined to be less than the carrying amount of the goodwill. If the Company determines that the goodwill has been impaired, the measurement of the impairment will be equal to the excess of the carrying amount of the goodwill over the amount of the undiscounted estimated future operating cash flows. If an impairment of goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of goodwill.


Other assets

   Other assets includes a licensing agreement, patent costs, and various deposits for office equipment and utilities. Costs related to the licensing agreement are amortized using the straight-line method over the life of the agreement. Patent costs are amortized over 8 years.


Revenue recognition

   Revenue for instruments sales is recognized when instruments are shipped. Revenue for testing services is recognized as services are performed.


Research and development

  Research and development costs are charged to expense as incurred.


Income taxes

   Effective  October  1,  1993, the Company  adopted  Statement  of
Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax liabilities or assets are recognized for the estimated tax effects of temporary differences between financial reporting and income tax bases of assets and liabilities and for loss carryforwards based on enacted tax laws and rates.


Net income per common share

  Net income per common share is computed using the weighted average number of common and common equivalent shares outstanding during the year. Common shares issuable upon exercise of outstanding warrants and options, when dilutive, are included in the computation of shares outstanding.


Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

   The estimated fair value of the Company's financial instruments, which include account receivable, accounts payable, notes payable and long-term debt approximate their carrying value.


New accounting pronouncements

   Effective  October  1,  1995, the Company  adopted  Statement  of
Financial   Accounting  Standard  No.  121,  "Accounting   for   the
Impairment  of  Long-Lived  Assets and  for  Long-Lived  Assets  to  be
Disposed  of"  ("SFAS  121").   The  new  standard  establishes  new
guidelines  regarding when impairment losses on  long-lived  assets,
which   include   property  and  equipment,   certain   identifiable
intangible assets and goodwill, should be recognized and how impairment losses should be measured. It is of the opinion of the Company's management that the effect of the implementation of SFAS
121 was not material to the Company's consolidated financial statements.

   Statement of Financial Accounting Standard No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation", allows the Company to account for its stock-based employee compensation plans based upon either a fair value method or the intrinsic value method currently followed by the Company. If the current method is retained, SFAS 123 requires certain additional disclosures regarding the impact which the fair value method would have on the results of the Company's operations. The Company expects to retain its current method of accounting for stock-based compensation plans, and, therefore, the adoption of SFAS 123 will have no impact on the Company's financial position or results of operations. Adoption of SFAS 123 is required for financial statements of fiscal years beginning after December 15, 1995. The Company will implement the disclosure requirements of SFAS 123 as required in fiscal 1997.


D. Inventories:

As of September 30, inventories consist of the following:

                                    1996       1995

  Raw materials                  $401,779   $186,849
  Work in process                 109,893     52,389
  Finished goods                  150,651          -

       Total                     $662,323   $239,238


E. Equipment and Fixtures:
                                    1996       1995
As of September 30, equipment
and fixtures
consist of the following:

  Furniture and fixtures        $  80,795   $ 45,746
  Leasehold improvements           70,471     53,770
  Computer equipment              212,580    198,159
  Laboratory and shop equipment   313,934    290,521
  Demo equipment                  265,253    232,986
  Guarded hot box facility        250,061    250,061

                                1,193,094  1,071,243
  Less accumulated depreciation
     and amortization            (841,438)  (721,097)

     Total                       $351,656   $350,146


F. Other Assets:
                                    1996       1995
As of September 30, other assets
consist of the following:

  Goodwill                        $244,788      $     -
  Licensing agreement -
   net of amortization              12,951       17,735
  Patents                           32,637            -
  Deposits                          21,923        2,285
     Total                        $312,299      $20,020

  The licensing agreement, for use of various laser technologies, is net of related accumulated amortization, which aggregated $22,499 and $17,715 for the years ended September 30, 1996 and 1995 respectively.


G. Notes Payable - Stockholders and Line of Credit:

As of September 30, Notes payable - stockholders and line of credit consist of the following:

                                    1996       1995
  Notes payable -
   stockholder (See Note B):
   10% Term subordinated note    $100,000   $165,000
   10% Demand subordinated note    20,000          -
       Less current maturities    (20,000)   (55,000)

     Long-term portion           $100,000   $110,000

  Notes payable - line of credit  $84,000   $125,000

   In fiscal 1995 the Company entered into a working capital line of credit with a bank, which provides for borrowings up to $350,000. The line of credit is secured by substantially all assets of the Company.
Advances under the line shall not exceed 70% of the Company's eligible accounts receivable, as defined. These amounts are payable on demand and bear interest at the banks prime rate plus 1.5%. The line of credit agreement contains covenants which among various matters restricts further borrowings and security interests, loans and advances to others, and sales of assets, other than in the normal course of business.

   The Company is also required to maintain certain financial covenants. The Company was not in compliance with certain of these covenants during part of the 1995 fiscal year. Subject to terms and conditions of a modification agreement dated August 14, 1995, the bank has waived the covenant violations and amended the requirements for the four financial covenants; profitability, liquidity, tangible net worth and leverage. At September 30, 1996, and September 30, 1995, borrowings under this line of credit were $84,000 and $125,000 respectively, and the Company was not in violation of any of these covenants. This line expires February 4, 1997.

H.  Long term obligations:

 As of September 30, long-term obligations consist of the following:

                                            1996        1995

 10% Term Note Payable - collateralized  $ 155,000   $      -
 6% Term Note Payable - unsecured           24,572     29,244
 Notes Payable - other                      38,967          -
 Less current maturities                  (105,000)    (4,673)
                                         $ 113,539   $ 24,571

    The Note Payable - Collateralized consists of a 10% note payable to the estate of the former owner of Nametre. Payments are due quarterly and include principal and interest. The note is collateralized by substantially all of the assets of Nametre.

   In fiscal 1992, the Company issued a $50,000 Unsecured Promissory Note to a founder of the Company. Terms of the note required principal repayment of $25,000 plus accrued interest at 6% on April 1, 1993 and April 1, 1994. In August, 1994, the note was renegotiated, with the outstanding debt at $44,000. The new agreement calls for 68 monthly payments of $500 each, including interest at 6%, forgives $5,000 principal immediately, and forgives an additional $5,000 at the end of the payment schedule if all payments are made on time. At September 30, 1996, the outstanding balance was $24,572, of which $19,572 is classified as a long-term liability, and $5,000 is classified as a current liability.

   As of September 30, 1996, the aggregate annual payments on long-term obligations are as follows:

  Fiscal 1997                    $105,000
  Fiscal 1998                      99,196
  Fiscal 1999                       5,592
  Fiscal 2000                       3,751
  Total scheduled payments        213,539
  Due Fiscal 2000 if
    payments are late               5,000
                                 $218,539


I. Income Taxes:

   The Company has net operating loss carryforwards available for financial reporting and federal income tax purposes of approximately $1,481,000 expiring through 2011. Because of the transaction with Tytronics described in note B and the resulting "change in ownership", the future use of the carryforwards that existed at the time of the change is restricted.

As of September 30, deferred taxes consist of the following:

                                       1996       1995
  Net operating loss carryforwards   $592,000  $584,000
  Accounts receivable reserve          14,000     8,000
  Other temporary differences          24,000   23,000
  Valuation allowance                (630,000) (615,000)
  Net deferred tax asset             $      -  $      -

   The Company has provided a valuation allowance equal to 100% of the gross deferred tax asset since it is more likely than not that the deferred tax asset will not be realized.

   A reconciliation of the federal statutory income tax rate and the effective tax rate as a percentage of income before taxes on income for the years ended September 30, is as follows:

                                    1996       1995
  Statutory rate                    34.0%       34.0%
  Utilization of federal net
     operating loss carryforwards  (34.0)%     (34.0)%

  Effective tax rate                  - %         - %


J. Operating Leases:

   The  Company  conducts  its  operations  from  leased  facilities
consisting  of  office and production space.   The  lease  was  non-
cancelable  with  a five-year term effective October  1,  1991.   In
August, 1993 a new lease was negotiated. During fiscal 1995, the Company further amended its lease agreement in order to obtain consent to jointly occupy its facility with Tytronics (see Note M).
As a result, the monthly rental was increased through the remaining term of the lease. Future minimum annual payments under the amended lease for the year ending September 30, 1997 are $68,400, excluding any rental income from Tytronics. The Company's total rent expense in fiscal 1996 and 1995 was approximately $65,355 and $69,613, respectively. Rental income from Tytronics in those same years was approximately $30,801 and $23,801 respectively.

   Nametre, the Company's subsidiary, conducts it operations from leased facilities consisting of office and production space. Nametre occupies this facility on a month to month basis under an operating lease.


K.  Stock Options

   In March 1991, the stockholders approved the 1991 Stock Plan (the "1991 Plan"). Under this plan, awards of, and options to purchase, an aggregate of 3,000,000 shares may be issued to directors, officers, employees and consultants of the Company. The exercise price of incentive stock options (ISOs) granted under the 1991 Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. The exercise price per share of non-qualified options under the 1991 Plan cannot be less than the lesser of the book value per share of Common Stock as of the end of the preceding fiscal year, or 50% of the fair market value per share of Common Stock on the date of grant. On April 20, 1995, the Company issued to Mr. John E. Wolfe, an officer of the Company, an ISO under the 1991 Plan to purchase 200,000 shares of common stock at $.03 per common share exercisable to April 20, 2000. In addition, on April 20, 1995, the Company issued two directors of the Company, ISO's under the 1991 Plan to purchase 150,000 shares each of common stock at $.03 per common share exercisable to April 20, 2000. During 1993, an employee, David M. Haines, who was issued 100,000 ISOs, became an officer of the Company. The options held by Mr. Haines were canceled in March 1995, 90 days after his employment with the Company terminated. Also during fiscal year 1995, ISOs to purchase a total of 155,000 shares were canceled 90 days following termination of certain employees, including David M. Haines. As of September 30, 1996, options for 100,000 shares were issued to Mr. Richard Mannello, who was not then an officer. Subsequent to year end September 30, 1996, Mr. Mannello was named an officer of the Company, and options for an additional 200,000 shares were issued to Mr. Mannello.

   During fiscal year 1994, 20,000 shares from the 1987 Plan and 233,000 shares from the 1991 Plan were canceled and returned to each respective Plan. During fiscal year 1995, 10,000 shares from the
1987 Plan and 155,000 shares from the 1991 Plan were canceled and returned to each respective Plan. During fiscal year 1996, 3,000 shares from the 1991 Plan were canceled and returned to its respective Plan.

  A summary of stock option activity under the Plans is as follows:

                                        1987 Plan                 1991 Plan                Non-Qualified
                                  Number     Exercise Price  Number      Exercise Price  Number     Exercise Price
                                  of Shares   per  Share     of  Shares  per  Share      of Shares  per Share

Outstanding at Sept. 30, 1994      10,000      $0.25         182,000     $0.02           209,000    $0.05
   Granted......................        -          -         500,000     $0.03                 -        -
   Exercised...................         -          -               -         -                 -        -
   Canceled................       (10,000)      $0.25       (155,000)    $0.02                 -        -
Outstanding at Sept. 30, 1995           -       $0.25        527,000     $0.03           209,000    $0.05
   Granted......................        -           -        100,000     $0.03                 -        -
  Exercised...................          -           -              -         -                 -        -
   Canceled................             -       $0.25       (  3,000)    $0.02                 -        -
Outstanding at Sept. 30, 1996           -       $0.25        624,000     $0.03           209,000     $0.05


Exerciseable at Sept. 30, 1996          -                    144,000                     209,000


Reserved Common Stock

   In connection with the stock option plans, and outstanding warrants (see Note B), the Company has reserved 6,809,000 shares of Common Stock as of September 30, 1996.


L. Sales and Major Customers:

  Export sales for the years ended September 30 are as follows:

                             1996   1995
                  Europe       9%     13%
                  Asia         2%      0%
                  Other       18%     19%
                              29%     32%

    Sales  to  one  customer,  a  U.S.  governmental  agency,   were
approximately  $65,600  and  $483,600  in  fiscal  1996  and   1995,
respectively.  Accounts receivable from this customer  at  September
30,  1996  and  1995 approximated $20,000 and $70,000, respectively.
As of September 30, 1995 this contract was suspended, at least temporarily. In late fiscal 1996, this contract was partially reinstated. This contract is terminable at will by the U.S.
government. Full reinstatement, if any, will be determined by the funding and direction of the fiscal 1996 Congressional budget and DOE
executive   decisions.   Ultimately,   this   contract   could    be
substantially reduced or canceled. Currently, it appears that this will happen, with some of this work being transferred to existing government laboratories.

M. Related Party Transactions (see Notes B, G, H, J and K):

   The Company shares space in its operating facility with Tytronics which is a 67.1% shareholder of the Company.  The Companies allocate
rent  expense  based  on  the square footage  each  occupies.   On this
basis, rental payments from Trytronics amounted to $30,801 in fiscal 1996, and $23,801 in fiscal 1995. The Companies also share other operating and administrative costs based on estimated usage. During the fiscal years ended September 30, 1996 and 1995, this informal agreement resulted in the payment of approximately $80,000 and $68,000, respectively by the Company to Tytronics for such operating and administrative costs. At September 30, 1996 and 1995, the Company had net amounts due to Tytronics of $77,204 and $10,854, respectively.

  The Company and Bantam Group, Inc. ("Bantam"), a business advisory organization, are parties to a consulting agreement effective June 6, 1993, which continues month-to-month unless terminated by either party on thirty days' notice. Pursuant to this agreement, Bantam was issued a one-time bonus of $40,000 in fiscal 1993, paid $5,000 per month through January 1995, $2,000 per month until October 1, 1995, and $1,500 per month thereafter. In addition, the agreement called for the issuance of 800,000 shares of the Company's Common Stock plus the reimbursement of any tax liability arising from the issuance of the stock. The shares were issued to Bantam in December, 1993. Mr. Joseph J. Caruso, the Company's Chairman, is also the president of Bantam.

   In addition, Bantam has a consulting arrangement with Nametre, which continues on a month to month basis unless terminated by either party on thirty days' notice. Payments under this agreement are $1,250 per month.


N.    Supplemental    Disclosure   of    Cash    Flow    Information


                                                    1996              1995

  Interest paid during the year                    $36,168         $32,308
  Income taxes paid during the year                    600             871

  Supplemental Disclosure of Non-Cash Information:

  Conversion of debt and accrued interest
   into Common Stock                                65,000         382,496
  Conversion of Series "A" Preferred Stock
   into Common Stock                                     -         540,753
  Conversion of Series "B" Preferred Stock
   into Common Stock                                     -          12,500

  In September 1996, the Company acquired 61.23% of the outstanding stock of Nametre in an acquisition (Note B). The estimated fair value of assets acquired was $1,207,381, including goodwill of $244,788, with liabilities assumed of $874,233, less minority interest of $66,634.


            TO THE STOCKHOLDERS AND DIRECTORS OF

            NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.


            We have audited the accompanying balance sheets of National Metal Refining (Nametre) Company, Inc. as of September 30, 1996 and December 31, 1995 and the related statements of changes in stockholders' equity, revenues and expenses, and cash flows for the nine months and twelve months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of National Metal Refining (Nametre) Company, Inc. as of September 30, 1996 and December 31, 1995, and the results of its operations and cash flows for the nine months and twelve months then ended in conformity with generally accepted accounting principles.




                                         /s/ Wilkin & Guttenplan

                                         WILKIN & GUTTENPLAN, P.C.
                                         Certified Public Accountants


         East Brunswick, New Jersey

         December 2, 1996
                                                                    Page  1




                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                                   BALANCE SHEETS


                                               SEPTEMBER  30,      DECEMBER 31,
                                                 1996                1995
              ASSETS

         CURRENT ASSETS
            Cash                              $    8,510         $  236,217

            Accounts receivable, less allowance
             for doubtful accounts of $15,000    418,583            485,467
            Inventories - Notes 1 and 2          440,007            402,578
            Prepaid expenses                      11,278             13,455
            Federal income tax refund receivable  17,021             14,281
            Note receivable - Note 12             75,000               -

              TOTAL CURRENT ASSETS               970,399          1,151,998

         PROPERTY AND EQUIPMENT, net of
          accumulated depreciation -
          Notes 1 and 3                           51,763             63,526

         PATENTS, at cost, less accumulated amortization
          of $49,842 and $45,624,
          respectively - Note 1                   21,556             22,983

         OTHER ASSETS
            Deposits                               2,384              2,384

              TOTAL ASSETS                    $1,046,102         $1,240,891

              LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
       Accounts payable and accrued expenses $   661,266         $  343,874
       Accrued product claims and warranties      19,000             13,000
       Notes payable - current portion -
             Notes 4 and 6                       100,000            472,135

              TOTAL CURRENT LIABILITIES          780,266            829,009

         DEBENTURES - Notes 5 and 6               38,967             38,967
         NOTES PAYABLE, net of current portion -
          Note 4                                  55,000            130,000

              TOTAL LIABILITIES                  874,233            997,976

         STOCKHOLDERS' EQUITY
          Common stock, 770,000 shares authorized,
           512,000 shares issued; 193,489 and
           73,489, shares outstanding respectively
           and 436,011 and 438,511, shares held
           in treasury respectively                18,213            16,653
          Paid in capital                         404,352           108,237
          Retained earnings (deficit)            (143,508)          229,038
          Treasury stock - Note 6                (107,188)         (111,013)

              TOTAL STOCKHOLDERS' EQUITY          171,869           242,915

              TOTAL LIABILITIES AND
               STOCKHOLDERS' EQUITY            $1,046,102        $1,240,891


         The accompanying notes are an integral
          part of these financial statements.




                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY







                                               RETAINED
                          COMMON    PAID IN    EARNINGS   TREASURY
                          STOCK      CAPITAL   (DEFICIT)     STOCK       TOTAL

     BALANCE AT
      DECEMBER 31, 1994  $16,653     $108,237 $ 269,562    $ (69,384)  $325,068

     NET LOSS FOR THE
      YEAR ENDED
      DECEMBER 31, 1995       -          -      (40,524)         -      (40,524)

     TREASURY STOCK
      PURCHASE - NOTE 6       -          -          -         (41,629)  (41,629)

     BALANCE AT
      DECEMBER 31, 1995   16,653      108,237   229,038      (111,013)  242,915

     NET LOSS FOR THE
      NINE MONTHS ENDED
      SEPTEMBER 30, 1996      -         -      (372,546)          -    (372,546)

     TREASURY STOCK
      SOLD                    -        (2,325)     -            3,825     1,500

     COMMON STOCK
      ISSUANCE - NOTE 12   1,560      298,440      -              -     300,000

     BALANCE AT
      SEPTEMBER 30, 1996 $18,213     $404,352 $(143,508)    $(107,188) $171,869












     The accompanying notes are an integral
      part of these financial statements.





                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                         STATEMENTS OF REVENUES AND EXPENSES







                                         FOR  THE NINE       FOR THE
                                         MONTHS   ENDED      YEAR ENDED
                                         SEPTEMBER 30,       DECEMBER 31,
                                            1996                1995


        NET SALES                          $1,776,540      $2,671,019

        COSTS OF GOODS SOLD                   851,538       1,087,938

        GROSS PROFIT                          925,002       1,583,081

        RESEARCH AND DEVELOPMENT COSTS        299,131         210,295

        SELLING, GENERAL AND
         ADMINISTRATIVE EXPENSES            1,007,534       1,379,142

        LOSS FROM OPERATIONS                 (381,663)         (6,356)

        OTHER INCOME AND (EXPENSES)
            Interest on debentures             (7,306)        (36,950)
            Other interest expense            (26,839)        (38,915)
            Interest and dividend income        3,418          11,853
            Royalty income                     39,844          39,844

        TOTAL OTHER INCOME (EXPENSES)           9,117         (24,168)

        INCOME (LOSS) BEFORE PROVISION
         FOR (BENEFIT FROM) INCOME TAXES     (372,546)        (30,524)

        PROVISION FOR INCOME TAXES - Note 8        -          (10,000)

        NET INCOME (LOSS)                  $ (372,546)     $  (40,524)








        The accompanying notes are an integral
         part of these financial statements.




                    NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                               STATEMENTS OF CASH FLOWS



                                                  FOR THE NINE        FOR THE
                                                  MONTHS ENDED      YEAR ENDED
                                                  SEPTEMBER 30,     DECEMBER 31,
                                                    1996                1995
        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                  $(372,546)          $(40,524)

        Adjustments to reconcile loss to net cash
         provided by (used in) operating activities:
          Depreciation and amortization              21,122             24,210
          Allowance for doubtful accounts              -                15,000
          Provision for obsolete inventory            1,088             12,199
          Increase in debt due to restructuring        -               126,388
          Accrued product claims and warranties       6,000             13,000

        Change in assets and liabilities:
         Decrease (increase) in accounts receivable  66,884           (113,796)
         (Increase) in inventories                  (38,518)           (85,677)
         Decrease in prepaid expenses                 2,177              5,580
         Decrease (increase) in federal income
           tax refund receivable                     (2,740)            30,719
         Increase in accounts payable and
           accrued expenses                         317,392            121,614

              TOTAL ADJUSTMENTS                     373,405            149,237

              NET CASH PROVIDED BY
               OPERATING ACTIVITIES                     859            108,713

        CASH FLOWS USED IN INVESTING ACTIVITIES:
           Purchase of fixed assets and
           capitalized patent costs                  (7,931)           (19,949)

        CASH FLOWS FROM FINANCING ACTIVITIES:
           Purchase of treasury stock                (2,607)             -
           Sale of treasury stock                     4,107              -
           Payments on notes payable               (447,135)             -
           Proceeds from notes receivable           225,000              -

        NET CASH USED IN FINANCING ACTIVITIES      (220,635)             -

        NET INCREASE (DECREASE) IN CASH            (227,707)            88,764

        CASH - BEGINNING OF PERIOD                  236,217            147,453

        CASH - END OF PERIOD                     $    8,510           $236,217

        Cash paid during the year for:
          Interest                               $   26,839           $   -
          Income taxes                           $      -             $ 11,775

        See Note 6 for supplemental disclosure of non-cash transactions.


        The accompanying notes are an integral
         part of these financial statements.



                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                 Nature of Business - The Company National Metal Refining Company (Nametre) was incorporated in 1956 in New Jersey. Since 1961 the Company has concentrated on the development of instruments for the measurement of viscous properties of materials. Nametre's customers are mostly Fortune 500 Companies in the polymer, petro-chemical and petroleum industry. Nametre's products are widely used in laboratory and industrial environments. Several of the products are covered by U.S. patents.

                 Inventories - Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.

                 Property - Depreciation is computed on a straight-line and an accelerated basis over the estimated useful lives of the assets which range from 5 to 7 years. Leasehold improvements are amortized over a period of 31.5 years.

                 Patents - Patents are being amortized over a period of 8 years.

                 Research and Development Costs - Research and development costs are charged to operations as incurred.

                 Provision for Warranty Claims - Estimated warranty costs are provided at the time of sale of the warranted products.

                 Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 Fiscal Year Change - The Board of Directors approved a change in the Company's fiscal year end from December 31 to September 30, effective the calendar year beginning January 1, 1996. This change was the result of the sale of the Company's stock to a publicly traded company (see Note 13) whose fiscal year end is September 30.











                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 2 - INVENTORIES:

                 Inventories are comprised of the following:

                                              SEPTEMBER 30,  DECEMBER 31,
                                                   1996          1995

                    Raw materials                 $220,653     $173,161
                    Work in process                 81,990      107,549
                    Finished goods                 150,651      134,067

                                                   453,294      414,777
                    Less: Provision for
                     obsolete inventory            (13,287)     (12,199)

                                                  $440,007     $402,578

        NOTE 3 - PROPERTY, PLANT AND EQUIPMENT:

                 Property, plant and equipment consist of the following:


                                              SEPTEMBER 30,  DECEMBER 31,
                                                   1996         1995

                    Furniture and fixtures       $ 29,803     $ 29,083
                    Equipment                     151,980      153,010
                    Demo equipment                 32,268       32,268
                    Leasehold improvements         10,342       10,342

                                                  224,393      224,703

                  Less: accumulated depreciation (172,630)    (161,177)

                                                 $ 51,763     $ 63,526
















                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 4 - NOTES PAYABLE:

                 Notes payable consist of the following:

                                                     SEPTEMBER 30,  DECEMBER 31,
                                                        1996             1995
                 6% note payable to Mary Elizabeth
                 Fitzgerald due September 30, 1996.
                 Quarterly payments include principal
                 and interest.  The note is collateralized
                 by a pledge and security agreement.    $   -        $225,000

                 10% note payable to the Estate of
                 J. Vincent Fitzgerald due March 31,
                 1998.  Quarterly payments include
                 principal and interest.  The note is
                 collateralized by a pledge and security
                 agreement.                              155,000      377,135

                        TOTAL NOTES PAYABLE              155,000      602,135

                     Less: Current portion              (100,000)    (472,135)

                  Notes payable, net of current portion $ 55,000     $130,000

                 Principal repayments are as follows:

                             SEPTEMBER 30,

                        1997               $100,000
                        1998                 55,000

                                           $155,000

        NOTE 5 - DEBENTURES:

                 The debentures bear interest at 25% per annum payable semi-annually and mature in 1997. The Company has the right to repay principal in whole or in part at any time without premium or penalty.









                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996


        NOTE 6 - SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

                 Treasury Stock Acquisition and Refinancing:

                 On January 29, 1996 the Company entered into a settlement and redemption agreement with Mary Elizabeth Fitzgerald, the deceased majority stockholder's spouse who has had a guardian appointed by the court to control her financial affairs. The agreement calls for a payment to Mrs. Fitzgerald in the amount of $225,000 for the (i) purchase of 385,333 shares of stock of the Company owned by Mrs. Fitzgerald and (ii) for debentures, where the Company is the obligor, having a face value of $106,218 plus accrued interest to date.

                 On January 29, 1996 the Company entered into a settlement and redemption agreement with the Estate of J. Vincent Fitzgerald. The agreement calls for a payment to the Estate in the amount of $377,135 for the (i) purchase of 7,822 shares of stock of the Company presently owned by the Estate, (ii) for debentures, where the Company is the obligor, having a face value of $3,613 plus accrued interest to date, (iii) notes payable held by the decedent in the amount of $324,288, plus accrued interest and (iv) certain reimbursable expenses.

                 The above agreements are the result of the death of the majority stockholder on September 27, 1994. Accordingly, the terms of the agreement have been reflected in the accompanying financial statements as of December 31, 1995. The non-cash financing and investing activities are as follows:

           Refinanced debt as of December 31, 1995 as follows:
              Note payable to Estate of J. Vincent Fitzgerald $ 377,135
              Note payable to Mary E. Fitzgerald                225,000

                        Subtotal                                602,135

           Previous debt repaid:
              Original loan payable due to Estate of J. Vincent
                       Fitzgerald                              (324,288)
              Original debenture due to Estate of J. Vincent
                       Fitzgerald                                (3,613)
              Original debenture due to Mary E. Fitzgerald     (106,218)

                                                               (434,119)

                        Subtotal                                168,016

                        Less: Acquisition of treasury stock     (41,629)

                        INCREASE IN DEBT DUE TO RESTRUCTURING  $126,387








                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 7 - INCOME TAXES:

                 The provision for income taxes consists of the following:


                                                  SEPTEMBER 30,  DECEMBER 31,
                                                     1996           1995
                 Current provision                $   -            9,850
                 Federal provision                    _              150
                 State provision                      _           10,000

                 The Company has research and development credits totalling $57,183 which are available to offset future Federal taxable income and tax liabilities. The credits are due to expire as follows:

                                                  Credits

                     2005                         $15,170
                     2006                          13,526
                     2007                           8,440
                     2008                          13,603
                     2009                           5,863
                     2010                             581

                             TOTAL                $57,183

                 Total income taxes for 1995 differs from the amount computed by applying the U.S. federal income tax rate as a result of the surtax exemption, research and development tax credits and state taxes.

                 The State of New Jersey allows the carry forward (but not carry back) of losses to future years which will offset future New Jersey State taxable income. As of September 30, 1996 and December 31, 1995, the Company has a net operating loss carry forwards of approximately $450,000 and $98,000 respectively, available for New Jersey State tax purposes.












                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 8 - COMMITMENTS:

                 EMPLOYMENT AGREEMENT:

                 During 1996, the Company entered into a one year employment agreement with the President of the Company. The terms of the agreement stipulate that, should the Company terminate the agreement without cause or in case of death, the severance benefit will be equivalent to the rate of pay in effect on the date of termination for the period of six months with one-half the rate of pay for the second six months if new employment has not been found.

        NOTE 9 - CONCENTRATIONS:

                 Certain components of inventory are supplied by two to three vendors. Together, the above vendors represent approximately 54% and 66%, respectively, of the total purchases for the periods ended September 30, 1996 and December 31, 1995.

                 The Company maintained its cash with a few high quality financial institutions. At December 31, 1995 the Company had included in one of its cash accounts amounts exceeding federally insured limits by $132,838.

        NOTE 10 - SARSEP PLAN PAYABLE:

                 The Company has a salary deferral simplified employee pension plan. Employer contributions are discretionary and can vary from year to year. For the periods ended September 30, 1996 and December 31, 1995, the Company has elected not to contribute to the plan.

        NOTE 11 - OPERATING FACILITIES:

                 The Company leases manufacturing and office space on a month by month basis under an operating lease. Rental expenses under the operating lease for the periods ending September 30, 1996 and December 31, 1995 were $23,808 and $31,744, respectively.











                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996






        NOTE 12 - OTHER MATTERS:

                 On September 30, 1996 the Company sold approximately 61.23% of the issued and outstanding shares of common stock to Holometrix, Inc., a publicly traded company, for a sales price of $300,000. The terms of the agreement included warrants to acquire 13,334 shares of common stock at an exercise price of $3.00, as well as warrants to acquire 10,000 shares of common stock at an exercise price of $6.00. Proceeds in the amount of $225,000 from the sale of the stock were used to pay the amount due to Mrs. Fitzgerald as a result of the settlement and redemption agreement (see Note 6). The balance of $75,000 is reflected as a note receivable. The terms of the note includes interest at 2% above prime with principal due in two installments as follows:

                         PAYMENT
                         DATE                            AMOUNT

                         February 28, 1997              $25,000
                         May 31, 1997                    50,000

                  It is expected that Nametre's business of developing, manufacturing, marketing and selling certain viscosity measurement equipment will compliment the thermal property measuring business activities conducted by Holometrix, Inc.






















            MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        SELECTED FINANCIAL DATA FOR THE FISCAL YEARS ENDING:

                                         Sept. 30, 1996           Sept. 30, 1995

        STATEMENT OF OPERATIONS DATA

             Net revenues                    $5,613,000              $4,780,000
             Net income (loss)                  168,000                 155,000


        CONSOLIDATED BALANCE SHEET DATA

             Working capital                    574,000                 678,000
             Total assets                     3,998,000               2,409,000
             Long-term debt, excluding current  748,000                 536,000
             portion
             Minority Interest                  264,000                 195,000
             Stockholders' Equity               451,000                 558,000


        OVERVIEW

             Tytronics' consolidated revenues are derived from the sale of analytical and thermal instrumentation products and testing services, sold worldwide. Tytronics, consolidated, is comprised of three companies. Tytronics alone provides on-line chemical analyzers to the process and environmental industries. Holometrix provides instruments and testing services for thermophysical measurements. Nametre provides on-line viscosity analyzers primarily to the chemical, petrochemical and refining industries.

             Before December of 1994, Tytronics existed alone. At that time, it acquired a majority interest in Holometrix, changed its fiscal year end, and reported as a consolidated entity for the first time on September 30, 1995. On September 30, 1996, Holometrix acquired a majority interest in Nametre, and consolidated reporting for all three companies ensued on that date. Since then, consolidated reporting for all three companies has continued.

             Tytronics' growth strategy has four components. The first is to acquire similar businesses in a fragmented and consolidating instrumentation market. The second is to consolidate sales, marketing and distribution activities to lower costs and increase sales. The third is to consolidate selected operational functions such as purchasing, finance and administration, for further cost reduction. The fourth is to create value through continued growth and profitability, thus creating capital for a continuation of the acquisition strategy. Although Tytronics is working to accomplish this strategy, there can be no guarantee that the strategy will be successful, or that such value will be created.




        Year Ended September 30, 1996 As Compared To Year Ended September 30,
        1995

             Revenues for the 1996 fiscal year totaled $5,613,000, compared to $4,780,000, an increase of $833,000, or 17%. The primary reason for this increase was the inclusion of Holometrix revenues for the full 1996 fiscal year, as compared to an approximate 10-month period in the 1995 fiscal year.

             Cost of sales totaled $2,784,000, or 50% in fiscal 1996, as compared to $2,306,000, or 48% in fiscal 1995. The absolute increase in cost of sales was due to the inclusion of Holometrix' cost of sales for the full 1996 fiscal year, as compared to an approximate 10-month period in the 1995 fiscal year. The percentage increase in cost of sales was primarily due to an increase in the amount of Holometrix' products, which tend to have higher cost of sales.

             Selling, general and administrative expenses totaled $2,073,000, or 37% of sales in fiscal 1996 compared to $1,737,000, or 36% of sales in fiscal 1995. This increase was primarily attributable to the inclusion of Holometrix' selling, general and administrative expenses for the full 1996 fiscal year, as compared to an approximate 10-month period in the 1995 fiscal year.

             Research and development expenses totaled $456,000, or 8% of sales in fiscal 1996, as compared to $454,000, or 9% of sales in fiscal 1995. The inclusion of Holometrix' research and development expenses for the full 1996 fiscal year was offset by a reduction in Tytronics' research and development expenses, as a result of largely completing a major program for development of the Tytronics Sentinel Series products. This instrument provides a cost effective analyzer for the water market, which Tytronics believes will improve its competitive advantage and lead to increased sales.


             Income from operations totaled $299,000, or 5% of sales, in fiscal 1996, as compared to $283,000, or 6% of sales, in fiscal 1995. The increase in gross profit was offset by increased expenses, leaving income from operations roughly constant.

             Net income totaled $168,000, or 3% of sales in fiscal 1996, as compared to $155,000, also 3% of sales, in fiscal 1995. Again, the increase in gross profit was offset by higher selling, general and administrative expenses, leaving net income only slightly increased. Other income and expense totaled ($78,000) in fiscal 1996, as compared to ($71,000) in fiscal 1995, largely due to an increase in interest expense. Minority interest decreased to $2,000 in fiscal 1996, from $24,000 in fiscal 1995, due to the reduction in profitability at Holometrix.

             Total Assets at September 30, 1996 were $3,998,000 as compared to $2,409,000 at September 30, 1995, an increase of $1,589,000, or 66%.
        The primary source of this increase was due to Holometrix' acquisition of Nametre on September 30, 1996.

             Cash decreased from $289,000 on September 30, 1995 to $124,000 on September 30, 1996, primarily due to an equity investment by Tytronics in Holometrix, and the subsequent use of those funds for the purchase of Nametre. Accounts receivable increased to $1,749,000 on September 30,





        1996, from $948,000 on September 30, 1995, due to the inclusion of Nametre's accounts receivable, higher year-end shipments, and somewhat slower collections. Inventory increased to $1,167,000 on September 30, 1996, from $504,000 on September 30, 1995, again due to the inclusion of Nametre and an increased rate of sales. Equipment and fixtures, net, was $447,000 on September 30, 1996, as compared to $446,000 on September 30, 1995. Nametre's equipment and fixtures were modest, and other capital expenditures were offset by increased depreciation. Other assets, including good will, increased to $442,000 on September 30, 1996 from $165,000 on September 30, 1995, primarily due to the inclusion of $245,000 of good will due to the purchase of Nametre.

             Total Liabilities increased to $3,284,000 on September 30, 1996, from $1,656,000, an increase of $1,628,000, or 98%, primarily due to the inclusion of Nametre's liabilities and an increase in long term debt, again attributable to Nametre.

             Notes payable to banks decreased from $325,000 on September 30, 1995, to $284,000 on September 30, 1996, primarily due to decreased bank borrowings on the part of Holometrix. Accounts payable increased from $552,000 on September 30, 1995 to $1,649,000 on September 30, 1996 due
        to the inclusion of Nametre's accounts payable, and increased commissions payable. Accrued expenses increased from $186,000 on September 30, 1995, to $419,000 on September 30, 1996, primarily due to the inclusion of Nametre's accrued expenses and increased reserve positions at Tytronics and Nametre. The current portion of long term debt increased to $184,000 on September 30, 1996 from $57,000 on September 30, 1995, primarily due to the debt associated with Nametre's acquisition.

             Long-term debt increased to $748,000 on September 30, 1996 from $536,000 on September 30, 1995, due both to the long term portion of the debt associated with Nametre's acquisition, and the repurchase of $275,000 of Tytronics' equity from a major stockholder (see below), offset by a $100,000 payment on same.

             Stockholders' Equity decreased to $451,000 on September 30, 1996 from $558,000 on September 30, 1995. This decrease was caused by the repurchase of $275,000 of Tytronics' equity from a major shareholder, offset by fiscal 1996's net income. Minority interest increased to $264,000 from $195,000 during this same period, due to the increased equity of Holometrix.


        LIQUIDITY AND CAPITAL RESOURCES

        Cash Flows

             Operating cash flows were substantially positive, totaling $455,000 during fiscal 1996, compared to $138,000 in fiscal 1995. Operating cash flows approximated the sum of net income plus depreciation and amortization; increases in accounts receivable and inventories were offset by increases in accounts payable and accrued expenses. Accounts receivable increased by $380,000, offset by increases in accounts





        payable of $433,000. Inventories increased $223,000 while accrued expenses increased $216,000.

             Fixed and other assets increased by $183,000 in fiscal 1996, as compared to $175,000 in fiscal 1995.

             The effect of the purchase of Nametre in fiscal year 1996, net of cash acquired, was a cash outflow of $266,514; this was funded by the operating cash flows noted above, offset by repayments under Holometrix' line of credit of $41,000, and repayments on Tytronics' long term debt of $30,000. In addition, a $100,000 payment was made on the repurchase of $275,000 of Tytronics' equity from a major stockholder. The net affect of these transactions, with minor changes in certain other areas, was a decrease in cash of $166,000, resulting in cash and cash equivalents, at the end of fiscal 1996 of $124,000.

        Credit agreements

             On December 22, 1994, Silicon Valley Bank provided the Company with a line of credit in the amount of $350,000. This line of credit is secured by substantially all assets of the Company. Advances under this line shall not exceed 70% of the Company's eligible accounts receivable as defined. These amounts are payable on demand and bear interest at the bank's prime rate plus 1.5%. Advances are also contingent upon maintaining certain covenants relative to profitability, liquidity, tangible net worth and leverage. No advances occurred until April, 1995, when an initial advance of $75,000 was provided. Since then, this line of credit has been in use to provide both working capital and support for various payments, including payment of debt to Tytronics.
        As of September 30, 1996, and September 30, 1995, borrowings under this line of credit were $84,000 and $125,000, respectively, and the Company was in compliance with all covenants.

             During the fiscal years ending September 30, 1996 and September 30, 1995, the Company and Holometrix were also parties to various informal working capital agreements pursuant to which the Company provided working capital financing to Holometrix on a short-term basis. Such working capital advances are limited by the Company's agreement with Silicon Valley Bank to $50,000 at any one time. These advances are payable on demand with 10% interest, and secured by a note. As of September 30, 1996, $20,000 was due to the Company by Holometrix under these arrangements. During fiscal years 1996 and 1995, Holometrix borrowed an aggregate of approximately $130,000 and $111,000, respectively, including interest, from the Company under these arrangements.


        Equity Financing

                On or about September 30, 1997, the Company successfully completed the sale of 42,850 shares of its Common Stock for the aggregate amount of $687,000 which is available to the Company for working capital as well as other corporate purposes.














        SELECTED FINANCIAL DATA FOR THE FISCAL NINE MONTHS ENDING:

                                         June 30,1997          June 30, 1996

        STATEMENT OF OPERATIONS DATA

             Net revenues                 $5,826,000             $3,994,000
             Net income (loss)               (93,000)               (47,000)


        CONSOLIDATED BALANCE SHEET DATA

             Working capital                 471,000                515,000
             Total assets                  4,397,000              2,563,000
             Long-term debt, excluding       698,000                688,000
             current portion
             Minority Interest               245,000                134,000
             Stockholders' Equity            358,000                236,000


        Nine Months Ended June 30, 1997 As Compared To The Nine Months Ended June 30, 1996

             Revenues for the first nine months of the 1997 fiscal year totaled $5,826,000, as compared to $3,994,000 for the first nine months of the 1996 fiscal year, an increase of $1,832,000, or 46%. The source of this increase is the acquisition of Nametre, whose revenues in the first nine months of the 1997 fiscal year were $1,839,000.

             Cost of sales totaled $2,843,000, or 49% of sales in the first nine months of the 1997 fiscal year, as compared to $2,030,000, or 51% of sales in the fist nine months of the 1996 fiscal year, an increase of $813,000 or 40%. The primary reason for this increase is the acquisition of Nametre; Nametre's cost of sales for the first nine months of the 1997 fiscal year were $728,000. The percentage reduction in cost of sales was primarily due to a reduction in the sales of Holometrix' products, which tend to have higher cost of sales.

             Selling, general and administrative expenses increased to $2,565,000, or 44% of sales in the first nine months of the 1997 fiscal year, from $1,639,000, or 41% of sales in the first nine months of the 1996 fiscal year, an increase of $926,000, or 56%. The increase was primarily attributable to the acquisition of Nametre, whose selling, general and administrative expenses for the first nine months of the 1997 fiscal year were $889,000. Due to the nature of the selling process at both Tytronics and Nametre, sales and distribution costs are proportionately higher at these companies.

             Research and development expenses increased slightly to $481,000, or 8% of sales in the first nine months of the 1997 fiscal year, from $362,000, or 9% of sales in the first nine months of the 1996 fiscal year, an increase of $119,000, or 33%. This increase was largely attributable to the acquisition of Nametre, offset by a reduction in






        Tytronics' research and development expenditures due to the completion of certain Tytronics' programs.

             Income from operations decreased to a loss of $62,000, or 1% of sales, in the first nine months of the 1997 fiscal year, from a loss of $37,000, also 1% of sales, in the first nine months of the 1996 fiscal year. The decrease in income from operations is due primarily to a substantial increase in selling, general and administrative expenses, and research and development expenses, offset by an increase in gross profit. All of the operating losses are attributable to Holometrix; Tytronics and Nametre both had operating profits.

             Net income decreased to a loss of $93,000, or 2% of sales during the first nine months of the 1997 fiscal year, from $47,000, or 1% of sales in the first nine months of the 1996 fiscal year. The decrease in net income from operations is due primarily to a substantial increase in selling, general and administrative expenses, and research and development expenses, offset by an increase in gross profit. Once more, all of the net losses are attributable to Holometrix; both Tytronics and Nametre had net incomes. Other income and expense decreased to $50,000 in the first nine months of the 1997 fiscal year, from $71,000 in the first nine months of fiscal 1996. Minority interest increased to a gain of $19,000 in the first nine months of the 1997 fiscal year from a loss of $61,000 in the first nine months of the 1996 fiscal year, primarily due to the increase in Nametre's profitability, and its effect upon Holometrix.

             Total Assets at June 30, 1997, increased to $4,397,000 from $2,563,000 at June 30, 1996, an increase of $1,834,000, or 72%. The primary source of this increase was due to Holometrix' acquisition of Nametre on September 30, 1996.

             Cash increased to $281,000 on June 30, 1997 from $156,000 on June 30, 1996, primarily due to increased borrowings under line of credit agreements. Accounts receivable increased to $2,009,000 on June 30, 1997, from $1,061,000 on June 30, 1996, primarily due to the inclusion of Nametre's accounts receivable. Inventory increased to $1,206,000 on June 30, 1997, from $659,000 on June 30, 1996, primarily due to the inclusion of Nametre's inventory and an increased rate of sales, primarily at Nametre. Equipment and fixtures, net, increased slightly to $444,000 on June 30, 1997 from $407,000 on June 30, 1996 due to a slight increase in fixed assets. Other assets, including good will, increased to $386,000 on June 30, 1997, from $136,000 on June 30, 1996, primarily due to the inclusion of $245,000 of goodwill associated with the acquisition of Nametre.

             Total Liabilities at June 30, 1997, increased to $4,604,000 from $2,193.000 on June 30, 1996, an increase of $2,411,000, or 110%, primarily due to the inclusion of Nametre's liabilities, increases in notes payable to banks, and increases in the long term debt associated with the acquisition of Nametre.

             Notes payable to banks increased from $350,000 on June 30, 1996 to $609,000 on June 30, 1997, primarily due to increased drawdowns on





        Tytronics' line of credit. Accounts payable increased to $1,738,000 on June 30, 1997 from $790,000 on June 30, 1996, primarily due to the inclusion of Nametre's accounts payable, and an increase in commissions payable. Accrued expenses increased $506,000 on June 30, 1997 from $260,000 on June 30,1996, largely due to increased reserve positions. The current portion of long term debt increased only slightly to $198,000 on June 30, 1997 from $105,000 on June 30, 1996, as much of the debt associated with Nametre's acquisition became current.

             Long-term debt increased only slightly to $698,000 on June 30, 1997 from $688,000 on June 30, 1996, since much of the debt associated with Nametre's acquisition became current debt.

             Stockholders' Equity increased to $358,000 on June 30, 1997 from $236,000 on June 30, 1996, primarily due to high profitability in the last three months of fiscal 1996, offset by losses, primarily at Holometrix, during the first nine months of the 1997 fiscal year. Minority interest increased from $245,000 on June 30, 1997 from $134,000 on June 30, 1996, due to the change in profitability at Holometrix and Nametre.


        LIQUIDITY AND CAPITAL RESOURCES

        Cash Flows

             Operating cash flows were positive, amounting to $65,000 during the first nine months of the 1997 fiscal year, compared to $85,000 in the first nine months of the 1996 fiscal year. Operating cash flows approximated the sum of net losses plus depreciation and amortization; increases in accounts receivable and inventories were offset by increases in accounts payable and accrued expenses. Accounts receivable increased by $160,000, offset by increases in accounts payable of $164,000. Inventories increased by $39,000, while accrued expenses increased $58,000.

             Fixed and other assets increased by $197,000 in the nine month period ending June 30, 1997, as compared to an increase of $168,000 in the same period in fiscal 1996. Net borrowings under Tytronics' line of credit increased by $339,000, offset by a $50,000 repayment of long term debt associated with the repurchase of Tytronics' equity from a former major stockholder. The net effect of these transactions, with minor changes in certain other areas, was an increase in cash of $157,000, resulting in cash and cash equivalents of $124,000 on June 30, 1997.

             Future cash commitments are moderate, assuming continued profitability. Tytronics believes the combination of operating cash flows, plus Tytronics' line of credit, and the proceeds from an equity financing expected to be $600,000 or more, available on or about September 30, 1997, should be adequate for the foreseeable future. Additional funding would have to be sought for substantial acquisitions.








        Credit agreements

             As of June 30, 1997, Tytronics, in concert with its subsidiaries, Holometrix and Nametre, obtained new terms from Silicon Valley Bank for a combined line of credit and term loan of $1,500,000 secured by substantially all assets of Tytronics and its subsidiaries, Holometrix and Nametre. This new line was in effect on July 24, 1997. Advances under this line through September 1, 1997 can not exceed the lesser of 70% of Tytronics' eligible accounts receivable as defined, or the consolidated Tangible Net Worth as defined plus the minority interest. Thereafter, borrowings can not exceed the lesser of 70% of Tytronics' eligible accounts receivable as defined, or 110% of the consolidated Tangible Net Worth as defined. These outstanding amounts are payable on demand and advances are contingent upon maintaining certain covenants relative to profitability, liquidity and tangible net worth. As of June 30, 1997, Tytronics' borrowings under its prior line of credit were $609,000.


        IMPACT OF INFLATION

             Although no assurance can be given, increases in the inflation rate are not expected to materially adversely affect the Company's business.
































                                                - 8 -

                             TYTRONICS INCORPORATED
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



        The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statement presentation.

        The results of operations for any interim periods reported are not necessarily indicative of those that mey be expected for the full year. The accompanying financial information is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the operating results of the period have been included.


                            TYTRONICS INCORPORATED
                    CONSOLIDATED STATEMENTS OF INCOME


                            FOR THE NINE-MONTH PERIOD ENDED JUNE 30
                                1997                   1996
                                ----                   ----
NET SALES                 $  5,826,000           $  3,994,000
COST OF SALES                2,843,000              2,030,000
                             ---------              ---------
GROSS PROFIT                 2,983,000              1,964,000

OPERATING EXPENSES:
  SELLING, GENERAL &
        ADMINISTRATIVE       2,565,000              1,639,000
  RESEARCH AND DEVELOPMENT     481,000                362,000
                             ---------              ---------
                             3,045,000              2,001,000
                             ---------              ---------


INCOME FROM OPERATIONS         (62,000)               (37,000)

OTHER INCOME (EXPENSE):        (50,000)               (71,000)
                              --------               --------
LOSS BEFORE MINORITY
  INTEREST                    (112,000)              (108,000)

MINORITY INTEREST IN
  SUBSIDIARY                   (19,000)               (61,000)
                              --------               --------
NET LOSS                  $    (93,000)          $    (47,000)
                              ========               ========


                           TYTRONICS INCORPORATED
                         CONSOLIDATED BALANCE SHEET


                                NINE MONTHS ENDED JUNE 30
ASSETS:                                  1997
                                         ----
CURRENT ASSETS
CASH & CASH EQUIVALENTS           $   281,000
ACCOUNTS RECEIVABLE                 2,009,000
INVENTORIES                         1,206,000
PREPAID EXPENSES                       71,000
                                    ---------
TOTAL CURRENT ASSETS                3,567,000

EQUIPMENT AND FIXTURES - NET          434,000

OTHER ASSETS                          396,000
                                    ---------
TOTAL  ASSETS                     $ 4,397,000
                                    =========

LIABILITIES & STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
  NOTES PAYABLE TO BANKS          $   609,000
  ACCOUNTS PAYABLE                  1,783,000
  ACCURED EXPENSES                    506,000
  CURRENT PORTION OF LONG-TERM DEBT   198,000
                                    ---------
TOTAL CURRENT LIABILITIES           3,096,000
                                    ---------
LONG-TERM DEBT LESS CURRENT
  PORTION                             698,000

MINORITY INTEREST IN SUBSIDIARY       245,000

STOCKHOLDERS' EQUITY:
  PREFERRED STOCK                      29,000
  COMMON STOCK                          2,000
  CAPTIAL IN EXCESS OF PAR VALUE      857,000
  ACCUMULATED DEFICIT                (174,000)
                                    ---------
                                      714,000
LESS TREASURY STOCK, AT COST,
  13,500 AND 48,500 SHARES HELD IN
  1996 AND 1995, RESPECTIVELY         356,000
                                    ---------
TOTAL STOCKHOLDERS' EQUITY            358,000
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY            $ 4,397,000
                                    =========

		       TYTRONICS INCORPORATED
	      CONSOLIDATED STATEMENT OF CASH FLOWS


				     NINE-MONTH PERIOD ENDED JUNE 30,
					  1997         1996
					  ----         ----

NET INCOME                             $(93,000)   $ (47,000)
ADJUSTMENTS TO RECONCILE NET INCOME
 TO NET CASH PROVIDED BY OPERATING
 ACTIVITIES:
  DEPRECIATION AND AMORT                157,OOO      158,000
  MINORITY INTEREST                     (19,000)     (61,000)
  CHANGES IN OPERATING ASSETS AND
   LIABILITIES, NET OF EFFECT OF
   PURCHASE OF SUBSIDIARIES:
     ACCOUNTS RECEIVABLE               (160,000)    (113,000)
     INVENTORIES                        (39,000)    (155,000)
     PREPAID EXPENSES                    (3,000)     (16,000)
     ACCOUNTS PAYABLE                   164,000      245,000
     ACCURED EXPENSES                    58,000       74,000
					-------      -------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES                             65,000       85,000
                                        -------      -------
INVESTING ACTIVITES
ADDITIONS TO FIXED ASSETS               (97,000)     (97,000)
INCREASE IN OTHER ASSETS               (100,000)     (71,000)
PURCHASE OF SUBSIDIARIES, NET OF
  CASH ACQUIRED                            --           --
					-------       -------
NET CASH USED IN INVESTING ACTIVITIES  (197,000)     (168,000)
                                        -------       -------
FINANCING ACTIVITIES
NET (REPAYMENT OF) BORROWINGS UNDER
  LINE OF CREDIT AGREEMENT              339,000        25,000
NET (REPAYMENT OF) PROCEEDS FROM
  LONG-TERM DEBT                        (50,000)       25,000
PURCHASE OF TREASURY STOCK                 --        (100,000)
					-------       -------
NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                  289,000       (50,000)
                                        -------       --------
NET (DECREASE) INCREASE IN CASH &
 CASH EQUIVALENTS                       157,000      (133,000)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF THE YEAR                 124,000       289,000
					-------       -------
CASH AND CASH EQUIVALENTS AT
  END OF YEAR                          $281,000      $156,000
                                        =======       =======










               Report of Independent Auditors


The Board of Directors
Tytronics Incorporated


We have audited the accompanying consolidated balance sheets of Tytronics Incorporated (the Company) as of September 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Holometrix, Inc., a majority-owned subsidiary, which statements reflect total assets of $2,548,723 and $1,073,217 as of September 30, 1996 and 1995,
respectively, and total revenues of $2,200,603 and $1,795,384 for the year ended September 30, 1996 and the ten months ended September 30, 1995, respectively. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to data included for Holometrix, Inc., is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tytronics Incorporated at September 30, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company changed its method of accounting for demonstration equipment in 1995.

                                      /s/ Ernst & Young LLP


December 13, 1996

Boston, Massachusetts


                   Tytronics Incorporated

                 Consolidated Balance Sheets

                                             September 30
                                            1996      1995

Assets
Current assets:
Cash and cash equivalents                 $123,562  $289,288
Accounts receivable, less allowance for
 doubtful accounts of $70,000 and $55,000
 in 1996 and 1995, respectively          1,748,770   947,627
Inventories:
 Raw materials                             501,024   253,819
 Work-in-process                           316,586   125,299
 Finished goods                            349,549   124,780
                                         -------------------
                                         1,167,159   503,898

Prepaid expenses                            70,298    57,174
                                         -------------------
Total current assets                     3,109,789 1,797,987

Equipment and fixtures, net                447,037   446,119

Other assets, net of accumulated
 amortization of $144,218
 and $103,410 in 1996 and 1995,
 respectively                              441,606   165,382
                                         -------------------
Total assets                            $3,998,432 2,409,488
                                         ===================

Liabilities and stockholders' equity
Current liabilities:
 Notes payable to banks                 $  284,000 $ 325,000
 Accounts payable                        1,648,997   552,354
 Accrued expenses                          418,636   185,584
 Current portion of long-term debt         184,485    57,002
                                         -------------------
Total current liabilities                2,536,118 1,119,940

Long-term debt, less current portion       747,636   536,100

Minority interest in subsidiary           263,927    195,475

Stockholders' equity:
 Preferred stock, $1.00 par value,
  75,000 shares authorized, 29,327 shares
  issued and outstanding                   29,327     29,327
 Common stock, $.01 par value, 225,000
  shares authorized, 147,000 shares issued
  and outstanding                           1,470      1,470
 Capital in excess of par value           857,333    857,333
 Accumulated deficit                      (81,379)  (249,157)
                                        --------------------
                                          806,751    638,973

 Less treasury stock, at cost, 13,500
  and 48,500 shares held in 1996 and
  1995, respectively                      356,000     81,000
                                        --------------------
Total stockholders' equity                450,751    557,973
                                        --------------------

Total liabilities and stockholders'
 equity                                $3,998,432 $2,409,488
                                        ====================

See accompanying notes.

                   Tytronics Incorporated

              Consolidated Statements of Income



                                             Year ended
                                            September 30
                                            1996      1995

Net sales                                $5,612,887 $4,779,644
Cost of sales                             2,784,146  2,305,743
                                          --------------------
Gross profit                              2,828,741  2,473,901

Operating expenses:
 Selling, general and administrative      2,072,973  1,736,981
 Research and development                   456,311    453,512
                                          --------------------
                                          2,529,284  2,190,493
                                          --------------------

Income from operations                      299,457    283,408

Other income (expense):
 Other income                                 8,165        850
 Interest income                             19,946     19,579
 Interest expense                          (105,637)   (91,702)
                                          --------------------
                                            (77,526)   (71,273)
                                          --------------------
Income before income taxes, minority
 interest and cumulative effect of
 accounting change                          221,931    212,135

Income taxes                                 52,335     12,000
                                          --------------------
Income before minority interest  and
 cumulative effect of accounting change     169,596    200,135

Minority interest in subsidiary               1,818     24,138
                                          --------------------

Income before cumulative effect of
 accounting change                          167,778    175,997

Cumulative effect of accounting change,
 net of taxes                                           21,342
                                          --------------------

Net income                                $ 167,778  $ 154,655
                                          ====================


See accompanying notes.




                             Tytronics Incorporated

                 Consolidated Statements of Stockholders' Equity


                    Preferred Stock    Common Stock                              Stock Held in
                                                                                   Treasury
                     Issued            Issued              Capital                                   Total
                     and               and                   in                                     Stockholders'
                   Outstanding Amount  Outstanding Amount  Excess    Accumulated  Shares   Cost      Equity
                    Shares             Shares                 of      Deficit
                                                           Par Value
Balance at
September 30, 1994 29,327      $29,327 117,000     $1,170  $671,633  $(403,812)   (13,500) $(81,000)  $ 217,318
(unaudited)
Issuance of stock
related to
Holometrix
purchase                                30,000        300   185,700                                     186,000
Net income for 1995                                                    154,655                          154,655
                   --------------------------------------------------------------------------------------------
Balance at
September 30, 1995 29,327       29,327 147,000      1,470   857,333   (249,157)   (13,500)  (81,000)    557,973
Repurchase of
preferred stock                                                                   (12,500)  (98,214)    (98,214)
Repurchase of
common stock                                                                      (22,500) (176,786)   (176,786)
Net income for 1996                                                    167,778                          167,778
                   --------------------------------------------------------------------------------------------

Balance at
September 30, 1996 29,327      $29,327 147,000     $1,470  $857,333   $(81,379)   (48,500)$(356,000)   $450,751
                   ============================================================================================

See accompanying notes.


                   Tytronics Incorporated

            Consolidated Statements of Cash Flows

                                              Year ended
                                             September 30
                                            1996      1995
Operating activities
Net income                               $ 167,778  $ 154,655
Adjustments to reconcile net income to
net cash provided by operating
activities:
 Depreciation and amortization             226,415    240,573
 Minority interest                           1,818     24,138
 Changes in operating assets and
  liabilities, net of effects of purchase
  of subsidiaries:
  Accounts receivable                     (380,457)  (219,138)
  Inventories                             (223,255)   (37,684)
  Prepaid expenses                          13,068      9,769
  Accounts payable                         433,272     81,594
  Accrued expenses                         216,157   (115,806)
                                         --------------------
Net cash provided by operating activities  454,796    138,101

Investing activities
Additions to fixed assets                 (145,140)  (117,988)
Increase in other assets                   (37,925)   (57,607)
Purchase of subsidiaries, net of cash
acquired                                  (266,514)  (259,143)
                                        --------------------
Net cash used in investing activities     (449,579)  (434,738)

Financing activities
Net (repayment of) borrowings under line
of credit agreement                        (41,000)   110,000
Net (repayment of) proceeds from long-
term debt                                  (29,943)    85,060
Purchase of treasury stock                (100,000)
                                         --------------------
Net cash provided by (used in) financing
activities                                (170,943)   195,060
                                         --------------------

Net  decrease in cash and cash
 equivalents                              (165,726)  (101,577)
Cash and cash equivalents at beginning of
 year                                      289,288    390,865
                                         --------------------

Cash and cash equivalents at end of year $ 123,562  $ 289,288
                                         ====================

Supplemental disclosure of cash flow information

Cash paid during the year for:
 Interest                                $ 100,278  $ 104,571
 Income taxes                                1,182     14,009

Noncash investing and financing activities
Treasury stock repurchase for note        (175,000)
payable
Common stock issued for Holometrix
acquisition                                           186,000
Promissory notes refinancing                          315,000
Reclassification of demonstration equipment            66,027


See accompanying notes.


                   Tytronics Incorporated

         Notes to Consolidated Financial Statements
                  September 30, 1996



1.  Significant Accounting Policies

Business

Tytronics Incorporated (Tytronics) is involved in the design, manufacture and sale of commercial on-line chemical, liquid and gas analyzers for application in industrial process and environmental control throughout the world. Holometrix, Inc. (Holometrix), is a product development, manufacturing and contract test services company which specializes in manufacturing instruments and providing contract test services for measuring thermophysical properties of a wide variety of materials.

Principles of Consolidation

The  consolidated financial statements include the  accounts
of   Tytronics  and  its  subsidiary,  Holometrix,  and  its
majority-owned subsidiary National Metal Refining Company, Inc. acquired by Holometrix on September 30, 1996, (collectively, the Company), of which Tytronics owns 67%. Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue for instrument sales is recognized when instruments are shipped. Revenue for testing services is recognized as services are performed.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

1.  Significant Accounting Policies (continued)

Equipment and Fixtures

Equipment and fixtures are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. As of October 1, 1994, the Company changed its accounting for demonstration equipment from capitalizing into inventory net of reserves, to capitalizing into equipment and fixtures and amortizing over three years. The Company believes capitalizing the equipment provides a better match of costs with the asset life. The effect of this change was to reduce net income by $21,342 for the year ended September 30, 1995. The pro forma effect of this change on prior years has been omitted as the Company has determined that it is not practicable to determine the effect.

Equipment and fixtures consist of the following at September
30:

                                           1996      1995

Furniture and fixtures                 $   48,775  $  36,489
Leasehold improvements                     62,185     49,951
Machinery and equipment                   541,775    419,706
Demonstration equipment                   302,232    269,965
                                          ------------------
                                          954,967    776,111
Accumulated depreciation and amortization 507,930    329,992
                                          ------------------

                                         $447,037   $446,119
                                          ==================

Other Assets

Other assets include patent costs, trademarks, licensing agreements, various deposits for office equipment and utilities and goodwill resulting from the excess of cost over fair value of net assets acquired by Holometrix. Costs related to patents and trademarks are amortized using the straight-line method over 17 years. Costs related to licensing agreements are amortized using the straight-line method over the life of the agreements. Costs related to goodwill are amortized using the straight-line method over 15 years.

1.  Significant Accounting Policies (continued)

Other assets consisted of the following at September 30:

                                             1996      1995

Patents                                   $205,144   $160,625
Goodwill                                   244,788
Licensing agreement                         43,293     39,841
Trademarks                                  27,129     17,529
Deposits and other                          65,470     50,797
                                           ------------------
                                           585,824    268,792
Accumulated amortization                  (144,218)  (103,410)
                                           ------------------

                                          $441,606   $165,382
                                           ==================

Accounting for the Impairment of Long-Lived Assets

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" (FAS 121), effective in 1996. The Company adopted FAS 121 and the effect of the adoption is not material.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Tax provisions and credits are recorded at statutory rates for taxable items included in the consolidated statements of operations regardless of the period in which such items are reported for income tax purposes. Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which income tax benefits will be realized in future years.

1.  Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which subject the Company to credit risk consist of cash equivalents and trade accounts receivable. The risk with respect to cash equivalents is minimized by the Company's policies in which investments are placed with high credit quality financial institutions and the amount of exposure to any one financial institution is monitored. The risk with respect to trade accounts receivable is minimized by the credit worthiness of the Company's customers, the diversity of its customer base and their dispersion across a wide geographical area, as well as the Company's credit and collection policies. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations. One distributor accounted for approximately 18% and 23% of revenues in 1996 and 1995, respectively.

2.  Acquisition

On November 29, 1994, Tytronics acquired approximately 55% of the outstanding capital stock of Holometrix (8,960,244 shares) in exchange for approximately $186,000 of Tytronics common stock (30,000 shares). In addition, the Company purchased $220,000 in promissory notes of Holometrix from investors in Holometrix and agreed to loan Holometrix $150,000 payable on demand to repay a $150,000 loan held by investors in Holometrix.

The acquisition has been accounted for using the purchase method. Accordingly, the purchase price was allocated to assets acquired based on their estimated fair values. In connection with the acquisition, Tytronics acquired assets with a fair value of $1,012,262 and assumed liabilities of $674,080. This treatment did not result in any costs in excess of net assets acquired. The results of operations of Holometrix are included with those of the Company from November 29, 1994, the date of acquisition.

2.  Acquisition (continued)

Effective September 30, 1996, Tytronics purchased an additional 6,000,000 shares of Holometrix $.01 par value common stock for $175,000 cash, $60,000 note payable and contribution of $65,000 of an existing $165,000 note payable owed to Tytronics from Holometrix. The balance of the note payable of $100,000 was rewritten as a promissory note with two installments of $50,000 due in fiscal year 1998 and 1999, respectively. Effective September 30, 1996, Tytronic's ownership in Holometrix increased from 55% to 67%. In addition, an existing $165,000 note from Holometrix to Tytronics, with three annual installments of $55,000, due in 1996 was extended to 1999. In consideration of the debt restructuring, Tytronics received warrants for the purchase of 1,100,000 and 1,000,000 shares of Holometrix $.01 par value common stock at an exercise price of $.05 and $.10 per share, respectively. The warrants expire February 1, 2006.

On September 30, 1996, Holometrix acquired approximately 61% of the outstanding shares of National Metal Refining Company, Inc., a developer of instruments for the measurement of viscous properties of materials, for $225,000 in cash, and $75,000 in notes payable, plus acquisition costs. The acquisition has been accounted for under the purchase method. Accordingly, the purchase price was allocated based on the estimated fair value of the assets acquired and the liabilities assumed. In connection with the acquisition, Holometrix acquired assets with a fair value of $1,046,102 and assumed liabilities of $874,233. This allocation has resulted in goodwill of approximately $245,000 which is being amortized over 15 years. The purchase also provided for the acquisition by Holometrix of warrants to purchase an additional 13,334 shares at $3 per share and 10,000 shares at $6 per share.

3.  Notes Payable to Banks

Tytronics has a $500,000 revolving line of credit with a bank, bearing interest at the prime rate plus 2.5% (9.75% at September 30, 1996), under which $200,000 was outstanding and $190,440 was available at September 30, 1996. The line expired on October 5, 1996. Tytronics is currently borrowing under the terms of the old agreement. The bank is in the process of extending the credit through January 1997 at which time a full renewal is expected to be made. The borrowings under the line are secured by accounts receivable and are available based upon certain percentages of qualified accounts receivable. The line contains certain covenants that, among other things, require Tytronics to maintain a minimum current ratio and tangible capital base, as defined. In addition, the ratio of senior liabilities, as defined, less subordinated debt divided by the tangible capital base may not exceed certain parameters.

3.  Notes Payable to Banks (continued)

In 1995, Holometrix entered into a working capital line of credit with a bank expiring on February 4, 1997, which provides for borrowings up to $350,000 The line of credit is secured by substantially all assets of Holometrix. Advances under the line may not exceed 70% of Holometrix's eligible accounts receivable, as defined. These amounts are payable on demand and bear interest at the bank's prime rate plus 1.5% (8.5% at September 30, 1996). The line of credit contains covenants which among various matters restricts further borrowings and security interests, loans and advances to others, and sales of assets, other than in the normal course of business. Holometrix is also required to maintain certain financial covenants. Borrowings under this line of credit amount to $84,000 and $266,000 was available as of September 30, 1996.

In 1996, Tytronics issued a line of credit to Holometrix allowing borrowings up to $50,000, bearing interest at 10% and payable on demand. Outstanding borrowings against the line amounted to $20,000 at September 30, 1996, and is eliminated in consolidation.

4.  Long-Term Debt

Long-term debt consisted of the following at September 30:

                                              1996       1995

Subordinated promissory notes payable to
 a shareholder, bearing interest payable
 monthly at 10% per annum; principal
 payable on November 23, 1999               $450,000   $450,000
Promissory note payable to shareholder,
 bearing interest at 6% per annum, due in
 annual installments through January 2,
 1999                                        175,000
Promissory note to shareholder, bearing
 interest at 10%, principal and interest
 are paid quarterly through 1998             155,000
Other                                        152,121    143,102
                                            -------------------
                                             932,121    593,102
Less current portion                         184,485     57,002
                                            -------------------

                                            $747,636   $536,100
                                            ===================

4.  Long-Term Debt (continued)

In 1995, the Company extended repayment of a promissory note to a shareholder to November 23, 1999.

As of September 30, 1996 and 1995, approximately $61,500 and
$103,000, respectively, was owed to the estate of a former shareholder.

The aggregate amounts of required principal payments on the Company's long-term debt at September 30, 1996 are as follows:

        1997                               $184,485
        1998                                178,681
        1999                                560,204
        2000                                  8,751
                                           --------
                                           $932,121
                                           ========

5.  Related Party

Tytronics shares space in its office facility with Holometrix. The operating lease expired in 1996 and was renewed for three years at a base rent of $68,400, $76,000 and $83,600 in 1997, 1998 and 1999, respectively. Rent expense is allocated based on the square footage each occupies. The Company's total rent expense was $99,341 and $93,410 for the years ended September 30, 1996 and 1995, respectively, of which $30,801 and $23,801 was allocated to Tytronics in 1996 and 1995, respectively. The Companies also share other operating and administrative costs based on estimate usage. This informal agreement resulted in the payment of approximately $80,000 and $68,000 in 1996 and 1995, respectively, by Holometrix to Tytronics for such operating and administrative costs.

6.  Stockholders' Equity

Common Stock

The Company granted warrants giving the holders the right to purchase 12,506 shares of common stock at a price of $12.07 per share. In connection with the 1995 debt refinancing, the expiration date of these warrants was extended to November 23, 2000 from November 19, 1997. The Company granted additional warrants giving the shareholders the right to purchase 23,106 shares of common stock at $17.27 per share. These warrants also expire on November 23, 2000. The Company granted warrants to the president of the Company giving him the right to purchase 314 shares of common stock at a price of $17.27 per share. These warrants expire on November 18, 1997.

Option Agreement

In December 1992, the Company established an Incentive Stock Option Agreement whereby employees of the Company will be granted options to purchase shares of Tytronics common stock at a price equal to the fair value at the date of grant. Options become exercisable in five cumulative installments, each at 20% of the shares covered by the option on the first anniversary of the vesting reference date set forth in the agreement. The options normally expire ten years from the date of grant (five years from the date of grant for optionees owning more than 10% of the total combined voting power of all classes of stock of the Company at the date of grant). Terminated employees' options expire three months from the date of termination or one year from the date of the employee's death. At September 30, 1996 and 1995, options to purchase 11,500 shares of Tytronics common stock at $6.00 per share were outstanding. These warrants expire at various dates through February 2003. At September 30, 1996 and 1995, options to purchase 4,000 shares of common stock at $7.50 per share were outstanding. These warrants expire on August 31, 1998. At September 30, 1996, options to purchase 8,000 shares of common stock at $8.25 per share were outstanding. These warrants expire on August 24, 2005. As of September 30, 1996, a total of 35,000 shares of Tytronics common stock has been reserved for issuance under the plan.

Preferred Stock

There  are  12,500 shares of Series A and Series B preferred
stock   (collectively,  preferred  stock),  outstanding   at
September 30, 1996 and 1995.

6.  Stockholders' Equity (continued)

The preferred stock has a liquidation preference equal to $13.38 per share plus all declared and unpaid dividends and is initially convertible on a one-for-one basis into shares of common stock at the preference of the stockholder. The initial conversion price is equal to $16.00 and $12.07 per share for Series A and Series B preferred stock, respectively. Each share of preferred stock shall automatically be converted into shares of common stock immediately upon a public offering under the Securities Act of 1933 covering the offer and sale of common stock at an aggregate gross offering price of not less than $3,000,000 and a minimum share price of $25.00 or the vote of holders of a majority of the outstanding shares of preferred stock. The conversion ratio is adjustable for changes in the Company's capital structure. The shares of preferred stock vote together with the shares of common stock. Each holder of preferred shares is entitled to the number of votes equal to the whole number of shares of common stock into which the shares of preferred stock are convertible at such time.

The   preferred  stock  is  noncumulative;  however,  before
declaration of a common stock dividend, the Company must declare a preferred stock dividend at an annual rate equal to $1.60 and $1.21 for the Series A and Series B Preferred Stock, respectively.

Certain stockholders have an agreement with the Company in which the Company agrees not to take certain actions without the approval of such stockholders. Such actions include merger or consolidation, payment of dividends, repayment of debt, making investments (debt or equity) in other corporations, granting certain liens and mortgages, bulk sales of assets and making excessive expenditures on leases, fixed assets or executive compensation.

Treasury Stock

On December 29, 1995, the Company repurchased 12,500 shares of its Series A preferred, 22,500 shares of its common stock and warrants for an additional 1,657 shares of common stock at a price of $12.07, from a stockholder for $100,000 in cash and $175,000 in notes.

Stock Options

The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to
Employees," and intends to continue to do so.

7.  Profit-Sharing Plan

The Company sponsors a 401(k) profit-sharing plan (the plan) covering all employees of the Company having completed a minimum of six months of service. The plan permits participants to make elective contributions up to the maximum limits allowed by the Internal Revenue Code Section 401(k), with a matching employer contribution. Participants become fully vested in the Company's matching contributions in their fifth year of service with the Company.

The  plan  also  permits the employer to make  fully  vested
discretionary  contributions  to  the  plan   allocated   to
participants' accounts based on their relative compensation.

Total plan expense was $5,217 and $3,850 in 1996 and 1995, respectively.

8.  Income Taxes

The provision for income taxes consisted of the following:

                                            1996       1995
Current income taxes:
     State                               $ 12,335  $ 12,000
     Federal                               40,000
                                         ------------------
Income tax expense                       $ 52,335  $ 12,000
                                         ==================

The federal tax is the result of alternative minimum taxes.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Tytronics net deferred tax assets are attributable to the following temporary differences at September 30:

8.  Income Taxes (continued)

                                           1996      1995
Deferred tax assets:
Accounts receivable reserves           $  8,800    $ 8,800
Depreciation                             23,300
Inventory reserves                        6,200      6,200
Other accruals                           51,400     24,100
Research and development tax credits     25,500     25,500
Net operating loss carryforwards         71,000    144,000
Valuation allowance                    (186,200)  (208,600)
                                        ------------------

Net deferred tax asset                  $ -0-     $  -0-
                                        ==================

The Company does not file a consolidated tax return. As of September 30, 1996, Tytronics has available research and development credit carryforwards of approximately $25,500 and net operating loss carryforwards for income tax purposes of approximately $208,112 which expire through the year 2010. The Company has no state or alternative minimum tax net operating loss carryforwards. The credit carryforwards and net operating loss carryforwards may be subject to limitations.

9.   Subsequent Event

On December 4, 1996, the Company entered into a letter of intent to acquire another on-line analytical company, located in the United States. The company to be acquired has assets of approximately $2,200,000. The Company plans to purchase 100% of the stock of this on-line analytical company for a combination of cash and issuance of stock.





                                 HOLOMETRIX, INC.
                 PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                    (UNAUDITED)



        The following pro forma combined condensed financial information is based on the historical consolidated financial statements of Tytronics Incorporated ("Tytronics") and reflects the reorganization of Tytronics, Holometrix, Inc. ("Holometrix") and National Metal Refining Company, Inc. ("Nametre") and resulting issuance of additional common shares of Holometrix in connection with the reorganization.


        As a result of the reorganization, Holometrix will be the surviving entity. Although Holometrix is the surviving corporation, because the shareholders of Tytronics will obtain a majority of voting rights in Holmetrix, Tytronics is deemed to be the acquiring entity for accounting purposes. Accordingly, the reorganization will be accounted for as a recapitalization of Tytronics and the acquisition by Tytronics of the minority interests of Holometrix and Nametre under the purchase method of accounting in accordance with Accounting
        Principles Board Opinion No. 16 Business Combinations. In connection with the reorganization, each issued and outstanding share of Preferred Stock and Common Stock of Tytronics, approximately 16,800 shares and 150,000 shares, respectively, will be exchanged for 254.542 and 231.40 shares, respectively, of the Common Stock of Holometrix (rounded up to the nearest whole share), for a total of approximately 39,000,000 shares of Holometrix Common Stock. In addition, each issued and outstanding share of Nametre Common Stock, currently, approximately 76,000 shares (excluding shares owned by Holometrix), will be exchanged for 79.807 shares of Holometrix Common Stock
        (rounded up to the nearest whole share) for a total of approximately 6,065,000 shares. At the closing date, the financial statements will reflect the acquisition by Tytronics of the minority interests of Holometrix and Nametre through the issuance of Holometrix common shares valued at $1,165,000 based on an independent valuation of Tytronics, Nametre and Holometrix by Fechtor, Detwiler & Co., Inc. ("Fector Detwiler") investment bankers. Fector Detwiler determined that the fair market value of the consolidated equity of Tytronics, Holometrix and Nametre was $4,124,000, $1,839,000 and $1,432,000,
        respectively. Fechtor Detwiler's valuations in connection with the reorganization were based on discounted cash flow analysis and the average market capitalization of certain comparable companies. The minority shareholder values of Holometrix and Nametre amounting to $609,000 and $556,000, respectively were determined by allocating the consolidated equity of Holometrix and Nametre to the minority shareholders based on their percentage ownership interest in each entity.

        The pro forma condensed balance sheet at June 30, 1997 also reflects the Tytronics' stock offering which closed in September of 1997 with net proceeds of approximately $687,000.


        The pro forma statements of operations for the year ended September 30, 1996 include historical information of Nametre as if the acquisition of a 61.23% interest in Nametre by Holometrix had occurred at the beginning of the period presented. This acquisition of a 61.23% interest in Nametre occurred on September 30, 1996.

        All share and per share information reflect the proposed 50 for 1 reverse stock split.

Holometrix, Inc.
Pro Forma Combined Condensed Balance Sheet
June 30, 1997
($000 omitted)
(unaudited)


                                           PRO FORMA      PRO FORMA
                           HISTORICAL      ADJUSTMENTS    ADJUSTED
                 (TYTRONICS INCORPORATED)
                  ----------------------   -----------    ---------
ASSETS
Current Assets:
Cash & Cash Equivalents    $    281         $  687 (b)    $    968
Accounts Receivable           2,009                          2,009
Inventories                   1,206                          1,206
Prepaid Expenses                 71                             71
			      -----            ---           -----
Total Current Assets          3,567            687           4,254

Equipment and Fixtures-Net      434              0             434
Other assets                    396            920 (a)       1,316
                              -----          -----           -----
Total Assets               $  4,397        $ 1,607        $  6,004
                              =====          =====           =====

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes Payable              $    609                       $    609
Accounts Payable              1,783                          1,783
Accrued Expenses                506                            506
Current Portion,
  Long Term Debt                198                            198
                              -----          -----           -----
Total Current Liabilities     3,096              0           3,096

Long-Term Debt, less
  current portion:              698                            698

Minority interest in
  subsidiary                    245           (245) (a)          0

Stockholders' Equity            358           1,165 (a)      2,210
                                                687 (b)
Total Liabilities and         -----           -----          -----
  Stockholders' Equity     $  4,397         $ 1,607       $  6,004
			      =====           =====          =====

(a) To record the acquisition of the minority interest of Holometrix and Nametre in exchange for the issuance of stock valued at $1,165,000. Goodwill represents the excess purchase price over the fair value of net assets acquired calculated as follows:

          Total value of 13,416,000 shares issued (268,320 shares
            after the 50 for 1 reverse stock split) in exchange
            for minority shareholders interest                    $  1,165,000
          Minority Interest - Historical Value reflected
           by Tytronics Incorporated                                   245,000
                                                                     ---------
          Excess of purchase price over fair value                $    920,000
                                                                     =========
          Goodwill representing the excess purchase price paid for the remaining interests of Holometrix and Nametre over their fair values will be amortized over an estimated life of 15 years.

(b) To reflect the issuance of shares of Tytronics common stock pursuant to a private offering, raising net proceeds totaling $687,000.





Holometrix, Inc.
Pro Forma Combined Condensed Statement of Operations
Nine Months Ended June  30, 1997
($000 omitted)
(unaudited)



                              HISTORICAL        PRO FORMA       PRO FORMA
                     (TYTRONICS INCORPORATED)   ADJUSTMENTS     ADJUSTED
                      -----------------------   -----------     ---------
Net Sales                       $  5,826       $               $   5,826



Cost of Sales                      2,843                           2,843
                                   -----                           -----
Gross Profit                       2,983                           2,983
                                   -----                           -----


Operating Expenses
Selling, general and
 administrative                    2,564             46 (b)        2,610
Research and Development             481                             481
                                   -----          -----            -----
Total                              3,045             46            3,091
                                   -----          -----            -----
(Loss) From Operations               (62)           (46)            (108)
Other (Expense)                      (50)             -              (50)
                                   -----          -----            -----
(Loss) Before Income
 Taxes and Minority Interest        (112)           (46)            (158)

Income Taxes                          -               -               -
                                   -----          -----             -----
(Loss) Before Minority Interest     (112)           (46)            (158)

Minority Interest                     19            (19) (a)          -
                                   -----          -----             -----
Net (Loss)                       $   (93)    $      (65)      $     (158)
                                   =====          =====             =====

Weighted Average of Common Shares
  Outstanding                    599,000         450,000  (c)   1,049,000

Net (Loss)
  Per Common Share              $   (.16)                      $    (.15)


(a) To eliminate minority interest in Holometrix and Nametre due to acquisition of remaining interests by Tytronics as a result of the reverse merger.

(b) To record amortization of goodwill representing the excess purchase price paid for the remaining interests of Holometrix and Nametre over their recorded values using an estimated life of 15 years.

(c) To reflect 13,416,000 shares (268,320 shares after the 50 for 1 reverse stock split) issued as a result of the reverse acquisition and 181,683 shares (after the 50 for 1 reverse stock split) issued in connection with the proposed private placement assuming these transactions occurred at the beginning of the periods presented.





     HOLOMETRIX, INC.
     Pro Forma Combined Condensed Statement of Operations
     Year Ended September 30, 1996
     ($000 omitted)
     (unaudited)

                         HISTORICAL     HISTORICAL     PRO FORMA    PRO FORMA
            (TYTRONICS INCORPORATED)    (NAMETRE)     ADJUSTMENTS    ADJUSTED



     Net Sales           $  5,613       $  2,602      $             $  8,215
     Cost of Sales          2,784          1,247                       4,031
                            _____          _____                       _____
     Gross Profit           2,829          1,355                       4,184
                            -----          -----                       -----

     Operating Expenses:

     Selling, general
     and administrative     2,073          1,224           62 (b)      3,375
                                                           16 (c)
     Research &
     Development              456            363                         819
                            _____          _____        _____          _____
     Total                  2,529          1,587           78          4,194
                            -----          -----        -----          -----
     Income (loss)
     from operations          300           (232)         (78)           (10)

     Other (expense)          (78)           --            --            (78)
                            _____          _____        _____          ______
     Income (loss) before
     Income Taxes and
     Minority Interest        222           (232)         (78)           (88)

     Income taxes              52            --           (52) (d)         0
                            _____          _____         _____         _____
     Income (loss) before
     Minority Interest        170           (232)         (26)           (88)

     Minority interest        (2)            --             2  (a)       --
                           _____           _____        _____          _____
     Net Income (loss)   $   168        $   (232)      $  (24)      $    (88)
                           =====           =====        =====          =====
     Weighted Average
     of Common Shares
     Outstanding         599,000                      450,000(e)    1,049,000

     Net Income (loss) per
     Common Share        $   .28                                    $   (.08)




     (a) To eliminate minority interest in Holometrix and Nametre due to acquisition of remaining interests by Tytronics as a result of reverse merger.

     (b) To record amortization of goodwill representing the excess purchase price paid for the remaining interests of Holometrix and Nametre over their recorded values using an estimated life of 15 years.

     (c) To record amortization of goodwill representing the excess purchase price paid over the fair value of the net assets required in connection with the acquisition of a 61.23% interest in Nametre by Holometrix over a 15 year life ($245,000/15 years).

     (d)     To adjust the provision for income taxes.

     (e) To reflect 13,416,000 shares (268,320 shares after the 50 for 1 reverse stock split) issued as a result of the reverse acquisition and 181,683 shares (after the 50 for 1 reverse stock split) issued in connection with the proposed private placement assuming these transactions occurred at the beginning of the periods presented.





                           PLAN AND AGREEMENT OF MERGER


             This Plan and Agreement of Merger (hereinafter called the "Plan and Agreement") entered into this __ day of October, 1997 between Holometrix Acquisition Corp., a Delaware corporation (hereinafter sometimes referred to as the "Delaware corporation"), Tytronics Incorporated, a Massachusetts corporation (hereinafter sometimes referred to as the "Massachusetts corporation"), National Metal Refining Company, a New Jersey corporation (hereinafter sometimes referred to as the "New Jersey corporation") and Holometrix, Inc., a Delaware corporation (hereinafter sometimes referred to as "Holometrix"), with the Delaware corporation, the Massachusetts corporation and the New Jersey corporation hereinafter sometimes referred to as the "Constituent Corporations".

                               W I T N E S S E T H:

             WHEREAS, Holometrix has an authorized capital stock consisting of Ten Million (10,000,000) shares of Preferred Stock, $.01 par value and Thirty Million (30,000,000) shares of Common Stock, $1.00 par value, of which 22,296,878 shares of Common Stock are now issued and outstanding;

             WHEREAS, Holometrix has agreed to submit an amendment to its Certificate of Incorporation to its stockholders for approval to be effective prior to the Effective Time to increase the number of authorized shares of its Common Stock to 100,000,000 shares;

             WHEREAS, the Massachusetts corporation has an authorized capital stock consisting of Seventy-Five Thousand (75,000) shares of Preferred Stock, $1.00 par value, of which Sixteen Thousand Eight Hundred Twenty-Seven (16,827) shares are issued and outstanding and Four Hundred Twenty Thousand (420,000) shares of Common Stock, $.01 par value, of which One Hundred Eleven Thousand (111,000) are issued and outstanding;

             WHEREAS, the New Jersey corporation has an authorized capital stock consisting of 770,000 shares of Common Stock, $.01-1/3 par value, of which Seventy-Five Thousand Nine Hundred Eighty-Nine (75,989) shares, excluding One Hundred Twenty Thousand (120,000) shares of Common Stock owned by Holometrix, are issued and outstanding;

             WHEREAS, the Board of Directors of the New Jersey corporation has agreed to submit an amendment of its Certificate of Incorporation to its stockholders for approval to be effective prior to the Effective Time to reduce the authorized shares of Common Stock of the New Jersey corporation to 856 shares and to affect a nine hundred (900) for one (1) reverse stock split, such that prior to the Effective Time, approximately 210 shares of Common Stock of the New Jersey corporation will be issued and outstanding;




             WHEREAS, the Delaware corporation is a wholly-owned subsidiary of Holometrix, Inc.; and

             WHEREAS, the Board of Directors of the Massachusetts corporation, the New Jersey corporation and of the Delaware corporation deem it advisable to merge the Massachusetts corporation and the New Jersey corporation with and into the Delaware corporation, pursuant to the corporation laws of the Commonwealth of Massachusetts, and the States of New Jersey and Delaware.

             NOW, THEREFORE, the parties to this Plan and Agreement, in consideration of the mutual covenants and agreements hereinafter contained, do hereby prescribe the terms and conditions of said merger and the mode of carrying the same into effect, as follows:

                  FIRST: The Massachusetts corporation and the New Jersey corporation shall be merged into the Delaware corporation on the Effective Date as hereinafter defined. The Delaware corporation shall thereafter continue as the Surviving Corporation and as such is hereinafter sometimes called the "Surviving Corporation".

                  SECOND: From and after the Effective Date, the Certificate of Incorporation of the Delaware corporation shall remain and be the Certificate of Incorporation after the merger until the same shall be altered or amended as provided by law. From and after the Effective Date and until amended in accordance with law, the Certificate of Incorporation, shall be, and may be certified as, the Certificate of Incorporation of the Surviving Corporation.

                  The By-Laws of the Delaware corporation in effect on the Effective Date shall be the By-Laws of the Surviving Corporation.

                  THIRD: The shares of the Massachusetts corporation and the New Jersey corporation shall be exchanged for shares of Holometrix.

                  FOURTH: The manner of converting the outstanding shares of the Massachusetts corporation into shares of Holometrix shall be as follows:

             (a) Each issued and outstanding share of Preferred Stock of the Massachusetts corporation shall be exchanged and converted into 254.542 shares of Common Stock of Holometrix (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.

             (b) Each issued and outstanding share Common Stock of the Massachusetts corporation shall be exchanged and converted into
        231.402 shares of Common Stock of Holometrix (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.






             (c) After the Effective Date, each holder of an outstanding certificate or certificates representing shares of the Massachusetts corporation shall surrender the same to Holometrix, and each holder shall be entitled upon such surrender to receive the number of shares of capital stock of Holometrix on the basis provided herein. Until so surrendered, the outstanding shares of capital stock of the Massachusetts corporation to be converted into the stock of Holometrix, as provided herein, may be treated by Holometrix for all corporate purposes as evidencing the ownership of shares of Holometrix as though said surrender and exchange had taken place.

             (d) After the Effective Date, the outstanding options and warrants to purchase capital stock of the Massachusetts corporation, and all rights in respect thereof, shall be converted to options and warrants to purchase shares of Holometrix Common Stock that each holder of such option and warrant would have become entitled to receive on the conversion, as set forth in subparagraph (c) above, had each such option and warrant been exercised immediately prior to the Effective Date, and each substitute option and warrant shall contain, as nearly as practical, the same terms and conditions as each such original option and warrant to purchase capital stock of the Massachusetts corporation.

                  FIFTH: The manner of converting the outstanding shares of the New Jersey corporation into shares of Holometrix shall be as follows:

             (a) Each share of Common Stock of the New Jersey corporation shall be exchanged and converted into 79.807 shares of Holometrix Common Stock (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.

             (b) After the Effective Date, each holder of an outstanding certificate or certificates representing shares of the New Jersey corporation shall surrender the same to Holometrix, and each holder shall be entitled upon such surrender to receive the number of shares of capital stock of Holometrix on the basis provided herein. Until so surrendered, the outstanding shares of capital stock of the New Jersey corporation to be converted into the stock of Holometrix, as provided herein, may be treated by Holometrix for all corporate purposes as evidencing the ownership of shares of Holometrix as though said surrender and exchange had taken place.

             (c) After the Effective Date, the outstanding options and warrants to purchase capital stock of the New Jersey corporation, and all rights in respect thereof, shall be converted to options and warrants to purchase shares of Holometrix Common Stock that each holder of such option and warrant would have become entitled to receive on the conversion, as set forth in subparagraph (c) above, had each such option and warrant been exercised immediately prior to the Effective Date, and each substitute option and





        warrant shall contain, as nearly as practical, the same terms and conditions as each such original option and warrant to purchase capital stock of the New Jersey corporation.

                  SIXTH:    On the Effective Date:

                  (1) The Constituent Corporations shall become a single corporation, which shall be the Delaware corporation, the Surviving Corporation, and the separate existence of the Massachusetts corporation and the New Jersey corporation shall cease.

                  (2) The Surviving Corporation shall be entitled to all the rights and assets and be subject to all the duties and liabilities of the Massachusetts corporation, the New Jersey corporation and the Delaware Corporation, to the full extent provided in Section 259 of the General Corporation Law of the State of Delaware, Section 80 of the Business Corporation Law of the Commonwealth of Massachusetts and Section 10-6 of the Business Corporation Act of the State of New Jersey. The officers and directors of the Massachusetts corporation, the officers and directors of the New Jersey corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the Massachusetts corporation and the New Jersey corporation or otherwise to execute and deliver all instruments and do anything else which the Surviving Corporation may request in order to perfect the transfer to it of all of the Massachusetts corporation's and the New Jersey corporation's rights and assets, or otherwise to carry out the purposes of this Agreement.

                  (3) The directors and officers of the Surviving Corporation in office on the Effective Date shall include the following persons in the following positions:

                  John E. Wolfe            President, Treasurer and
                                           Director

                  David J. Brown           Secretary


        and such directors and officers shall constitute the directors and officers of the Delaware corporation until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                  SEVENTH: This Plan and Agreement shall be submitted to the shareholders of each of the Constituent Corporations at meetings separately called for the purpose, and the merger shall become effective upon the approval of this Plan and Agreement by the requisite vote or consent of the shareholders of each of said corporations and the execution, acknowledgment, filing, issuance, and recording of such documents as may be required by the applicable Secretaries of State. The term "Effective Date", as used in this Plan and Agreement, means the latest point of time at





        which the Secretaries of State of Massachusetts, New Jersey and Delaware accept the Plan and Agreement for filing.

                  EIGHTH: Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement may be terminated and abandoned by the Board of Directors of any of the Constituent Corporations or Holometrix at anytime before the merger shall have otherwise become effective under the respective laws of such Constituent Corporation's state of incorporation.

                  IN WITNESS WHEREOF, the parties to this Plan and Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors, have caused these presents to be executed by the President and attested by the Secretary of each party hereto.

        (Corporate Seal)                   HOLOMETRIX ACQUISITION CORP.
                                           (a Delaware corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
        David J. Brown                        President
        Secretary

        (Corporate Seal)                   TYTRONICS INCORPORATED
                                           (a Massachusetts corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Clerk

        (Corporate Seal)                   NATIONAL METAL REFINING
                                           COMPANY
                                           (a New Jersey corporation)


        ATTEST:
                                           By:_____________________
        _________________________             Linda Dousis
                                              President
        Secretary

        (Corporate Seal)                   HOLOMETRIX, INC.
                                           (a Delaware corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Secretary






        THE ABOVE PLAN AND AGREEMENT OF MERGER having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, the Business Corporation Law of the Commonwealth of Massachusetts and the Business Corporation Act of the State of New Jersey, the President of each corporate party thereto does now hereby execute the said Plan and Agreement of Merger, and the Secretary of each corporate party thereto does now hereby attest the said Plan and Agreement of Merger under the corporate seals of the respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations on this __th day of October, 1997.

        (Corporate Seal)                   HOLOMETRIX ACQUISITION CORP.
                                           (a Delaware corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
        David J. Brown                        President
        Secretary

        (Corporate Seal)                   TYTRONICS INCORPORATED
                                           (a Massachusetts corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Clerk

        (Corporate Seal)                   NATIONAL METAL REFINING
                                           COMPANY
                                           (a New Jersey corporation)


        ATTEST:
                                           By:_____________________
        _________________________             Linda Dousis
                                              President
        Secretary

        (Corporate Seal)                   HOLOMETRIX, INC.
                                           (a Delaware corporation)

        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Secretary






                               CERTIFICATE OF MERGER



             I, David J. Brown, Secretary of Holometrix Acquisition Corp.,

        a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that a Plan and Agreement of Merger,

        after having been first duly signed on behalf of the said

        corporation, and having been signed on behalf of Tytronics

        Incorporated, a Massachusetts corporation, and having been signed on behalf of National Metal Refining Company, Inc., a New Jersey

        Corporation, was duly adopted pursuant to Section 228 of the

        General Corporation Law of the State of Delaware by the unanimous written consent of the stockholder holding 1,000 shares of the capital stock of the Delaware corporation, the same being all of the shares issued and outstanding of the Delaware corporation,

        which Plan and Agreement of Merger was thereby adopted as the act of the sole stockholder of said Holometrix Acquisition Corp., a

        Delaware corporation, and the duly adopted agreement and act of the said corporation.  Holometrix Acquisition Corp. is the surviving corporation, and the certificate of incorporation of said corporation, without amendment, shall be the certificate of incorporation of the surviving entity.  The executed Plan and

        Agreement of Merger is on file at the office of the surviving corporation, Holometrix Acquisition Corp., located at 25 Wiggins

        Avenue, Bedford, Massachusetts.  The surviving corporation will furnish a copy of the Plan and Agreement of Merger to any

        stockholder of Holometrix Acquisition Corp., Tytronics





        Incorporated or National Metal Refining Company, Inc., upon request.



             WITNESS my hand and the seal of said Holometrix Acquisition

        Corp., a Delaware corporation, on this __th day of October, 1997.



        (Corporate Seal)              __________________________________
                                                David J. Brown
                                                Secretary








































                                       -8-







        August 28, 1997



        Confidential
        Mr. John E. Wolfe
        President
        Holometrix, Inc.
        25 Wiggins Avenue
        Bedford, MA  01730-2323

        Dear Mr. Wolfe:

        On behalf of Holometrix, Inc. ("Holometrix"), you have requested Fechtor, Detwiler & Co., Inc. ("Fechtor, Detwiler") to provide an opinion, from a financial point of view, of the fair market values as of August 28, 1997 of the equity of Holometrix, Tytronics, Inc. ("Tytronics") and National Metal Refining Company, Inc. ("Nametre") and to opine on the fairness of the exchange ratios to be applied to the acquisitions of Tytronics and Nametre by Holometrix.

        Fechtor, Detwiler, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with initial public offerings, mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

        In forming our opinion, we have, among other things:

             1) Reviewed Forms 10-KSB for Holometrix for the fiscal years ending September 30, 1992 through September 30, 1996;

             2) Reviewed unaudited income statements and balance sheets prepared by management for Holometrix as a standalone business for the seven quarters ending on December 31, 1995 through June 30, 1997;

             3) Reviewed the minutes of the board of directors meeting of Holometrix dated March 13, 1997, which, among other things, detailed options and common shares authorized by the board;

             4) Reviewed audited financial statements for Tytronics for the fiscal years ending April 30, 1992 and 1993 and audited consolidated financial statements for the fiscal years ending September 30, 1995 and 1996;

             5) Reviewed unaudited financial statements for Tytronics for the fiscal years ending April 30, 1994 and 1995;

        John E. Wolfe, President
        Holometrix, Inc.
        Page 2


             6) Reviewed unaudited income statements and balance sheets prepared by management for Tytronics as a standalone business for the fiscal year ending April 30, 1995, for the five month period ending September 30, 1995, and for the fiscal year ending September 30, 1996;

             7) Reviewed schedules of Tytronics and Nametre shares, warrants and options outstanding, prepared by management;

             8) Reviewed audited financial statements for Nametre for the nine months ending September 30, 1996 and the fiscal year ending December 31, 1995;

             9) Reviewed unaudited financial statements for Nametre for the fiscal years ending December 31, 1990 through 1994;

             10) Reviewed unaudited income statements prepared by management for the three quarters ending June 30, 1997 for Holometrix, Tytronics and Nametre;

             11) Reviewed unaudited balance sheets prepared by management as of June 30, 1997 for Holometrix, Tytronics and Nametre;

             12) Reviewed forecasted income statement data prepared by management for the quarter ended September 30, 1997 and the fiscal years ending September 30, 1998 through 2002 for Holometrix, Tytronics and Nametre;

             13) Incorporated the effects of a $687,000 equity financing by Tytronics;

             14) Visited the facilities of Holometrix, Tytronics and Nametre and reviewed with management their operations, financial condition and future prospects;

             15) Reviewed other published information, performed certain financial analyses and considered other factors which we deemed relevant.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the information provided to us by Holometrix, Tytronics and Nametre, and we have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of Holometrix, Tytronics or Nametre.

        Subject to the foregoing and on the basis of our experience as investment bankers and our work described above, it is our opinion that the fair market values of the equity of Tytronics, Holometrix and Nametre as of August 28, 1997 are as follows:

                       Tytronics           $4,124,000
                       Holometrix          $1,839,000
                       Nametre             $1,432,000

        John E. Wolfe, President
        Holometrix, Inc.
        Page 3


        It is also our opinion that, relating to an acquisition of Tytronics and Nametre by Holometrix, the following exchange ratios are fair, from a financial point of view:

        Holometrix Common for Nametre Common Stock:            79.807
        Holometrix Common for Tytronics Common Stock:          231.402
        Holometrix Common for Tytronics Preferred Stock:       254.542

        We are pleased to have been of assistance to you in this matter.



                                           Very truly yours,

                                           Fechtor, Detwiler & Co., Inc.

                                            /s/ Joel F. Johnson

                                           Joel F. Johnson
                                           Senior Vice President
















        November 17, 1997



        We hereby consent to the use of our opinion dated August 28, 1997 regarding the proposed reorganization of Holometrix, Inc., Tytronics, Inc. and National Metal Refining Company, Inc. described in the proxy statement for the Special Meeting of Stockholders to be sent to the Stockholders in November 1997. We have previously been provided with copies of such proxy materials as filed by Holometrix, Inc. with the Securities and Exchange Commission.


                                           Fechtor, Detwiler & Co., Inc.

                                           /s/ Joel F. Johnson

                                           By: Joel F. Johnson
                                           Senior Vice President